Exhibit 10.97
EXECUTION VERSION

TRANSACTION AGREEMENT
dated as of
October 27, 2019,
by and among
ATHENE HOLDING LTD.,
APOLLO GLOBAL MANAGEMENT, INC.,
THE APOLLO OPERATING GROUP

3.13	No Broker’s Fees	A-10
3.14	No General Solicitation	A-11
3.15	No Integration; No Disqualifying Event	A-11
3.16	Compliance with Listing Requirements	A-11
3.17	Use of Form S-3	A-11
3.18	Required Vote	A-11
3.19	No Registration	A-11
3.20	Purchasing Intent	A-11
3.21	Sophistication; Investigation	A-11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF AGM		A-12
4.1	Organization and Qualification	A-12
4.2	Capitalization	A-12
4.3	Authorization, Execution and Delivery	A-13
4.4	No Conflict	A-13
4.5	Consents and Approvals	A-13
4.6	Issuance; Valid Issuance	A-13
4.7	Investment Company Act	A-13
4.8	Compliance with SEC Filings	A-14

4.9	Financial Statements	A-14
4.10	Absence of Certain Changes or Events	A-14
4.11	Litigation and Regulatory Proceedings	A-15
4.12	Compliance with Law	A-15
4.13	No Broker’s Fees	A-15
4.14	No General Solicitation	A-15
4.15	No Integration; No Disqualifying Event	A-15
4.16	Compliance with Listing Requirements	A-15

5.7	Conditional Right	A-20
5.8	Closing Agreements	A-20
5.9	Tax Classification	A-20
5.10	Tax Audits	A-21
5.11	Tax Cooperation	A-21
5.12	Apollo Exchange Agreement	A-21
5.13	Ownership of AGM Capital Stock	A-22
5.14	Class M Matters	A-22

ARTICLE VI CONDITIONS		A-22
6.1	Conditions Precedent to the Obligations of each Party	A-22
6.2	Conditions Precedent to the Obligations of AGM	A-22
6.3	Conditions Precedent to the Obligations of AHL	A-23

ARTICLE VII TERMINATION		A-23
7.1	Termination	A-23
7.2	Effects of Termination	A-24

ARTICLE VIII MISCELLANEOUS		A-24
8.1	Survival	A-24
8.2	Fees and Expenses	A-24
8.3	Entire Agreement	A-24
8.4	Further Assurances	A-24
8.5	Notices	A-25
8.6	Governing Law	A-26
8.7	Consent to Jurisdiction	A-26
8.8	Equitable Remedies	A-26
8.9	Amendments; Waivers	A-26
8.10	Construction	A-27

8.11	Counterparts	A-27
8.12	Third Party Beneficiaries	A-27
8.13	Binding Effect	A-27
8.14	Severability	A-27
8.15	Non-Recourse	A-27
8.16	Apollo Operating Group Indemnification of AGM	A-27

EXHIBITS
Exhibit A—AHL Shareholders Agreement
Exhibit B—Conditional Right Parties Shares
Exhibit C—Issued AOG Units
Exhibit D—Liquidity Agreement
Exhibit E—Registration Rights Agreement
Exhibit F—Amended and Restated Bye-Laws
Exhibit G—Specified Parties

TRANSACTION AGREEMENT
This TRANSACTION AGREEMENT (this “Agreement”), dated as of October 27, 2019, by and among Athene Holding Ltd., a Bermuda exempted company (“AHL”), Apollo Global Management, Inc., a Delaware corporation (“AGM”) and each Person identified on the signature pages hereto as a member of the Apollo Operating Group.
BACKGROUND
WHEREAS, AHL wishes to contribute to the Apollo Operating Group, upon the terms and subject to the conditions stated in this Agreement, the Contributed AHL Shares.
WHEREAS, the Apollo Operating Group wishes to issue to AHL (or its applicable Subsidiary or other designee), upon the terms and subject to the conditions stated in this Agreement, the Issued AOG Units (as defined below).
WHEREAS, the Apollo Operating Group wishes to purchase, and AHL wishes to sell, upon the terms and subject to the conditions stated in this Agreement, the Purchased AHL Shares (as defined below).
NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:
“Adverse AHL Recommendation” has the meaning set forth in Section 5.4(a).
“Affiliate” means in the case of a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person; provided, that none of AGM, the Apollo Operating Group or their respective Subsidiaries will be deemed Affiliates of AHL or its Subsidiaries for purposes of this Agreement.
“AGM” has the meaning set forth in the Preamble.
“AGM Common Stock” means the Class A common stock, $0.00001 par value per share, of AGM.
“AGM SEC Documents” has the meaning set forth in Section 4.8.
“Agreement” has the meaning set forth in the Preamble.
“AHL” has the meaning set forth in the Preamble.
“AHL Class B Common Shares” means the Class B Common Shares, $0.001 par value per share, of AHL.
“AHL Common Shares” means the Class A Common Shares, $0.001 par value per share, of AHL.

“AHL Recommendation” has the meaning set forth in Section 3.3.

“AHL SEC Documents” has the meaning set forth in Section 3.8.
“AHL Shareholders Agreement” means the Shareholders Agreement of AHL, by and among AHL and the other parties thereto in substantially the form of Exhibit A.
“AHL Shareholders Meeting” has the meaning set forth in Section 5.2(a).
“Amended and Restated Bye-Laws” has the meaning set forth in Section 5.6.
“Antitrust Laws” means all Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or significant impediments or lessening of competition or the creation or strengthening of a dominant position through merger or acquisition, in any case that are applicable to the Transactions.
“Apollo Exchange Agreement” means the Sixth Amended and Restated Exchange Agreement, dated as of September 5, 2019, by and among AGM and the other parties thereto, as it may be amended.
“Apollo Operating Group” means the Persons listed on Exhibit C.
“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act; provided, however, that beneficial ownership shall be deemed to exclude the Conditional Right Shares, except to the extent such Conditional Right Shares are issued, outstanding and paid for pursuant to the exercise of the Conditional Right.
“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or Bermuda or any day on which banking institutions in The State of New York are authorized or required by Law or other governmental action to close.
“Bye-law Amendments” has the meaning set forth in Section 3.3.
“Cash Purchase Price” means $350,000,000.
“Class M Holder Letter Agreements” has the meaning set forth in Section 5.15.
“Closing” means the consummation of the transactions described in Section 2.1.
“Closing Agreements” means the Liquidity Agreement, the AHL Shareholders Agreement and the Registration Rights Agreement.
“Closing AHL Shares” means the Contributed AHL Shares and the Purchased AHL Shares.
“Closing Date” has the meaning set forth in Section 2.1.
“Conditional Right” has the meaning set forth in Section 5.7(a).
“Conditional Right Parties Shares” means the number of AHL Shares that AGM can reasonably demonstrate with documentary or other evidence to the reasonable satisfaction of AHL are beneficially owned in the aggregate by AGM, the controlled Affiliates of AGM and the Persons set forth on Exhibit B, including AHL Shares to which such Persons have been granted a valid proxy.

“Conditional Right Price” means a price per AHL Common Share equal to the VWAP for an AHL Common Share for the 30 calendar day period ending on the date that AGM delivers its Exercise Notice to AHL under Section 5.7(b).

A-2
“Conditional Right Shares” has the meaning set forth in Section 5.7(a).
“Contributed AHL Shares” means 27,959,184 AHL Common Shares to be exchanged in the Transactions.
“control” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for AHL Common Shares.
“Disclosure Schedule” means the disclosure schedule delivered by the parties concurrently with this Agreement.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.
“Exercise Notice” has the meaning set forth in Section 5.7(b).
“Fund” means any separate account, client (other than AHL and its Subsidiaries), investment vehicle or similar entity sponsored, advised or managed, directly or indirectly, by AGM or any of its Subsidiaries.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation or articles of organization.
“Governmental Entity” means any federal, state, local, municipal or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority (including the NYSE and FINRA—Financial Industry Regulatory Authority), instrumentality, agency, commission or body.
“Investment” means any investment (or similar term describing the results of the deployment of capital) as defined in the governing document of any Fund.
“Intended Tax Treatment” has the meaning set forth in Section 2.4.
“ISG” has the meaning set forth in Section 5.11.
“Issued AOG Units” means 29,154,519 Operating Group Units to be issued in the Transactions (in accordance with the allocations designated in writing by AHL to AGM pursuant to Section 2.1(a)(ii)), as further described on Exhibit C.
“Issuer” has the meaning set forth in Section 5.5(a).

“knowledge” shall mean with respect to (i) AHL, the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of AHL after due inquiry and (ii) AGM, the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of AGM after due inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Legend” has the meaning set forth in Section 5.5(a).
“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.
“Liquidity Agreement” means the Liquidity Agreement, to be dated as of the Closing Date, by and among AGM, AHL and the other parties thereto, in substantially the form of Exhibit D.
“Material Adverse Effect” means, with respect to any Person, any change, effect, event, circumstance, occurrence or state of facts that either alone or in combination with any other effect has, or would reasonably be expected to have, a materially adverse effect in relation to the condition (financial or otherwise), properties, assets, liabilities, business, operations, or results of operations of such Person and its Subsidiaries (other than, in the case of AGM, any Portfolio Companies), taken as a whole or the ability of such Person and its Subsidiaries to perform their respective obligations hereunder or to consummate the Transactions, other than any change, effect, event, circumstance, occurrence or state of facts to the extent relating to (i) changes in general economic conditions or the credit, financial or capital markets, including changes in interest or exchange rates; (ii) changes in general conditions in any industry in which such Person and it its Subsidiaries operate or participate; (iii) the announcement, pendency or anticipated consummation of the Transactions; (iv) any failure, in and of itself, by such Person or its Subsidiaries or Affiliates to meet any analyst projections or any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics before, on or after the date of this Agreement (provided, that the underlying factors contributing to such failure shall not be deemed excluded unless such underlying factors would otherwise be excepted from this definition); (v) changes in general legal, regulatory or political conditions after the date of this Agreement; (vi) changes in GAAP or applicable Law or the interpretation thereof after the date of this Agreement; (vii) actions taken by such Person or its Subsidiaries and Affiliates as expressly required by this Agreement; (viii) any natural or man-made disaster; or (ix) any pandemic, act of terrorism, sabotage, military action or war, or any escalation or worsening thereof; provided that with respect to clauses (i), (ii), (v), (vi) and (viii), such change, effect, event, circumstance, occurrence or state of facts does not materially disproportionately affect the relevant party to this Agreement relative to other companies operating in the industry in which such party and its Subsidiaries operate.
“NYSE” means the New York Stock Exchange.
“Operating Group Units” refers to units in the Apollo Operating Group, with each such unit representing one (1) limited partnership interest or limited liability company interest, as applicable, in each of the limited partnerships or limited liability companies that comprise the Apollo Operating Group.
“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator of applicable jurisdiction.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
“Portfolio Companies” means any Person in which any Fund owns or has made, directly or indirectly, an Investment.
“Proceeding” has the meaning set forth in Section 8.7.

“Proxy Statement” has the meaning set forth in Section 5.2(a).

“Purchased AHL Shares” means 7,575,758 AHL Common Shares to be sold in the Transactions.
“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, agreed to by AGM, and AHL in substantially the form of Exhibit E.
“Registration Statement” means any registration statement filed with, or to be filed with, the SEC under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.
“Selected Court” has the meaning set forth in the Section 8.7.
“Share Transactions” has the meaning set forth in Section 3.3.
“Special Committee” means the special committee of the AHL board of directors, consisting of independent directors, which was formed in connection with the Transactions.
“Specified Party” means the Persons set forth on Exhibit G and their Controlled Affiliates. For the avoidance of doubt, Specified Parties may include Portfolio Companies or Funds.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, in each case, is owned, directly or indirectly, by such Person.
“Transaction Documents” means this Agreement, the Closing Agreements and each of the other agreements or instruments entered into or executed by the parties hereto in connection with the Transactions.
“Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.
“VWAP” means with respect to any publicly traded equity security, the volume weighted average price of such equity security over a specified period of time as reported by Bloomberg (or its equivalent, nationally recognized successor if Bloomberg ceases to provide such reports).
1.2    Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:
(a)    the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)    defined terms include the plural as well as the singular and vice versa;
(c)    words importing gender include all genders;

(d)    a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made thereunder;

(e)    any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement;
(f)    any reference to “day” or “month” means a calendar day or a calendar month;
(g)    any reference to a “day” means the whole of such day, being the period of 24 hours running from midnight to midnight;
(h)    references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits of and to this Agreement;
(i)    the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;
(j)    the word “or” shall be disjunctive but not exclusive;
(k)    unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include such party’s successors and permitted assigns; and
(l)    references to “$” or “dollars” shall mean “United States dollars”.
ARTICLE II
TRANSACTIONS
2.1    Closing.
(a)    Subject to the terms and conditions set forth in this Agreement, at the Closing:
(i)    Each Person comprising the Apollo Operating Group shall issue that number (calculated in accordance with the terms of this Agreement) of Issued AOG Units to a newly formed wholly owned Cayman limited liability company of such member of the Apollo Operating Group (each a “New AOG Subsidiary,” and together the “New AOG Subsidiaries”) in exchange for interests in such New AOG Subsidiary.
(ii)    (A) AHL shall issue and transfer or cause a Subsidiary of AHL to transfer the Contributed AHL Shares (calculated in accordance with the terms of this Agreement) to the New AOG Subsidiaries in accordance with the allocations designated on Schedule 2.1(a)(ii)(A) (which schedule may be amended upon notice in writing by AGM to AHL at least two (2) Business Days prior to the Closing so long as such amendments do not give rise to any governmental approval, consents or authorizations that would reasonably be expected to materially delay the Closing), and, in exchange therefor (B) each New AOG Subsidiary shall transfer the Issued AOG Units issued to such New AOG Subsidiary pursuant to Section 2.1(a)(i) to AHL or Subsidiaries of AHL in accordance with the allocations designated on Schedule 2.1(a)(ii)(B) (which schedule may be amended upon notice in writing by AHL to AGM at least two (2) Business Days prior to the Closing so long as such amendments do not give rise to any governmental approval, consents or authorizations that would reasonably be expected to materially delay the Closing); and

(iii)    (A) AGM or members of the Apollo Operating Group shall pay, or cause to be paid, the Cash Purchase Price (which payment(s), for the avoidance of doubt, may be made by such Persons in any proportions as may be determined by AGM in its sole discretion) to AHL or a Subsidiary of AHL designated in writing by AHL to AGM prior to the Closing and, in exchange therefor, (B) AHL shall issue and sell or cause such Subsidiary to sell the corresponding portion of the Purchased AHL Shares to such members of the Apollo Operating Group in amounts designated on Schedule 2.1(a)(iii) (which schedule may be amended upon notice in writing by AGM to AHL at least two (2) Business Days prior to the Closing so long as such amendments do not give rise to any governmental approval, consents or authorizations that would reasonably be expected to materially delay the Closing).
(b)    The date and time of the Closing shall be at 10:00 a.m., New York City Time, on the second Business Day after the satisfaction or waiver of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), or such other date as is mutually agreed upon in writing by AHL and AGM (the “Closing Date”); provided that, notwithstanding anything contained in this Agreement to the contrary, without the prior written consent of AHL and AGM, in no event shall the Closing occur prior to January  6, 2020. The Closing shall take place at the offices of AGM’s legal counsel.
2.2     Closing Deliverables.
(a)    At the Closing, AHL shall deliver, or cause to be delivered, to the members of the Apollo Operating Group a certificate or certificates representing the Closing AHL Shares or evidence of the issuance of book-entry shares representing the Closing AHL Shares reasonably satisfactory to AGM, in either case, registered to the Persons as designated in writing by AGM to AHL prior to the Closing in accordance with Section 2.1(a).
(b)    At the Closing, the members of the Apollo Operating Group shall pay, or cause to be paid, to AHL the aggregate Cash Purchase Price, by wire transfer to an account designated in writing to AGM by AHL for such purpose.
(c)    At the Closing, the members of the Apollo Operating Group shall deliver, or cause to be delivered, to AHL certificates representing the Issued AOG Units or evidence of the issuance of book-entry interests representing the Issued AOG Units reasonably satisfactory to AHL, in either case, registered to AHL or Subsidiaries of AHL in accordance with the allocations designated in writing by AHL to AGM at least two (2) Business Days prior to the Closing.
2.3    Anti-Dilution. The Closing AHL Shares and the Issued AOG Units shall be appropriately adjusted to take into account any stock split, stock dividend, combination, reverse stock split, recapitalization, or similar change in AHL Common Shares or Operating Group Units, as the case may be, which may occur between the date of execution of this Agreement and the Closing. For the avoidance of doubt, none of the Transactions contemplated by the Transaction Documents shall trigger any adjustment under this Section 2.3.
2.4    Intended Tax Treatment. The parties hereto intend that each transfer of Contributed AHL Shares by AHL to each New AOG Subsidiary in exchange for Issued AOG Units described in Section 2.1(a) shall be treated as a contribution and exchange of such Contributed AHL Shares for an interest in the member of the Apollo Operating Group that owns such New AOG Subsidiary, which contribution and exchange is described in Section 721 of the Internal Revenue Code of 1986, as amended, for U.S. federal, state and local income tax purposes (the “Intended Tax Treatment”). The parties hereto shall file all U.S. federal, state and local tax returns in a manner consistent with the Intended Tax Treatment. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement will result in a “revaluation of partnership property” with respect to each member of the Apollo Operating Group as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF AHL

Except as (a) otherwise disclosed or modified by the Disclosure Schedule, or (b) as otherwise disclosed in the AHL SEC Documents (other than (i) any information that is contained solely in the “Risk Factors” section of such AHL SEC Documents, except to the extent such information in “Risk Factors” consists of factual historical statements, and (ii) any forward-looking statements contained in such AHL SEC Documents or other disclosures that are predictive, cautionary or forward-looking in nature), AHL hereby represents and warrants to AGM, as of the date hereof and as of the Closing Date, as follows:
3.1    Organization and Qualification. AHL has been incorporated and is validly existing as a corporation in good standing under the Laws of Bermuda, has the corporate power and authority to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AHL.
3.2    Capitalization.
(a)    As of the date hereof, the authorized capital stock of AHL consists of (i) 425,000,000 AHL Class A Common Shares, (ii) 325,000,000 AHL Class B Common Shares, (iii) 7,109,560 Class M-1 Common Shares, (iv) 5,000,000 Class M-2 Common Shares, (v) 7,500,000 Class M-3 Common Shares, and (vi) 7,500,000 Class M-4 Common Shares. As of October 23, 2019, (A) except as set forth on Schedule 3.2, 143,947,935 AHL Class A Common Shares were issued and outstanding, (B) 25,433,465 AHL Class B Common Shares were issued and outstanding, (C) 3,273,390 Class M-1 Common Shares were issued and outstanding, (D) 841,011 Class M-2 Common Shares were issued and outstanding, (E) 1,000,000 Class M-3 Common Shares were issued and outstanding, and (F) 3,971,030 Class M-4 Common Shares were issued and outstanding. As of October 23, 2019, there were (x) outstanding stock options to acquire 1,425,154 AHL Class A Common Shares, (y) outstanding restricted stock units covering 632,636 AHL Class A Common Shares and (z) outstanding restricted stock units covering 13,951 Class M-4 Common Shares. Except as set forth in the preceding sentences of this Section 3.2, as of October 23, 2019, there are no outstanding shares of capital stock of, or other equity or voting interest in AHL and no outstanding options, warrants, rights or other commitments or agreements to acquire from AHL, or that obligates AHL to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, AHL. As of the date hereof there have been no changes to the capitalization set forth in the preceding sentences of this Section 3.2 since October 23, 2019 other than de minimis changes (except for the Class M-1, M-2, M-3 and M-4 Shares of which, as of the date hereof, there has been no change to the capitalization set forth in the preceding sentences of this Section 3.2).
(b)    Except as set forth on Schedule 3.2, AHL or one or more of its direct or indirect Subsidiaries owns the common stock, membership interests or other ownership interests, as applicable, in each of its Subsidiaries free and clear of all Liens, encumbrances and adverse claims, except for such Liens, encumbrances and adverse claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AHL.
3.3    Authorization, Execution and Delivery. AHL has requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. On or prior to the date of this Agreement, the Special Committee has recommended the Transaction to the AHL board of directors, and the disinterested members of the AHL board of directors have (i) approved this Agreement and the other Transaction Documents and the Transactions; (ii) determined that the terms of this Agreement and the other Transaction Documents and the Transactions, including the issuances of AHL Common Shares contemplated by this Agreement and the AHL Shareholders Agreement (the “Share Transactions”), are in the best interests of AHL and its shareholders; (iii) directed that the proposed Bye-law amendments contemplated by the Amended and Restated Bye-Laws (the “Bye-law Amendments”) and the Share Transactions be submitted to the shareholders of AHL for approval; (iv) resolved to recommend approval of the Bye-law Amendments and the Share Transactions by AHL’s shareholders (the “AHL Recommendation”); and (v) declared that this Agreement and the other Transaction

Documents and the Transactions, including the Share Transactions, are advisable. Subject to receipt of the Required Vote as described in Section 3.18, no other corporate proceedings on the part of AHL are necessary to authorize the Transactions. This Agreement has been executed and delivered by AHL.
3.4    No Conflict. Neither the offer and sale of the Closing AHL Shares or the Conditional Right Shares nor the execution and delivery by AHL of, and the performance by AHL of its obligations under, this Agreement will result in a violation or default of, or the imposition of any Lien upon any property or assets of AHL or any of its Subsidiaries pursuant to (a) any provision of applicable Law, (b) the memorandum of association or bye-laws of AHL, (c) the Governing Documents of any Subsidiary of AHL, (d) any agreement or other instrument binding upon AHL or any Subsidiary of AHL or (e) any Order of any Governmental Entity, agency or court having jurisdiction over AHL or any of its Subsidiaries or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AHL.
3.5    Consents and Approvals. Except as set forth on Schedule 3.5, no consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity by AHL is required in connection with the Transactions, except such as may be required under the Exchange Act, the Securities Act or “Blue Sky” Laws. Except as set forth on Schedule 3.5, no consent, approval, or authorization of any other Person is required to be obtained by AHL in connection with the Transactions, except for any such consent, approval or authorization that would not reasonably be expected to have a Material Adverse Effect on AHL.
3.6    Issuance; Valid Issuance. The Closing AHL Shares and Conditional Right Shares to be issued pursuant to the terms of this Agreement will, when issued, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and the Closing AHL Shares and Conditional Right Shares will be free and clear of all Liens, preemptive rights, subscription and similar rights (other than transfer restrictions imposed under the Transaction Documents or by applicable Law). Assuming the accuracy of the representations and warranties of AGM set forth in Article IV, it is not necessary in connection with the issuance and sale of the Closing AHL Shares or the Conditional Right Shares in the manner contemplated by this Agreement to register such issuance and sale under the Securities Act.
3.7    Investment Company Act. AHL is not an “investment company” within the meaning of the Investment Company Act of 1940.
3.8    Compliance with SEC Filings.
(a)    AHL has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2018 through the date hereof (such documents together with all other forms, documents and reports filed or furnished by AHL with the SEC, including the exhibits thereto and documents incorporated by reference therein, collectively, the “AHL SEC Documents”). As of their respective filing dates or, if amended, as of the date of filing such amendment, the AHL SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the AHL SEC Documents included, as of their respective filing dates, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved SEC comments in relation to the AHL SEC Documents and no pro forma financial statements are required to be included in the AHL SEC Documents.

(b)    AHL maintains (i) systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or Persons performing similar functions, sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by AHL in reports that it files with the SEC pursuant to the SEC’s rules and forms is so disclosed and includes controls and procedures designed to ensure that such information is accumulated and communicated to AHL’s management as appropriate to allow timely decisions regarding required disclosure, and conclusions regarding the effectiveness of such disclosure controls and procedures as set forth in the AHL SEC Documents were accurate as of the times therein indicated. Conclusions regarding the effectiveness of AHL’s internal control over financial reporting as set forth in the AHL SEC Documents were accurate as of the times therein indicated.
3.9    Financial Statements. The audited financial statements and unaudited financial statements (including all related notes and schedules) of AHL included in the AHL SEC Documents complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of AHL and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to AHL), and were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved.
3.10    Absence of Certain Changes or Events. Since the date of the most recent balance sheet included in the AHL SEC Documents and after giving effect to the Transactions, there has not occurred any Material Adverse Effect with respect to AHL. As of the date hereof, no stop order suspending the effectiveness of any Registration Statement of AHL is in effect, and no Proceedings for such purpose are pending before or, to the knowledge of AHL, threatened by the SEC.
3.11    Litigation and Regulatory Proceedings. Except as set forth on Schedule 3.11, there are no legal or governmental claims, actions, suits, arbitrations or similar Proceedings pending or, to the knowledge of AHL, threatened, to which AHL or any of its Subsidiaries is a party or to which any of the properties of AHL or any of its Subsidiaries are subject wherein an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on AHL.
3.12    Compliance with Law. AHL and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with and not in default under or in violation of any Law, except as where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AHL. Since January 1, 2018, neither AHL nor any of its Subsidiaries have received any notice or other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AHL.
3.13    No Broker’s Fees. AHL is not a party to any contract with any Person that would give rise to a valid claim against AGM for a brokerage commission, finder’s fee or like payment in connection with the Transactions.

3.14    No General Solicitation. Neither AHL, nor any of its officers, directors, managers, members, employees, agents, stockholders, partners or Affiliates has either directly or indirectly engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Closing AHL Shares or the Conditional Right Shares.
3.15    No Integration; No Disqualifying Event. Neither AHL nor, to AHL’s knowledge, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of AHL or solicited any offers to buy any security, under circumstances that would adversely affect reliance by AHL on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the Transactions or that would require such registration under the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act is applicable to AHL.

3.16    Compliance with Listing Requirements. The AHL Common Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NYSE. AHL is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its AHL Common Shares thereon. AHL has not received any notification that the NYSE is contemplating delisting the AHL Common Shares from the NYSE.
3.17    Use of Form S-3. AHL is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and meets the registration and transaction requirements for use of the Registration Statement on Form S-3 for the registration of the resale of the AHL Common Shares issued pursuant to this Agreement.
3.18    Required Vote. The affirmative vote of a majority of the votes cast by the holders of the AHL Common Shares and AHL Class B Common Shares (voting as a single class) at a meeting is required in connection with the Share Transactions and the affirmative vote of (a) the holders of capital stock of AHL holding at least a majority of the aggregate voting power of the AHL Common Shares and AHL Class B Common Shares (voting as a single class), (b) the majority of the total outstanding AHL Class B Common Shares and (c) the holders of capital stock of AHL holding at least a majority of the aggregate voting power of the AHL Class M-1, M-2, M-3 and M-4 Shares (each voting as a single class) are required in connection with the amendment and restatement of the bye-laws of AHL contemplated by this Agreement (collectively, the “Required Vote”) and no other vote or consent of the holders of any class or series of capital stock of AHL is necessary to approve this Agreement or any of the Transactions.
3.19    No Registration. AHL understands that (a) the Issued AOG Units have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of AHL’s representations as expressed herein or otherwise made pursuant hereto and (b) the Issued AOG Units cannot be sold unless subsequently registered under the Securities Act or an exemption from registration is available.
3.20    Purchasing Intent. AHL is acquiring the Issued AOG Units for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and AHL has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.
3.21    Sophistication; Investigation.
(a)    AHL has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Issued AOG Units. AHL is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. AHL understands and is able to bear any economic risks associated with its investment in the Issued AOG Units (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Issued AOG Units). Except for the representations and warranties expressly set forth in this Agreement, AHL has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the Transactions with a full understanding, based exclusively on its own independent review, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties, either expressed or implied, by or on behalf of AGM.
(b)    AHL acknowledges and understands that AGM has not been requested to provide, and has not provided, AHL with any advice with respect to the Issued AOG Units, and such advice is neither necessary nor desired.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF AGM

Except as (a) otherwise disclosed or modified by the Disclosure Schedule, or (b) as otherwise disclosed in the AGM SEC Documents (other than (i) any information that is contained solely in the “Risk Factors” section of such AGM SEC Documents, except to the extent such information in “Risk Factors” consists of factual historical statements, and (ii) any forward-looking statements contained in such AGM SEC Documents or other disclosures that are predictive, cautionary or forward-looking in nature), AGM hereby represents and warrants to AHL, as of the date hereof and as of the Closing Date, as follows:
4.1    Organization and Qualification. AGM and each member of the Apollo Operating Group is a legal entity organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the Laws of its jurisdiction of incorporation or organization, has the requisite power and authority (corporate or otherwise) to own, lease or operate its property and to conduct its business in which it is currently engaged and presently proposes to engage and is qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that any such failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AGM.
4.2    Capitalization.
(a)    As of the date hereof, the authorized capital stock of AGM consists of (i) 90,000,000,000 shares of AGM Common Stock, (ii) 999,999,999 shares of Class B Common Stock, (iii) 1 share of Class C Common Stock, (iv) 11,000,000 shares of Series A Preferred Stock, (v) 12,000,000 shares of Series B Preferred Stock. As of October 23, 2019, (A) 222,402,725 shares of AGM Common Stock were issued and outstanding, (B) 1 share of Class B Common Stock was issued and outstanding, (C) 1 share of Class C Common Stock was issued and outstanding, (D) 11,000,000 shares of Series A Preferred Stock were issued and outstanding, (E) 12,000,000 shares of Series B Preferred Stock were issued an outstanding, and (F) 402,764,033 Operating Group Units were outstanding. As of October 23, 2019, there were (x) outstanding stock options to acquire 200,0000 shares of AGM Common Stock and (y) outstanding restricted share units covering 11,983,008 shares of AGM Common Stock. Except as set forth in the preceding sentences of this Section 4.2, as of October 23, 2019, there are no outstanding shares of capital stock of, or other equity or voting interest in AGM and no outstanding options, warrants, rights or other commitments or agreements to acquire from AGM, or that obligates AGM to issue, any capital stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of capital stock of, or other equity or voting interest in, AGM. As of the date hereof there have been no changes to the capitalization set forth in the preceding sentences of this Section 4.2 since October 23, 2019 other than de minimis changes.

(b)    The capitalization of each member of the Apollo Operating Group as of the date hereof is set forth on Section 4.2(b) of the Disclosure Schedule.
(c)    AGM or one or more of its direct or indirect Subsidiaries owns the common stock, membership interests or other ownership interests, as applicable, in each of its Subsidiaries free and clear of all Liens, encumbrances and adverse claims, except for such Liens, encumbrances and adverse claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AGM.
(d)    No member of the Apollo Operating Group owns capital stock of AGM.
4.3    Authorization, Execution and Delivery. Each of AGM and each member of the Apollo Operating Group has the requisite power and authority (corporate or otherwise) to enter into this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly authorized by the board of directors of AGM and the requisite corporate proceedings of each member of the Apollo Operating Group and no other corporate proceedings on the part of AGM or any member of the Apollo Operating Group are necessary to authorize the Transactions. This Agreement has been executed and delivered by AGM.
4.4    No Conflict. Neither the offer and sale of the Issued AOG Units nor the execution and delivery by AGM and each member of the Apollo Operating Group of, and the performance by AGM and each member of the Apollo

Operating Group of their respective obligations under, this Agreement will result in a violation or default of, or the imposition of any Lien upon any property or assets of AGM or any of its Subsidiaries pursuant to (a) any provision of applicable Law, (b) the certificate of incorporation or bylaws of AGM or the Governing Documents of any member of the Apollo Operating Group, (c) the Governing Documents of any Subsidiary of AGM or any member of the Apollo Operating Group, (d) any agreement or other instrument binding upon AGM, any member of the Apollo Operating Group or any of their respective Subsidiaries or (e) any Order of any Governmental Entity, agency or court having jurisdiction over AGM, any member of the Apollo Operating Group or any of their respective Subsidiaries or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or Lien that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AGM.
4.5    Consents and Approvals. The Class C Stockholder (as defined in the Certificate of Incorporation of AGM) has duly approved the Transaction, and, except as set forth on Schedule 4.5, no other consent, approval, authorization, Order, registration, qualification or filing of or with any Governmental Entity by AGM or any member of the Apollo Operating Group, including any shareholder approvals, is required in connection with the Transactions, except such as may be required under the Exchange Act, the Securities Act or “Blue Sky” Laws. Except for the approval of the Class C Stockholder, no consent, approval, or authorization of any other Person is required to be obtained by AGM or any member of the Apollo Operating Group in connection with the Transactions, except for any such consent, approval or authorization that would not reasonably be expected to have a Material Adverse Effect on AGM.
4.6    Issuance; Valid Issuance. The Issued AOG Units to be issued pursuant to the terms of this Agreement will, when issued, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and the Issued AOG Units will be free and clear of all Liens, preemptive rights, subscription and similar rights (other than restrictions imposed under the Transaction Documents or by applicable Law). Assuming the accuracy of the representations and warranties of AHL set forth in Article III, it is not necessary in connection with the issuance and sale of the Issued AOG Units in the manner contemplated by this Agreement to register such issuance and sale under the Securities Act.
4.7    Investment Company Act. Neither AGM nor any member of the Apollo Operating Group is an “investment company” within the meaning of the Investment Company Act of 1940.

4.8    Compliance with SEC Filings.
(a)    AGM has timely filed or furnished all forms, documents and reports required to be filed or furnished by it with the SEC since January 1, 2018 through the date hereof (such documents together with all other forms, documents and reports filed or furnished by AGM with the SEC, including the exhibits thereto and documents incorporated by reference therein, collectively, the “AGM SEC Documents”). As of their respective filing dates or, if amended, as of the date of filing such amendment, the AGM SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations promulgated thereunder, and none of the AGM SEC Documents included, as of their respective filing dates, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no outstanding or unresolved SEC comments in relation to the AGM SEC Documents and no pro forma financial statements are required to be included in the AGM SEC Documents.
(b)    AGM maintains (i) systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or Persons performing similar functions, sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by AGM in reports that it files with the SEC pursuant to the SEC’s rules and forms is so disclosed and includes controls and procedures designed to ensure that such information is accumulated and communicated to AGM’s management as appropriate to allow timely decisions regarding required disclosure, and conclusions regarding the effectiveness of such disclosure controls and procedures as set forth in the AGM SEC Documents were accurate as of the times therein indicated. Conclusions regarding the effectiveness of AGM’s internal control over financial reporting as set forth in the AGM SEC Documents were accurate as of the times therein indicated.
4.9    Financial Statements. The audited financial statements and unaudited financial statements (including all related notes and schedules) of AGM included in the AGM SEC Documents complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the consolidated financial position of AGM and its consolidated Subsidiaries, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to AGM), and were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved. The unaudited financial information of the Apollo Operating Group included in the AGM SEC Documents as an “Unaudited Reconciliation of Financial Data” fairly present in all material respects the consolidated financial position of the Apollo Operating Group, as of the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods reflected therein.
4.10    Absence of Certain Changes or Events. Since the date of the most recent balance sheet included in the AGM SEC Documents and after giving effect to the Transactions, there has not occurred any Material Adverse Effect with respect to AGM. As of the date hereof, no stop order suspending the effectiveness of any Registration Statement of AGM is in effect, and no Proceedings for such purpose are pending before or, to the knowledge of AGM, threatened by the SEC.

4.11    Litigation and Regulatory Proceedings. There are no legal or governmental claims, actions, suits, arbitrations or similar Proceedings pending or, to the knowledge of AGM, threatened, to which AGM or any of its Subsidiaries is a party or to which any of the properties of AGM or any of its Subsidiaries are subject wherein an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on AGM.
4.12    Compliance with Law. AGM and each of its Subsidiaries are, and since January 1, 2018 have been, in compliance with and not in default under or in violation of any Law, except as where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AGM. Since January 1, 2018, neither AGM nor any of its Subsidiaries have received any notice or other communication from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on AGM.
4.13    No Broker’s Fees. AGM is not a party to any contract with any Person that would give rise to a valid claim against AHL for a brokerage commission, finder’s fee or like payment in connection with the Transactions.
4.14    No General Solicitation. Neither AGM, nor any of its officers, directors, managers, members, employees, agents, stockholders, partners or Affiliates has either directly or indirectly engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Issued AOG Units to AHL.
4.15    No Integration; No Disqualifying Event. Neither AGM nor, to AGM’s knowledge, any of its Affiliates or any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security of AGM or solicited any offers to buy any security, under circumstances that would adversely affect reliance by AGM on Section 4(a)(2) of the Securities Act for the exemption from the registration requirements imposed under Section 5 of the Securities Act for the Transactions or that would require such registration under the Securities Act. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) under the Securities Act is applicable to AGM.
4.16    Compliance with Listing Requirements. The AGM Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NYSE. AGM is in compliance in all material respects with the listing and listing maintenance requirements of the NYSE applicable to it for the continued trading of its AGM Common Stock thereon. AGM has not received any notification that the NYSE is contemplating delisting the AGM Common Stock from the NYSE.
4.17    Use of Form S-3. AGM is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act and meets the registration and transaction requirements for use of the Registration Statement on Form S-3.
4.18    No Registration. AGM understands that (a) neither the Closing AHL Shares nor the Conditional Right Shares have been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of AGM’s representations as expressed herein or otherwise made pursuant hereto and (b) neither the Closing AHL Shares nor the Conditional Right Shares can be sold unless subsequently registered under the Securities Act or an exemption from registration is available.
4.19    Purchasing Intent. AGM is acquiring the AHL Common Shares issued pursuant to this Agreement for its own account or accounts or funds over which it holds voting discretion, not otherwise as a nominee or agent, and not otherwise with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and AGM has no present intention of selling, granting any other participation in, or otherwise distributing the same, except in compliance with applicable securities Laws and subject to compliance with the provisions hereof.

4.20    Sophistication; Investigation.
(a)    AGM and the Apollo Operating Group have such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Closing AHL Shares and the Conditional Right Shares. AGM is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. AGM understands and is able to bear any economic risks associated with its investment in the Closing AHL Shares and Conditional Right Shares (including the necessity of holding such shares for an indefinite period of time and including an entire loss of its investment in the Closing AHL Shares and Conditional Right Shares). Except for the representations and warranties expressly set forth in this Agreement, AGM has independently evaluated the merits and risks of its decision to enter into this Agreement, is consummating the Transactions with a full understanding, based exclusively on its own independent review, of all of the terms, conditions and risks and willingly assumes those terms, conditions and risks, and disclaims reliance on any representations or warranties, either expressed or implied, by or on behalf of AHL.
(b)    AGM acknowledges and understands that AHL has not been requested to provide, and has not provided, AGM with any advice with respect to the Closing AHL Shares or Conditional Right Shares, and such advice is neither necessary nor desired.
4.21    Information Supplied. The information to be supplied by or on behalf of AGM for inclusion or incorporation by reference in the Proxy Statement, on the date the Proxy Statement, or any amendment or supplement thereto, is first published, sent or given to the shareholders of AHL, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they shall be made, not misleading. Notwithstanding the foregoing, AGM makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of AHL for inclusion or incorporation by reference in the Proxy Statement.

4.22    Tax Classification. Each member of the Apollo Operating Group is properly classified as a partnership for U.S. federal income (and applicable state and local) tax purposes and each New AOG Subsidiary is properly classified as an entity disregarded as separate from the applicable member of the Apollo Operating Group from which it will receive Issued AOG Units pursuant to Section 2.1 of this Agreement for U.S. federal income (and applicable state and local) tax purposes.
ARTICLE V
OTHER AGREEMENTS OF THE PARTIES
5.1    Filings; Other Actions.
(a)    Efforts Standard. AHL, on the one hand, and AGM, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file, or cause to be prepared and filed, all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and the expiration or termination of any applicable waiting periods, necessary or advisable to consummate the Transactions, and to perform the covenants contemplated by this Agreement. AHL and AGM will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 5.1. AHL and AGM shall promptly furnish the other with copies of all written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any

Governmental Entity in respect of the Transactions. AHL and AGM shall each timely file any filings and notices required by the SEC or applicable Law with respect to the Transactions. For the avoidance of doubt, the efforts required by this Section 5.1 shall not require, or be construed to require, any Specified Party, Fund or Portfolio Company to (A) agree to sell, hold separate, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interest in any of their respective assets or businesses, or (B) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses; provided that the inclusion of a reference to any action in this sentence shall not imply that commercially reasonable efforts would require a party to take any such action. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall require AGM or its Affiliates to take any action which would adversely impact the compensation arrangements between AGM or its Affiliates, on the one hand, and Athene or its Affiliates, on the other hand.
(b)    Blue Sky.
(i)    AHL shall take such action as AHL shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Closing AHL Shares at the Closing and Conditional Right Shares at the closing of the sale of any Conditional Right Shares under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to AGM. AHL shall make all filings and reports relating to the offer and sale of the Closing AHL Shares and Conditional Right Shares required under applicable securities or “Blue Sky” Laws of the states of the United States. AHL will provide to AGM a reasonable opportunity to review and provide comments with respect to any filings and reports prior to the submission thereof and AHL shall reasonably consider any comments promptly provided by AGM; provided, that in no event shall AHL be obligated to delay the submission of a filing or report in connection with such review and comment by AGM past its due date.
(ii)    AGM shall take such action as AGM shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Issued AOG Units under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of any such action so taken to AHL. AGM shall make all filings and reports relating to the offer and sale of the Issued AOG Units required under applicable securities or “Blue Sky” Laws of the states of the United States. AGM will provide to AHL a reasonable opportunity to review and provide comments with respect to any filings and reports prior to the submission thereof and AGM shall reasonably consider any comments promptly provided by AHL; provided, that in no event shall AGM be obligated to delay the submission of a filing or report in connection with such review and comment by AHL past its due date.
(c)    Listing.
(i)    AHL shall file supplemental listing application(s) with the NYSE and shall use commercially reasonable efforts to cause the Closing AHL Shares to be approved for listing on the NYSE at the Closing (subject to official notice of issuance) and the Conditional Right Shares to be approved for listing on the NYSE at the closing of the sale of any Conditional Right Shares (subject to official notice of issuance).
5.2    Proxy Statement.
(a)    AHL shall (i) as promptly as practicable after the date of this Agreement, prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to a meeting of the shareholders of AHL for the purpose of seeking the Required Vote (the “AHL Shareholders Meeting”), (ii) respond as promptly as reasonably practicable to any comments received from the staff of the SEC with respect to such filings, (iii) as promptly as reasonably practicable, prepare and file any amendments or supplements necessary to be filed in response to any such comments, (iv) use commercially reasonable efforts to have the Proxy Statement cleared by the staff of the SEC and thereafter mail to its stockholders such Proxy Statement in final form as promptly as practicable, and (v) to the extent required by applicable Law, promptly file and mail to the AHL shareholders any supplement or amendment to such Proxy Statement. AHL shall promptly notify AGM upon the receipt of any comments (written or oral) from the SEC or its staff or any requests from the SEC or its staff for amendments or supplements to the Proxy Statement, shall consult with AGM and provide AGM with the opportunity to review and comment upon any response to such comments or requests prior to responding to any such comments or requests and shall reasonably consider AGM’s comments in good faith, and shall provide AGM promptly with copies of all correspondence between AHL and its representatives, on the one hand, and the SEC and its staff, on the other hand. AGM shall cooperate with AHL in connection with the preparation and filing of the Proxy Statement, including promptly furnishing AHL, upon request, with any and all information as may be reasonably required to be set forth in the Proxy Statement under the Exchange Act. AHL will provide AGM a reasonable opportunity to review and comment upon the Proxy Statement, or any amendments or supplements thereto, prior to filing the same with the SEC, and shall reasonably consider AGM’s comments in good faith.
(b)    If, at any time prior to AHL Shareholders Meeting any information relating to AHL or AGM or any of their respective Affiliates should be discovered by AHL or AGM which should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other party, and, to the extent required by applicable Law, AHL shall disseminate an appropriate amendment thereof or supplement thereto describing such information to AHL’s shareholders.
(c)    Subject to Section 5.4, the AHL Recommendation shall be included in the Proxy Statement.
5.3    Shareholder Approval. AHL shall, as soon as reasonably practicable following the date on which the Proxy Statement has been declared effective by the SEC, duly call and give notice of and convene and hold the AHL Shareholders Meeting; provided, however, that AHL may postpone or adjourn the AHL Shareholders Meeting (a) with the prior written consent of AGM; (b) if a quorum has not been established for such AHL Shareholders Meeting; (c) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the board of directors of AHL has determined in good faith after consultation with outside counsel is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the shareholders of AHL prior to the AHL Shareholders Meeting; (d) to allow reasonable additional time to solicit additional AHL shareholders, if and to the extent the Required Vote would not otherwise be obtained; or (e) if required by applicable Law; provided, however, that in the case of clause (b), (c), or (d), the AHL Shareholders Meeting shall not be postponed or adjourned for more than twenty (20) Business Days from the originally scheduled date of the AHL Shareholders Meeting without the prior written consent of AGM. AHL shall postpone or adjourn the AHL Shareholders Meeting, if requested by AGM (in AGM’s sole discretion) to permit additional time to solicit the Required Vote, if sufficient proxies constituting the Required Vote have not been received by AHL. Each of AGM and AHL shall keep the other reasonably updated with respect to proxy solicitation results.
5.4    No Adverse AHL Recommendation.
(a)    Except as set forth in Section 5.4(b), the board of directors of AHL or any committee thereof (including the Special Committee) shall not withdraw, suspend, modify or amend the AHL Recommendation in any manner adverse to AGM or fail to include the AHL Recommendation in the Proxy Statement (an “Adverse AHL Recommendation”).
(b)    Notwithstanding the foregoing, the board of directors of AHL or the Special Committee may, at any time before obtaining the Required Vote, to the extent it determines by resolution in good faith, after consultation with its outside financial advisors and outside legal counsel, that failure to take such action would be a breach of its fiduciary duties under the Laws of Bermuda, make an Adverse AHL Recommendation, but only if:
(i)    AHL shall have first provided AGM prior written notice, at least five (5) Business Days in advance, that it intends to make such Adverse AHL Recommendation, which notice shall include reasonable detail regarding the reasons for such Adverse AHL Recommendation; and
(ii)    during the five (5) Business Days after the receipt of such notice, AHL shall have negotiated, and shall have caused its representatives to negotiate, with AGM in good faith (to the extent AGM desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that there is no longer a reasonable basis for such Adverse AHL Recommendation.
5.5    Securities Law Matters.
(a)    Legends. Each certificate evidencing securities issued hereunder and each certificate issued in exchange for or upon the transfer of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE ISSUER AND THE HOLDER.”
In the event that any such securities are uncertificated, such securities shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the issuer of such securities (the “Issuer”) or agent and the term “Legend” shall include such restrictive notation. The Issuer shall, and shall cause any transfer agent to, remove the Legend (or restrictive notation, as applicable) set forth above from the certificates evidencing any such securities (or the securities register or other appropriate records, in the case of uncertified securities), promptly upon request, at any time after the restrictions described in such Legend cease to be applicable, including, as applicable, when such securities may be sold pursuant to Rule 144 under the Securities Act, pursuant to an effective Registration Statement, and under this Agreement. The Issuer may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply as a condition to removing the Legend.
(b)    Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the AHL Common Shares to the public without registration, AHL agrees, so long as AGM and its Controlled Affiliates beneficially own equal to or greater than 7.5% of AHL’s Common Shares to (A) use its commercially reasonable efforts to make and keep public information regarding AHL available, as those terms are understood and defined in Rule 144 under the Securities Act, and file with the SEC in a timely manner all reports and other documents required to be filed by AHL under the Securities Act and the Exchange Act at, in each case, all times from and after the date hereof and (B) furnish, unless otherwise available at no charge by access electronically to the SEC’s EDGAR filing system, to AGM forthwith upon request (I) a copy of the most recent annual or quarterly report of AHL, and (II) such other reports and documents of AHL so filed with the SEC as AGM may reasonably request in availing itself of any rule or regulation of the SEC allowing AGM to sell any such AHL Common Shares without registration.
(c)    Integration.
(i)    AHL shall not, and shall use commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Closing AHL Shares or Conditional Right Shares in a manner that would require the registration under the Securities Act of the sale of the Closing AHL Shares or Conditional Right Shares or that would be integrated with the offer or sale of the Closing AHL Shares or Conditional Right Shares for purposes of the rules and regulations of the NYSE.
(ii)    AGM shall not, and shall use commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Issued AOG Units in a manner that would require the registration under the Securities Act of the sale of the Issued AOG Units or that would be integrated with the offer or sale of the Issued AOG Units for purposes of the rules and regulations of the NYSE.
5.6    AHL Capital Structure. Contemporaneously with the Closing, AHL shall cause its bye-laws to be amended and restated in the form attached hereto as Exhibit F (the “Amended and Restated Bye-Laws”).
5.7    Conditional Right.
(a)    Terms. AHL hereby grants AGM, or its designee as set out below, a conditional right (the “Conditional Right”) to purchase up to that number of AHL Common Shares that would result in the Conditional Right Parties Shares, following the exercise of such Conditional Right, being equal to thirty-five percent (35%) of the issued and outstanding AHL Common Shares (including in the denominator the maximum number of AHL Common Shares issuable upon conversion of all outstanding Convertible Securities) (the “Conditional Right Shares”), for a purchase price equal to the Conditional Right Price of the AHL Common Shares. AGM shall have the right to exercise the Conditional Right for one hundred and eighty (180) days after the Closing Date, if at such time, the Conditional Right Parties Shares are equal to less than thirty-five percent (35%) of the issued and outstanding AHL Common Shares (including in the denominator the maximum number of AHL Common Shares issuable upon conversion of all outstanding Convertible Securities) as of such date. The Conditional Right may be exercised in whole or in part and on up to three (3) separate occasions. If not terminated earlier upon exercise, the Conditional Right shall automatically terminate on the date that is one hundred and eighty one (181) days after the Closing Date.
(b)    Exercise Procedures. To exercise the Conditional Right, AGM shall deliver a written notice of such exercise (the “Exercise Notice”) to AHL. The Exercise Notice shall indicate the number of AHL Common Shares that AGM is purchasing pursuant to the Conditional Right. As promptly as reasonably practicable, but not less than five (5) Business Days, following the delivery of the Exercise Notice to AHL (provided that such period shall be tolled to the extent necessary to obtain all required regulatory approvals), AHL and AGM shall effect the closing of the purchase indicated by the Exercise Notice. At such closing, (i) AGM shall pay or cause to be paid to

AHL, by wire transfer to an account designated in writing to AGM by AHL for such purpose, an amount in U.S. dollars that is equal to the aggregate Conditional Right Price in respect of the number of Conditional Right Shares indicated by the Exercise Notice, and (ii) AHL shall issue the Conditional Right Shares indicated in the Exercise Notice to one (1) or more Affiliates of AGM designated by AGM.
5.8    Closing Agreements. Concurrently with the Closing, AHL, AGM and each member of the Apollo Operating Group shall execute each of the Closing Agreements that this Agreement contemplates such parties will be a party to as of the Closing.
5.9    Tax Classification. Neither AGM nor any of its Affiliates shall file an election to treat any member of the Apollo Operating Group as other than a partnership for U.S. federal income (and applicable state and local) tax purposes or take any action or file an election to treat any New AOG Subsidiary as other than an entity disregarded as separate from the applicable member of the Apollo Operating Group from which it has received Issued AOG Units pursuant to Section 2.1 of this Agreement for U.S. federal income (and applicable state and local) tax purposes.

5.10    Tax Audits. AGM shall cause each member of the Apollo Operating Group to, and each such member shall, make an election pursuant to 6226 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or any similar provision of state, local, or foreign law with respect to any material “imputed underpayment” (as defined in the Code) of any member of the Apollo Operating Group or any other material adjustment to the taxes of any member of the Apollo Operating Group by a Governmental Entity or any material penalties or interest incurred in connection with such adjustment, in each case with respect to taxable periods beginning prior to the Closing Date.
5.11    Tax Cooperation. AGM shall, upon AHL’s reasonable request and at AHL’s expense, cooperate with AHL and its Affiliates to structure the sale by AHL (or any Affiliate of AHL) of the Issued AOG Units pursuant to the Liquidity Agreement in a tax-efficient manner; provided, however that AGM shall not be required to agree to structure any sale by AHL (or any affiliate of AHL) in a manner that would be materially adverse to AGM, its Affiliates or any other holder of Operating Group Units (provided, that for these purposes, structuring any sale in a manner that would cause AGM to lose any step-up in tax basis of any assets owned by any member of the Apollo Operating Group attributable to any appreciation in value in such assets from the Closing Date will not be deemed to be materially adverse to AGM, but structuring any sale in a manner that could cause AGM to ultimately recognize any of the built in gain attributable to the built-in gain in the Contributed AHL Shares as of the time of their contribution to the Apollo Operating Group, will be deemed to be materially adverse to AGM). AGM shall (i) following the date hereof, cooperate in good faith with AHL and its advisors to identify any member of the Apollo Operating Group or any subsidiary thereof that (a) is reasonably likely to be treated as an entity that is fiscally opaque for U.K. tax purposes and (b) is reasonably likely to recognize a material amount of income which is treated as (or taxed as if) effectively connected with the conduct of a trade or business within the United States within the meaning of Section 882(a) of the Code (including pursuant to Section 897 of the Code) (any such entity, a “Relevant AOG Entity”) and the parties shall cooperate in good faith to complete such inquiry prior to the Closing Date, and (ii) use commercially reasonable efforts to convert or otherwise reorganize any Relevant AOG Entity into an entity that is treated as fiscally transparent for U.K. tax purposes; provided, however, that AGM shall not be required to convert any Relevant AOG Entity (A) that currently generates, or is expected to generate after the date of this Agreement, an immaterial amount of income, or (B) to the extent the conversion of such Relevant AOG Entity would result in material adverse tax, accounting, regulatory or other similar consequences to AGM, its Affiliates or any other holder of Operating Group Units. Without limitation of the foregoing, AGM shall use reasonable best efforts to convert or otherwise reorganize Apollo Insurance Solutions Group, LLC (“ISG”) and any direct or indirect owner of ISG that is a subsidiary of any member of the Apollo Operating Group that is fiscally opaque for U.K. tax purposes into an entity that is treated as fiscally transparent for U.K. tax purposes prior to the Closing Date. All out-of-pocket costs and expenses incurred by AGM in connection with conversion of Relevant AOG Entities pursuant to this provision shall be borne by AHL, and AHL shall promptly reimburse AGM for such costs and expenses upon AGM’s request.
5.12    Apollo Exchange Agreement. AGM agrees that, without the prior written consent of AHL not to be unreasonably withheld, conditioned or delayed, AGM shall, and shall cause each of its Affiliates to, maintain the ratio of Operating Group Units to shares of AGM Common Stock in accordance with the applicable terms and conditions set forth in the Apollo Exchange Agreement as of the date hereof. Prior to amending or otherwise modifying the Apollo Exchange Agreement in a manner that would (or would be reasonably likely to) have a material adverse and material disproportionate effect on AHL and its Subsidiaries, taken as a whole (an “Adverse Amendment”), AGM shall notify AHL of its intent to make such Adverse Amendment. For a period of thirty (30) days following delivery of such notice, AGM shall not, and shall cause each of its Affiliates not to, make such Adverse Amendment and, upon AHL’s request, AGM shall discuss in good faith the Adverse Amendment with AHL and shall make commercially reasonable efforts to amend or modify the Adverse Amendment such that it does not have a materially adverse and materially disproportionate effect on AHL and its Subsidiaries, taken as a whole. For the avoidance of doubt, nothing in this Section 5.12 shall limit Section 3.1(b) of the Liquidity Agreement (the “Exchange MFN”) to the extent the Exchange MFN is applicable to the Adverse Amendment.

5.13    Ownership of AGM Capital Stock. AGM and each member of the Apollo Operating Group hereby agrees that, so long as AHL holds the Issued AOG Units, AGM shall not sell or otherwise transfer to any member of the Apollo Operating Group or their Subsidiaries, and shall not direct or facilitate the acquisition or holding by any member of the Apollo Operating Group or any of their Subsidiaries of, any capital stock of AGM, any other interest treated for U.S. federal income tax purposes as capital stock of AGM or any option to acquire any such capital stock or other interest (including an option to acquire such an option, and each one of a series of such options); provided that, the foregoing shall not apply to transitory ownership by any member of the Apollo Operating Group as agent, nominee or custodian (A) for participants in an AGM shareholder-approved equity plan or (B) in connection with repurchases of capital stock of AGM issued pursuant to such an equity plan.
5.14    Class M Matters. AHL has delivered to AGM true and complete copies of the letter agreements executed by holders of a majority of each of the Class M-1, M-2, M-3 and M-4 Shares relating to, among other things, the voting of such shares at that AHL Shareholders Meeting (the “Class M Holder Letter Agreements”). AHL shall not agree to any amendment or modification to, or grant any waiver of, the voting provision of the Class M Holder Letter Agreements by and among certain shareholders of AHL and AHL dated as of the date hereof (the “Class M Voting Agreement”). AHL shall use commercially reasonable efforts to fully enforce its rights under the Class M Holder Letter Agreements. AHL shall not issue any Class M-1, M-2, M-3 or M-4 Shares prior to the Required Vote having been obtained except such issuances as would not result in the Class M-1, M-2, M-3 or M-4 Shares subject to the Voting Agreements representing less than a majority of the aggregate voting power of any of the Class M-1, M-2, M-3 or M-4 Shares.
ARTICLE VI
CONDITIONS
6.1    Conditions Precedent to the Obligations of each Party. The obligation of each party to consummate the Closing is subject to the satisfaction or waiver (to the extent waivable) by such party, at or before the Closing, of each of the following conditions:
(a)    Regulatory Approvals. The governmental and regulatory approvals set forth on Section 6.1(a)(i) of the Disclosure Schedule shall have been obtained and the approval of the NYSE for the listing of the Closing AHL Shares (subject to official notice of issuance) shall have been obtained.
(b)    Reinsurance Restructure. All governmental and regulatory approvals necessary for the consummation of the transactions described in Section 6.1(b)(ii) of the Disclosure Schedule shall have been obtained, and the agreements described in Section 6.1(b)(ii) of the Disclosure Schedule shall have been executed and delivered by the parties thereto.
(c)    No Legal Restraints. No provision of any applicable Law or regulation and no Order shall prohibit the Transactions and there shall be no pending or threatened Proceeding by any Governmental Entity or investigation by any Governmental Entity seeking any such Order.

(d)    Agreements. The AHL Shareholders Agreement shall be in full force and effect.
(e)    Required Vote. The Required Vote shall have been obtained.
6.2    Conditions Precedent to the Obligations of AGM. The obligation of AGM to consummate the Closing is subject to the satisfaction or waiver (to the extent waivable) by AGM, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of AHL contained in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date when made, and (ii) all other representations and warranties of AHL contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date (except for those representations and warranties that (A) are already qualified by materiality, which shall be qualified in the same manner, or (B) speak as of a specific date, which shall be true and correct as of such specified date).
(b)    Performance. AHL shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by it at or prior to the Closing.
(c)    Amended and Restated Bye-Laws of AHL. The Amended and Restated Bye-Laws shall be in full force and effect.
(d)    Deliverables. AHL shall have executed each of the Transaction Documents that this Agreement contemplates such party will be a party to as of the Closing and shall have delivered the same to AGM. AHL shall have delivered to AGM those items required by Sections 2.2(a) and 2.2(c).
6.3    Conditions Precedent to the Obligations of AHL. The obligation of AHL to consummate the Closing is subject to the satisfaction or waiver (to the extent waivable) by AHL, at or before the Closing, of each of the following conditions:
(a)    Representations and Warranties. (i) The representations and warranties of AGM contained in Sections 4.2(a) and 4.2(b) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date when made, and (ii) all other representations and warranties of AGM contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date (except for those representations and warranties that (A) are already qualified by materiality, which shall be qualified in the same manner, or (B) speak as of a specific date, which shall be true and correct as of such specified date).
(b)    Performance. AGM and the Apollo Operating Group shall have performed and complied in all material respects with all covenants, obligations and agreements required by this Agreement to be performed or complied with by AGM or the Apollo Operating Group at or prior to the Closing.
(c)    Deliverables. AGM and each member of the Apollo Operating Group shall have executed each of the Transaction Documents that this Agreement contemplates such parties will be a party to as of the Closing and shall have delivered the same to AHL. AGM and the Apollo Operating Group shall have delivered to AHL those items required by Sections 2.2(b) and 2.2(c).
ARTICLE VII
TERMINATION
7.1    Termination. This Agreement may be terminated:
(a)    by mutual written agreement of AHL and AGM;

(b)    by AHL or AGM, upon written notice to the other parties hereto, in the event that (i) the Closing does not occur on or before April 27, 2020 (the “Initial Outside Date”), provided that, if on the Initial Outside Date any of the conditions to the Closing set forth in Section 6.1(a), 6.1(b) or 6.1(c) (solely as it relates to any regulatory approvals) have not been satisfied or, to the extent permissible, waived on or prior to the Initial Outside Date but all other conditions to Closing set forth in Article 6 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing (so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on such date)) or, to the extent permissible, waived, then the Initial Outside Date shall be automatically extended to July 27, 2020, unless otherwise agreed in writing by AHL and AGM prior to the Initial Outside Date, or (ii) the Required Vote is not obtained at the AHL Shareholders Meeting; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date; or
(c)    by any party, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any Order or taken any other action restraining, enjoining or prohibiting any of the Transactions, and such Order or other action shall have become final and nonappealable.
7.2    Effects of Termination. In the event of any termination of this Agreement as provided in Section 7.1, this Agreement (other than Article VIII, which shall remain in full force and effect) shall forthwith become wholly null and void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.
ARTICLE VIII
MISCELLANEOUS
8.1    Survival. With the exception of the representations and warranties set forth in Section 3.1 through Section 3.6, Section 3.13, Section 4.1 through Section 4.6 and Section 4.13, which shall survive indefinitely, the representations and warranties contained herein shall not survive the Closing Date. Except as otherwise provided herein and except for Section 2.3, 5.9, 5.10, 5.11 and 5.13, which shall survive indefinitely, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.
8.2    Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
8.3    Entire Agreement. This Agreement, together with documents contemplated hereby, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and fully supersede any and all prior or contemporaneous agreements or understandings among the parties hereto pertaining to the subject matter hereof.
8.4    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other actions as may be required by Law or reasonably requested by any party hereto to effectively carry out the intent and purposes of this Agreement.

8.5    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by email, with electronic or written confirmation of receipt, in each case addressed as follows:

(i) if to AGM or any member of the Apollo Operating Group, to:

Apollo Global Management, Inc.
9 West 57th Street, 43rd Floor
New York, NY 10019
Attention:	John J. Suydam
Email:	jsuydam@apollo.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	John M. Scott
Brian P. Finnegan
Ross A. Fieldston
Email:	jscott@paulweiss.com
bfinnegan@paulweiss.com
rfieldston@paulweiss.com

(ii) If to AHL, to:

Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention:	Natasha Scotland Courcy
E-mail:	NCourcy@athene.bm

with a copy (which shall not constitute notice) to:

Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
United States of America
Attention:	Perry J. Shwachman
Samir A. Gandhi
Jeremy Watson
E-mail:	pshwachman@sidley.com
sgandhi@sidley.com
jcwatson@sidley.com

Latham & Watkins LLP

885 Third Avenue
New York, NY 10022
Attention:	A. Peter Harwich

Daniel E. Rees
Email:	peter.harwich@lw.com
daniel.rees@lw.com

Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.
8.6    Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
8.7    Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Supreme Court of Bermuda (the “Selected Court”) and waives any objection to venue being laid in the Selected Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before the Selected Court; provided, however, that a party may commence any Proceeding in a court other than the Selected Court solely for the purpose of enforcing an order or judgment issued by the Selected Court; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the applicable party hereto at their respective addresses referred to in Section 8.5; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
8.8    Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.
8.9    Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by AHL and AGM or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
8.10    Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.
8.11    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.
8.12    Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties and for the benefit of no other Person; provided, that the Related Parties of the parties hereto and the Related Parties of the Related Parties of the parties hereto shall be express third party beneficiaries of Section 8.15.
8.13    Binding Effect. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No party may assign any of its rights hereunder to any Person.
8.14    Severability. In the event that any provision of this Agreement as applied to any party hereto or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.
8.15    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, by its acceptance of this Agreement, each party hereto covenants, acknowledges and agrees that no Person other than the parties hereto shall have any obligation hereunder and that (a) notwithstanding that any of the parties hereto may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future, direct or indirect director, manager, officer, employee, agent, financing source or Affiliate of any of the parties hereto, any former, current or future, direct or indirect holder of any equity interests or securities of any of the parties hereto (whether such holder is a limited or general partner, manager, member, stockholder, securityholder or otherwise), any former, current or future assignee of any of the parties hereto, any former, current or future director, officer, employee, agent, financing source, general or limited partner, manager, management company, member, stockholder, securityholder, Affiliate, controlling Person or representative or assignee of any of the foregoing, or any former, current or future heir, executor, administrator, trustee, successor or assign of any of the foregoing other than the parties hereto or their respective successors or assignees under this Agreement (any such Person or entity, other than the parties hereto or their respective successors or assignees under this Agreement, a “Related Party”) or any Related Party of the Related Parties of the parties hereto whether by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, or by virtue of any applicable Law; and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any party hereto or any Related Party of such party’s Related Parties under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation.

8.16    Apollo Operating Group Indemnification of AGM. The Apollo Operating Group agrees to indemnify and hold harmless AGM from and against any and all losses, claims, damages and liabilities, that arise out of, or are based upon, this Agreement.
[SIGNATURE PAGES TO FOLLOW]

A-27
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

AHL

ATHENE HOLDING LTD.

By:	/s/ Natasha Scotland Courcy
	Name:	Natasha Scotland Courcy
	Title:	SVP, Legal

[Signature Page to Transaction Agreement]

AGM

APOLLO GLOBAL MANAGEMENT, INC.

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Chief Legal Officer, Vice President and Secretary

[Signature Page to Transaction Agreement]

APOLLO OPERATING GROUP

APOLLO PRINCIPAL HOLDINGS I, L.P.

By:	Apollo Principal Holdings I GP, LLC, its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS II, L.P.

By:	Apollo Principal Holdings II GP, LLC, its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS III, L.P.

By:	Apollo Principal Holdings III GP, Ltd. its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS IV, L.P.

By:	Apollo Principal Holdings IV GP, Ltd., its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

[Signature Page to Transaction Agreement]

APOLLO PRINCIPAL HOLDINGS V, L.P.

By:	Apollo Principal Holdings V GP, LLC, its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS VI, L.P.

By:	Apollo Principal Holdings VI GP, LLC, its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS VII, L.P.

By:	Apollo Principal Holdings VII GP, Ltd., its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS VIII, L.P.

By:	Apollo Principal Holdings VIII GP, Ltd., its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

[Signature Page to Transaction Agreement]

APOLLO PRINCIPAL HOLDINGS IX, L.P.

By:	Apollo Principal Holdings IX GP, Ltd., its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS X, L.P.

By:	Apollo Principal Holdings X GP, Ltd., its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

APOLLO PRINCIPAL HOLDINGS XII, L.P.

By:	Apollo Principal Holdings XII GP, LLC, its General Partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

AMH HOLDINGS (CAYMAN), L.P.

By:	AMH Holdings GP, Ltd., its General Partner

By:	AGM Management Holdings GP, LLC its Sole Director

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President and Secretary

[Signature Page to Transaction Agreement]

APOLLO PRINCIPAL HOLDINGS XI, LLC

By:	/s/ Dominic Fry
Name: Dominic Fry
Title: Manager

[Signature Page to Transaction Agreement]
Exhibit A
AHL Shareholders Agreement

[Exhibit A—AHL Shareholders Agreement]

FINAL
SHAREHOLDERS AGREEMENT
dated as of
[●], 2020
by and among
ATHENE HOLDING LTD.
and
THE APOLLO SHAREHOLDERS

INDEX OF DEFINED TERMS

Term	Section
Affiliate	1.1
AGM	1.1
Agreement	Preamble
AHL	Preamble
Apollo Nominee	3.1(a)
Apollo Representative	1.1
Apollo Shareholders	Preamble
beneficial owner	1.1
beneficial ownership	1.1
beneficially own	1.1
Board of Directors	1.1
Business Day	1.1
Class A Shares	1.1
Closing	1.1
Closing Date	1.1
Closing Price	1.1
Competitor	1.1
Confidential Information	1.1
control	1.1
Controlled Affiliate	1.1
Controlled Entity	1.1
Convertible Securities	1.1
Exchange Act	1.1
Exercise Notice	4.2
Exercised ROFO Transaction	2.4(c)
Facility Closing	4.2
Facility Price	4.1
Facility Right	4.1
Facility Shares	4.2
Fall-away Date	1.1
Funds	1.1
Governing Documents	1.1
Governmental Entity	1.1
Hedging Transaction	1.1
Initial ROFO Period	2.4(b)(i)
Law	1.1
Liquidity Agreement	1.1

Lock-Up Period	2.2
Percentage Interest	1.1
Permitted Transferee	1.1
Person	1.1
Portfolio Companies	1.1
Proceeding	8.5
Related Party	8.14
ROFO Closing	2.4(c)
ROFO Closing Date	2.4(c)
ROFO Exercise Notice	2.4(b)(i)
ROFO Negotiation Period	2.4(b)(i)
ROFO Notice	2.4(a)

INDEX OF DEFINED TERMS
(Continued)

Term	Section
ROFO Offeror	2.4(a)
ROFO Purchaser	2.4(a)
ROFO Transaction	2.4(a)
SEC	1.1
Securities Act	1.1
Selected Court	8.5
Subsidiary	1.1
Transaction Agreement	Recitals
Transfer	1.1
Transferrable	1.1
Transferred	1.1
VWAP	1.1

SHAREHOLDERS AGREEMENT
SHAREHOLDERS AGREEMENT (this “Agreement”), dated as of [●], by and among Athene Holding Ltd., a Bermuda exempted company (“AHL”) and each Person identified on the signature pages hereto as an Apollo Shareholder (together with any other shareholders of AHL who become party hereto as “Apollo Shareholders” in accordance with this Agreement, the “Apollo Shareholders”).
WHEREAS, in connection with the transactions contemplated by that certain Transaction Agreement, dated as of October 27, 2019, by and among Apollo Global Management, Inc., a Delaware corporation, AHL and the other parties thereto (the “Transaction Agreement”), AHL and the Apollo Shareholders desire to address herein certain relationships among themselves; and

WHEREAS, the parties hereto desire to provide for certain governance rights and other matters on and after the Closing.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS AND USAGE
Section 1.1    Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” means in the case of a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person; provided, that none of AHL and its Subsidiaries will be deemed an Affiliate of any Apollo Shareholder or any of such Apollo Shareholders’ Affiliates for purposes of this Agreement.
As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“AGM” Apollo Global Management, Inc., a Delaware corporation.
“Apollo Related Holder Shares” means the number of Class A Shares that AGM can reasonably demonstrate with documentary or other evidence to the reasonable satisfaction of AHL are beneficially owned in the aggregate by the Apollo Shareholders, the controlled Affiliates of AGM and the Persons set forth on Exhibit A (excluding for this purpose any Class A Shares to which the Apollo Shareholders have been granted a proxy by an employee of AHL).
“Apollo Representative” means Apollo Management Holdings, L.P. or, subject to receipt of all required regulatory consents, authorizations and approvals (if any), such other Apollo Shareholder selected by the Apollo Shareholders and designated by the Apollo Representative in a written notice to AHL.
“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.
“Board of Directors” means the board of directors of AHL.

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or Bermuda or any day on which banking institutions in The State of New York are authorized or required by Law or other governmental action to close.
“Class A Shares” means the Class A common shares, $0.001 par value per share, of AHL.
“Closing” has the meaning given to such term in the Transaction Agreement.
“Closing Date” has the meaning given to such term in the Transaction Agreement.
“Closing Price” means the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Class A Shares are then listed or admitted to trading.

“Competitor” means any Person that is, or is affiliated in any manner with any other Person that is the reasonable good faith judgement of AHL in direct competition with, or controls any Person in direct competition with, AHL; provided that none of AGM or any of its Affiliates shall be deemed a Competitor at any time other than an Affiliate of AGM that is itself a Portfolio Company which may be deemed a Competitor to the extent such Portfolio Company is itself a Competitor pursuant to this definition.
“Confidential Information” means all non-public information (irrespective of the form of communication, and irrespective of whether obtained prior to or after the date hereof or whether pursuant to this Agreement or otherwise) concerning AHL and its Controlled Affiliates that may be or may have been furnished to any Person by or on behalf of AHL, its Controlled Affiliates or any of their respective representatives, pursuant to or in connection with this Agreement, other than information which (a) becomes generally available to the public other than as a result of a breach of this Agreement or another duty or obligation of confidentiality, (b) becomes available to such Person on a non-confidential basis from a source other than AHL, its Controlled Affiliates or any of their respective representatives; provided that the source thereof is not known by such Person or its Affiliates or its or their respective representatives to be bound by a duty or obligation of confidentiality, or (c) is independently developed by such Person, its Affiliates or its or their respective representatives without the use of or reference to any information that would otherwise be Confidential Information hereunder.
“Controlled Affiliate” of any Person means any Affiliate that directly or indirectly, through one or more intermediaries, is controlled (as defined in the definition of “Affiliate”) by such Person.
“Controlled Entity” means, as to any Person, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Person or such Person’s Affiliates, (b) any partnership of which such Person or an Affiliate of such Person is the managing partner (or the general partner if such partnership is a limited partnership) and in which such Person or such Person’s Affiliates hold partnership interests representing at least fifty percent (50%) of such partnership’s capital and profits and (c) any limited liability company of which such Person or an Affiliate of such Person is the manager or managing member and in which such Person or such Person’s Affiliates hold membership interests representing at least fifty percent (50%) of such limited liability company’s capital and profits.
“Convertible Securities” means any stock or securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares (excluding any unvested options or similar interests that are subject to vesting and any options or other similar interests that are not then exercisable).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.
“Fall-away Date” means the first date on which (i) the Apollo Related Holder Shares represent less than seven and one-half percent (7.5%) of the total aggregate number of Class A Shares issued and outstanding, or (ii) the Apollo Shareholders have a Percentage Interest of less than five percent (5%).

“Funds” means any separate account, client (other than AHL and its Subsidiaries), investment vehicle or similar entity sponsored, advised or managed, directly or indirectly, by AGM or any of its Subsidiaries.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation or articles of organization.
“Governmental Entity” means any federal, state, local, municipal or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-

regulatory authority (including the New York Stock Exchange and FINRA—Financial Industry Regulatory Authority), instrumentality, agency, commission or body.
“Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale, pledge or grant of any right (including any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Class A Shares.
“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, order, award, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.
“Liquidity Agreement” means the Liquidity Agreement, dated as of the date hereof, by and among AGM, AHL and the other parties thereto
“Percentage Interest” means, with respect to any Person and as of any time of determination, a fraction, expressed as a percentage, the numerator of which is the number of Class A Shares held or beneficially owned by such Person, including Class A Shares to which such Person has been granted a valid proxy, as of such date and the denominator of which is the aggregate number of Class A Shares issued and outstanding as of such date.
“Permitted Transferee” means, with respect to any Person, any Controlled Entity or Affiliate of such Person, a Transfer to which such Controlled Entity or Affiliate would not reasonably be expected to result in adverse tax or regulatory consequences to any party hereto, as reasonably determined by AHL in good faith; provided, however, that no Person that is a Competitor shall be a Permitted Transferee for purposes of this Agreement; provided further that such Permitted Transferee has signed a joinder pursuant to Section 2.5.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.
“Portfolio Companies” means any Person in which any Fund owns or has made, directly or indirectly, an investment.
“SEC” means U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor Law, in each case together with the rules and regulations promulgated thereunder.
“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

“Transfer” means any direct or indirect sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, charge, encumbrance, hypothecation, mortgage, creation of a security interest in, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of Law (including the creation of any derivative or synthetic interest). The terms “Transferred” and “Transferrable” have correlative meanings.
“VWAP” means, with respect to any publicly traded equity security, the volume weighted average price of such equity security over a specified period of time as reported by Bloomberg (or its equivalent, nationally recognized successor if Bloomberg ceases to provide such reports).
Section 1.2    Interpretation. In this Agreement and in the exhibits hereto, except to the extent that the context otherwise requires:

(a)    the headings are for convenience of reference only and shall not affect the interpretation of this Agreement;
(b)    defined terms include the plural as well as the singular and vice versa;
(c)    words importing gender include all genders;
(d)    a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been or may from time to time be amended, extended, re-enacted or consolidated and to all statutory instruments or orders made thereunder;
(e)    any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified, supplemented or restated, including by waiver or consent, and references to all attachments thereto and instruments incorporated therein, but in the case of each of the foregoing, only to the extent that such amendment, modification, supplement, restatement, waiver or consent is effected in accordance with this Agreement;
(f)    any reference to “day” or “month” means a calendar day or a calendar month;
(g)    any reference to a “day” means the whole of such day, being the period of 24 hours running from midnight to midnight;
(h)    references to Articles, Sections, subsections, clauses and Exhibits are references to Articles, Sections, subsections, clauses and Exhibits of and to this Agreement;
(i)    the words “including” and “include” and other words of similar import shall be deemed to be followed by the phrase “without limitation”;
(j)    the word “or” shall be disjunctive but not exclusive; and
(k)    unless otherwise specified, references to any party to this Agreement or any other document or agreement shall include such party’s successors and permitted assigns.
ARTICLE II
TRANSFER
Section 2.1    Generally. The parties hereto acknowledge and agree that the Class A Shares held by any Apollo Shareholder may not be Transferred to any Person, and no Apollo Shareholder shall have any right to Transfer or otherwise dispose of any Class A Shares, other than (a) after consultation with AHL, and subject to receipt of all required regulatory consents, authorizations and approvals, to a Permitted Transferee; or (b) in accordance with and subject to the terms of this Agreement.
Section 2.2    Apollo Lockup. For the period beginning on the Closing Date and ending on the three (3) year anniversary of the Closing Date (the “Lock-Up Period”) no Apollo Shareholder shall (a) directly or indirectly, Transfer any Class A Share to any Person other than to a Permitted Transferee as permitted under Section 2.1, or (b) enter into any Hedging Transaction.
Section 2.3    Additional Transfer Restrictions. From and after the expiration of the Lock-Up Period (or prior to such expiration in connection with a Transfer to a Permitted Transferee pursuant to Section 2.1), no Apollo Shareholder shall directly or indirectly, Transfer any Class A Share to any Person that, (a) is a Competitor or (b) to the knowledge of such Apollo Shareholder, after reasonable inquiry (including, where practicable, obtaining a representation of the ownership of Class A Shares of such proposed transferee), would have a Percentage Interest in excess of two and one half of a percent (2.5%) after giving effect to such Transfer; provided, however, that the restrictions in this Section 2.3 shall not apply to any sale of any Class A Share on a national stock exchange or pursuant to a widely distributed underwritten public offering.
Section 2.4    Right of First Offer. Except for Transfers (x) to a Permitted Transferees pursuant to Section 2.1(a) or (y) that are registered under the Securities Act:
(a)    Right of First Offer. If, following the Lock-Up Period, any Apollo Shareholder proposes to effect a Transfer (such Person proposing to effect such Transfer, the “ROFO Offeror” and such transaction, a “ROFO Transaction”) of all or any of its Class A Shares to any Person other than a Permitted Transferee (the “ROFO Purchaser”), then the ROFO Offeror shall give prior written notice to AHL of such Transfer (a “ROFO Notice”), which ROFO Notice shall set forth the aggregate number of Class A Shares proposed to be subject to Transfer by the ROFO Offeror.
(b)    Exercise of ROFO.
(i)    Within five (5) days after the delivery of the ROFO Notice to AHL (the “Initial ROFO Period”), AHL shall have the right and option, but not the obligation, to deliver a written notice offering to purchase the Class A Shares subject to such ROFO Notice (the “ROFO Offer Notice”), which ROFO Offer Notice shall set forth the material terms and conditions of the proposed ROFO Transaction (including (i) the proposed price per Class A Share and the form of consideration, if other than cash and (iii) the proposed terms and conditions of payment). If AHL delivers a ROFO Offer Notice in accordance with this Section 2.4(b) and the ROFO Offeror wishes to accept the offer in such ROFO Offer Notice, AHL and the ROFO Offeror shall negotiate in good faith to enter into definitive documentation with respect to such ROFO Transaction within five (5) days (the “ROFO Negotiation Period”) of the date of the ROFO Offer Notice. If the ROFO Offer Notice is given to the ROFO Offeror but the ROFO Offeror does not wish to accept the offer in such ROFO Offer Notice or AHL (or its designated Affiliate(s)) and the ROFO Offeror fail to enter into definitive documentation with respect to the ROFO Transaction prior to the expiration of the ROFO Negotiation Period, the ROFO Offeror shall be permitted to enter into and consummate a ROFO Transaction with one or more transferees on terms and conditions substantially similar to (and in no event more favorable to the transferee than) the terms and conditions set forth in the ROFO Offer Notice, so long as the ROFO Offeror has complied with the other provisions of this Agreement.
(ii)    If a ROFO Notice is given to AHL, and during the Initial ROFO Period, AHL does not deliver a ROFO Offer Notice in accordance with this Section 2.4(b), the ROFO Offeror shall be free, upon the expiration of the Initial ROFO Period, to enter into and consummate a ROFO Transaction with one or more transferees, so long as the ROFO Offeror has complied with the other provisions of this Agreement.

(iii)    If, at the end of the ninety (90) day period following the end of the ROFO Negotiation Period (or, if no ROFO Offer Notice was delivered by AHL pursuant to this Section 2.4, the end of the Initial ROFO Period) with respect to a ROFO Notice delivered to AHL pursuant to this Section 2.4 that did not result in a transaction being consummated between AHL and the ROFO Offeror, the ROFO Offeror has not consummated the applicable ROFO Transaction, then such ROFO Transaction shall be deemed to have been abandoned and may only be completed if the procedures set forth in this Section 2.4 are followed again with respect to such ROFO Transaction.
(c)    ROFO Transaction Closing. The closing (a “ROFO Closing”) of any Transfer by the ROFO Offeror to AHL or its designated Affiliates under this Section 2.4 (any such Transfer, an “Exercised ROFO Transaction”) shall take place on such date as is set forth in the definitive transaction agreement entered into between, on the one hand, the ROFO Offeror, and, on the other hand, AHL or such Affiliates (with respect to a particular Exercised ROFO Transaction under this Section 2.4, such date, the “ROFO Closing Date”). At the ROFO Closing, (i) AHL or such Affiliates shall pay or cause to be paid to the ROFO Offeror the applicable purchase price in cash in immediately available funds (or other consideration as may be agreed by AHL or such Affiliate(s), on the one hand, and the ROFO Offeror, on the other hand) and (ii) (x) the ROFO Offeror shall Transfer the Class A Shares sold pursuant to such Exercised ROFO Transaction to AHL or such Affiliates and (y) the ROFO Offeror shall cease to hold the Class A Shares sold pursuant to such Exercised ROFO Transaction.

Section 2.5    Transfers and Joinders. If any Apollo Shareholder effects any Transfer of Class A Shares to a Permitted Transferee, such Apollo Shareholder shall, if such Permitted Transferee is not an Apollo Shareholder, prior to or concurrently with such Transfer, cause such Permitted Transferee to execute a joinder to this Agreement, in form and substance reasonably acceptable to AHL, in which such Permitted Transferee agrees to be an “Apollo Shareholder” for all purposes of this Agreement and which provides that such Permitted Transferee shall be bound by and shall fully comply with the terms of this Agreement that are applicable to Apollo Shareholders. Notwithstanding the foregoing or anything herein to the contrary, such Apollo Shareholder shall not be relieved of any obligation or liability hereunder arising prior to the consummation of such Transfer.
Section 2.6    Binding Effect on Transferees. Subject to execution of a joinder to this Agreement prior to or concurrently with the applicable Transfer, in form and substance reasonably acceptable to AHL pursuant to Section 2.5, such Permitted Transferee shall become an Apollo Shareholder hereunder.
Section 2.7    Improper Transfer. Any attempt to Transfer any Class A Shares other than in accordance with this Agreement shall be null and void and no right, title or interest in or to such Class A Shares shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder in connection with any attempted Transfer. AHL will not give, or permit its transfer agent to give, any effect to any such attempted Transfer on its records.
Section 2.8    Certain Transfers. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall prohibit, restrict or impose any conditions on any Transfer of Class A Shares by any Fund or Portfolio Company, except to the extent that such Class A Shares were Transferred to such Fund or Portfolio Company by an Apollo Shareholder after the date hereof.
ARTICLE III
BOARD REPRESENTATION; INFORMATION
Section 3.1    Apollo Nominees.
(a)    Until the Fall-away Date, AHL shall take all necessary actions so as to cause to be nominated for election to the Board of Directors at each annual or special general meeting at which the shareholders will vote on the election of directors, a number of individuals nominated by the Apollo Shareholders (which shall act for such purposes through the Apollo Representative) who meet all legal and regulatory requirements necessary to serve on the Board of Directors equal to (x) the Percentage Interest of the Apollo Shareholders multiplied by the total number of directorships comprising the Board of Directors (i.e., for the avoidance of doubt, including any vacancies and newly created directorships) and rounded up to the nearest whole number (for sake of clarity, the result of this calculation shall not equal less than zero and any number that is not a whole number shall be rounded to the next highest whole number) (each such Person nominated pursuant to this Section 3.1, an “Apollo Nominee”), minus (y) the number of Apollo Nominees then serving on classes of the Board of Directors whose terms are not expiring at such annual or special general meeting. Notwithstanding the foregoing, the number of Apollo Nominees shall not equal or exceed a majority of the individuals nominated to serve on the Board of Directors unless the Percentage Interest of the Apollo Shareholders is greater than fifty percent (50%). For purposes of the nomination right set forth in this Section 3.1, the employees of or consultants to AGM and its Affiliates who are on the Board of Directors as of the date hereof (other than the Chief Executive Officer of the Company) shall be deemed to be Apollo Nominees.
(b)    Prior to the Fall-away Date, if any Apollo Nominee should resign from the Board of Directors or be rendered unable to serve on the Board of Directors by reason of death or disability or otherwise, then the Apollo Shareholders (which shall act for such purposes through the Apollo Representative) shall be entitled to nominate a replacement meeting all legal and regulatory requirements necessary to serve on the Board of Directors and AHL shall use commercially reasonable efforts to cause the Board of Directors to cause such vacancy to be filled with such replacement Apollo Nominee; provided, that for the avoidance of doubt, the Apollo Shareholders shall not have the right to nominate a new Apollo Nominee, and AHL shall not be required to take any action to cause any vacancy to be filled with any such new Apollo Nominee, to the extent that election of such new Apollo Nominee to the Board of Directors would result in a number of Apollo Nominees serving on the Board of Directors being in excess of the number of Apollo Nominees to which the Apollo Shareholders is then entitled pursuant to Section 3.1(a). Any such nominated replacement who becomes a member of the Board of Directors shall be deemed to be an Apollo Nominee for all purposes under this Agreement.
(c)    AHL shall (i) use commercially reasonable efforts to cause the Board of Directors to recommend to AHL shareholders to vote in favor of the election of each Apollo Nominee, (ii) use commercially reasonable efforts to solicit proxies or consents in favor of the Apollo Nominees to the same or greater extent as it does so in favor of the other persons nominated or recommended by the Board of Directors (or a committee thereof), and (iii) reasonably cooperate with the Apollo Shareholders with respect to the Apollo Shareholders’ desired classification of the Apollo Nominees across the various classes of the Board of Directors.
(d)    The Apollo Shareholders’ right to nominate the Apollo Nominees is personal to the Apollo Shareholders and shall not be Transferrable to any other Person.
Section 3.2    Books and Records; Access. Without derogating from any rights the Apollo Shareholders have under any other agreement or otherwise, until the Fall-away Date, AHL shall, and shall cause its Subsidiaries to, permit the Apollo Shareholders and their respective designated representatives, upon reasonable prior notice to AHL: (a) to inspect, review or make copies and extracts during normal business hours from the books and records of AHL or any of such Subsidiaries and (b) once during any fiscal quarter to discuss the affairs, finances and condition of AHL or any of such Subsidiaries with the officers and public accountants of AHL or any such Subsidiary. Notwithstanding the foregoing or anything in this Agreement to the contrary, AHL shall not be required to provide such portions of any materials pursuant to this Section 3.2 containing attorney- client, work product or similar privileged information of AHL or any of their respective Subsidiaries or other information required by AHL or any of its Subsidiaries to be kept confidential pursuant to and in accordance with the terms of any confidentiality agreement with a third Person or applicable Law, so long as AHL has used its commercially reasonable efforts to enter into an arrangement pursuant to which it may provide such information to the Apollo Shareholders without the loss of any such privilege or without violating such confidentiality obligation. If the Apollo Shareholders exercise their rights pursuant to this Section 3.2, it shall be at the sole cost and expense of the Apollo Shareholders.

Section 3.3    Confidentiality. Each Apollo Shareholder shall, and shall cause the Apollo Nominees to, keep confidential all Confidential Information; provided, that such Apollo Shareholder may, subject to and in compliance with applicable securities Laws, provide Confidential Information to any of its Affiliates or representatives to the extent reasonably necessary (and to the extent such Person reasonably needs to know such information) in connection with such Apollo Shareholder’s investment in AHL; provided, however, that such Apollo Shareholder shall cause any such recipient to agree to comply, and to comply, with the provisions of this Section 3.3, as well as Section 3.4, which are applicable to such Apollo Shareholder, it being understood that such Apollo Shareholder shall be responsible for any breach of the provisions hereof by such recipient. Notwithstanding the foregoing, such Apollo Shareholder, and any director, officer or employee of such Apollo Shareholder who receives Confidential Information (or any other Person who receives Confidential Information from such Apollo Shareholder in accordance with the terms of this Agreement) may disclose any such Confidential Information to the extent required by applicable Law; provided that, to the extent practicable and legally permissible, the disclosing party (a) gives AHL reasonable notice of any such requirement so that AHL may seek appropriate protective measures (at AHL’s sole cost and expense) and (b) to the extent requested in writing by AHL, reasonably cooperates with AHL (at AHL’s sole cost and expense) in attempting to obtain such protective measures.
Section 3.4    Securities Laws. Each Apollo Shareholder acknowledges that it is aware, and will advise any of its Affiliates who receive Confidential Information pursuant to Section 3.1, Section 3.2 or otherwise, that applicable securities Laws prohibit any Person who has received material, non-public information from purchasing or selling securities on the basis of such information or from communicating such information to any other Person unless in compliance with such Laws.
ARTICLE IV

CAPITAL SUPPORT FACILITY
Section 4.1    Capital Support Facility. AHL hereby grants the Apollo Representative, or its designees as set out below, a right (the “Facility Right”), exercisable on one or more occasions, to purchase up to that number of Class A Shares that would increase by five (5) percentage points the percentage of the issued and outstanding Class A Shares represented by the Conditional Right Parties Shares (as defined in the Transaction Agreement) (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to the Facility Right) as further described in this Section 4.1, for a purchase price equal to the higher of the Closing Price of the Class A Shares on the last trading day immediately prior to the applicable exercise of the Facility Right and (a) for the first year after the Closing, $42.92, and (b) thereafter, the 60 calendar day trailing VWAP of such Class A Shares as of the applicable exercise date of the Facility Right (the “Facility Price”). The Apollo Representative shall have the right to exercise the Facility Right at any time following the Closing. The Facility Right may be exercised in whole or in part, and on one or more occasion but, except to the extent that the exercise of a lesser percentage would result in the Facility Right being exercised in whole, each exercise will increase by no less than one (1) percentage point the percentage of the issued and outstanding Class A Shares as of such date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right). For illustrative purposes, if the Apollo Representative exercises the Facility Right to increase by one (1) percentage point the percentage of the issued and outstanding Class A Shares as of such date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right), then the Apollo Representative will continue to have the right to, at a later date, increase by four (4) percentage points the percentage of the issued and outstanding Class A Shares as of such later date of exercise represented by the Conditional Right Parties Shares (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such later exercise of the Facility Right).

Section 4.2    Exercise Procedures. To exercise the Facility Right, the Apollo Representative shall deliver a written notice of such exercise (the “Exercise Notice”) to AHL. The Exercise Notice shall indicate the number of Class A Shares or percentage of Class A Shares as of such date of exercise (including in the denominator the maximum number of Class A Shares issuable upon conversion of all outstanding Convertible Securities and the Class A Shares issued pursuant to such exercise of the Facility Right) that the Apollo Representative, or its designees as set out below, is purchasing pursuant to the Facility Right (the “Facility Shares”). As promptly as reasonably practicable, but not less than five (5) Business Days following the delivery of an Exercise Notice to AHL (provided that such period shall be tolled to the extent necessary to obtain all required regulatory consents, authorizations and approvals, including those implicated for any Affiliates), AHL and the Apollo Representative shall effect the closing of the purchase indicated by the Exercise Notice (the “Facility Closing”). At the Facility Closing, (a) the Apollo Representative shall pay or cause to be paid to AHL, by wire transfer to an account designated in writing to the Apollo Representative by AHL for such purpose, an amount in U.S. dollars that is equal to the aggregate Facility Price in respect of the number of Facility Shares indicated by the Exercise Notice, and (b) AHL shall issue the Facility Shares indicated in the Exercise Notice to the Apollo Representative or one (1) or more Affiliates of the Apollo Representative designated by the Apollo Representative.
Section 4.3    AHL Action. AHL will use commercially reasonable efforts in accordance with applicable Law (including the rules of the New York Stock Exchange) to cause the Facility Closing to occur.
ARTICLE V
APOLLO REPRESENTATIVE
Section 5.1    Authority. The Apollo Representative shall have the right to vote the Class A Shares beneficially owned by each Apollo Shareholder, including Class A Shares to which an Apollo Shareholder has been granted a valid proxy, at any meeting of AHL’s shareholders and in any action by written consent of AHL’s shareholders. All decisions, actions, consents and instructions of the Apollo Representative pursuant to this Agreement shall be final and binding upon all of the Apollo Shareholders, and no such Person shall have any right to object, dissent, protest or otherwise contest the same. The Apollo Shareholders shall be bound by all actions taken and documents executed by the Apollo Representative in connection with this Agreement.
ARTICLE VI
TERMINATION
Section 6.1    Term. The terms of this Agreement shall terminate, and be of no further force and effect, upon the first to occur of:
(a)    the mutual consent of the Apollo Representative and AHL; and
(b)    with respect to any Apollo Shareholder, the first time such Apollo Shareholder has Transferred all (but not less than all) of its Class A Shares.
Section 6.2    Survival. If this Agreement is terminated pursuant to Section 6.1, this Agreement shall become null and void and of no further force and effect, except for: (i) the provisions set forth in Section 3.3, this Section 6.2, Section 8.4, Section 8.5, Section 8.9 and Section 8.14 and (ii) the rights of the Apollo Shareholders with respect to the breach of any provision hereof by AHL, which shall, in each case of the preceding clauses (i) and (ii), survive the termination of this Agreement.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES
Section 7.1    Representations and Warranties of the Apollo Shareholders. Each Apollo Shareholder represents and warrants to AHL as of the date hereof that (a) such Apollo Shareholder is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly executed by such Apollo Shareholder and is a valid and binding agreement of such Apollo Shareholder, enforceable against such Apollo Shareholder in accordance with its terms; and (c) the execution, delivery and performance by such Apollo Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both would constitute) a default under any agreement to which such Apollo Shareholder is a party or, if such Apollo Shareholder is an entity, the Governing Documents of such Apollo Shareholder.
Section 7.2    Representations and Warranties of AHL. AHL represents and warrants to each Apollo Shareholder that as of the date hereof (a) AHL is duly authorized to execute, deliver and perform this Agreement; (b) this Agreement has been duly authorized, executed and delivered by AHL and is a valid and binding agreement of AHL, enforceable against AHL in accordance with its terms; and (c) the execution, delivery and performance by AHL of this Agreement does not violate or conflict with or result in a breach by AHL of or constitute (or with notice or lapse of time or both would constitute) a default by AHL under the Governing Documents of AHL, any existing applicable Law, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority over any of the foregoing, domestic or foreign, having jurisdiction over AHL or any of its Subsidiaries or Controlled Affiliates or any of their respective properties or assets, or any agreement or instrument to which AHL or any of its Subsidiaries or Controlled Affiliates is a party or by which AHL or any of its Subsidiaries or Controlled Affiliates or any of its or their respective properties or assets may be bound.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Entire Agreement. This Agreement, the Transaction Agreement and the Liquidity Agreement, together with the other documents contemplated hereby and thereby, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and fully supersede any and all prior or contemporaneous agreements or understandings among the parties hereto pertaining to the subject matter hereof and thereof.
Section 8.2    Further Assurances. Each of the parties hereto does hereby covenant and agree on behalf of itself, its successors, and its permitted assigns, without further consideration, to prepare, execute, acknowledge, file, record, publish, and deliver such other instruments, documents and statements, and to take such other actions as may be required by Law or reasonably necessary to effectively carry out the intent and purposes of this Agreement.

Section 8.3    Notices. Any notice, consent, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be (a) delivered personally to the Person or to an officer of the Person to whom the same is directed, (b) sent by overnight mail or registered or certified mail, return receipt requested, postage prepaid, or (c) sent by email, with electronic or written confirmation of receipt, in each case addressed as follows:
(i)    If to AHL, to:
Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda

Attention:	Natasha Scotland Courcy
with a copy (which shall not constitute notice) to:

E-mail:	NCourcy@Athene.bm
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603

Attention:	Perry J. Shwachman

Samir A. Gandhi

Jeremy Watson

Email:	pshwachman@sidley.com

sgandhi@sidley.com

jcwatson@sidley.com
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022

Attention:	A. Peter Harwich
(ii)    if to any Apollo Shareholder, to:

Daniel E. Rees

Email:	peter.harwich@lw.com

daniel.rees@lw.com
Apollo Global Management, Inc.
9 West 57th Street, 43rd Floor
New York, NY 10019

Attention:	John J. Suydam

Email:	jsuydam@apollo.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention:	John M. Scott
Any such notice shall be deemed to be delivered, given and received for all purposes as of: (A) the date so delivered, if delivered personally, (B) upon receipt, if sent by facsimile or e-mail, or (C) on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

Brian P. Finnegan

Ross A. Fieldston

Email:	jscott@paulweiss.com

bfinnegan@paulweiss.com

rfieldston@paulweiss.com
Section 8.4    Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE APPLICATION, CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF BERMUDA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN BERMUDA.
Section 8.5    Consent to Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Supreme Court of Bermuda (the “Selected Court”) and waives any objection to venue being laid in the Selected Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before the Selected Court; provided, however, that a party may commence any Proceeding in a court other than the Selected Court solely for the purpose of enforcing an order or judgment issued by the Selected Court; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the applicable party hereto at its address set forth in Section 8.3; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by Law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED,

WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
Section 8.6    Equitable Remedies. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at Law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party hereto further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at Law would be adequate.
Section 8.7    Construction. This Agreement shall be construed as if all parties hereto prepared this Agreement.
Section 8.8    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original, and all such counterparts shall together constitute but one and the same agreement.
Section 8.9    Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to give any Person other than the parties hereto (or their respective legal representatives, successors, heirs and distributees) any legal or equitable right, remedy or claim under or in respect of any agreement or provision contained herein, it being the intention of the parties hereto that this Agreement is for the sole and exclusive benefit of such parties (or such legal representatives, successors, heirs and distributees) and for the benefit of no other Person; provided, that the Related Parties of the parties hereto and the Related Parties of the Related Parties of the parties hereto shall be express third party beneficiaries of Section 8.14.
Section 8.10    Binding Effect. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No party may assign any of its rights hereunder to any Person; provided, that the Apollo Shareholders may assign their rights hereunder to their respective Permitted Transferees. Each Permitted Transferee of any Apollo Shareholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement. Notwithstanding the foregoing, no successor or assignee of AHL shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.
Section 8.11    Severability. In the event that any provision of this Agreement as applied to any party or to any circumstance, shall be adjudged by a court to be void, unenforceable or inoperative as a matter of Law, then the same shall in no way affect any other provision in this Agreement, the application of such provision in any other circumstance or with respect to any other party, or the validity or enforceability of the Agreement as a whole.
Section 8.12    Adjustments Upon Change of Capitalization. In the event of any change in the outstanding Class A Shares, by reason of dividends, distributions, splits, reverse splits, spin-offs, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term “Class A Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Class A Shares.
Section 8.13    Amendments; Waivers.
(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Apollo Representative and AHL, or in the case of a waiver, by either the Apollo Representative if such waiver is to be effective against the Apollo Shareholders, AHL, if such waiver is to be effective against AHL.
(b)    No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
Section 8.14    Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, by its acceptance of this Agreement, each party hereto covenants, acknowledges and agrees that no Person other than the parties hereto shall have any obligation hereunder and that (a) notwithstanding that any of the parties hereto may be a partnership or limited liability company, no recourse hereunder or under any documents or instruments delivered in connection herewith shall be had against any former, current or future, direct or indirect director, manager, officer, employee, agent, financing source or Affiliate of any of the parties hereto, any former, current or future, direct or indirect holder of any equity interests or securities of any of the parties hereto (whether such holder is a limited or general partner, manager, member, stockholder, securityholder or otherwise), any former, current or future assignee of any of the parties hereto, any former, current or future director, officer, employee, agent, financing source, general or limited partner, manager, management company, member, stockholder, securityholder, Affiliate, controlling Person or representative or assignee of any of the foregoing, or any former, current or future heir, executor, administrator, trustee, successor or assign of any of the foregoing other than the parties hereto or their respective successors or assignees under the this Agreement (any such Person or entity, other than the parties hereto or their respective successors or assignees under this Agreement, a “Related Party”) or any Related Party of the Related Parties of the parties hereto whether by the enforcement of any judgment or assessment or by any legal or equitable Proceeding, or by virtue of any applicable Law; and (b) no personal liability whatsoever will attach to, be imposed on or otherwise incurred by any Related Party of any party hereto or any Related Party of such party’s Related Parties under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Shareholders Agreement to be duly executed and delivered, all as of the date first set forth above.

AHL ATHENE HOLDING LTD.

By:
	Name:	[ ]
	Title:	[ ]

APOLLO SHAREHOLDERS [ ]

By:
	Name:	[ ]
	Title:	[ ]

[Signature Page to Shareholders Agreement—Athene Holding Ltd.]
Exhibit A
Apollo Related Holders
Each member of the AGM Executive Committee, each member of the AGM Management Committee, each Apollo Nominee and each employee of or consultant to AGM and the Controlled Affiliates of AGM.

Exhibit B
Conditional Right Parties Shares
Each member of the AGM Executive Committee, each member of the AGM Management Committee, each Person nominated by an Affiliate of AGM to the board of directors of Athene pursuant to Section 3.1 of the AHL Shareholders Agreement and each employee of or consultant to AGM and the Controlled Affiliates of AGM.

[Exhibit B—Conditional Right Parties]
Exhibit C
Issued AOG Units
The Issued AOG Units are comprised of the following equity interests of the Apollo Operating Group:

Apollo Operating Group entity	Equity Interests
Apollo Principal Holdings I, L.P.	29,154,519 Class A Units
Apollo Principal Holdings II, L.P.	29,154,519 Class A Units
Apollo Principal Holdings III, L.P.	29,154,519 Class A Units
Apollo Principal Holdings IV, L.P.	29,154,519 Class A Units
Apollo Principal Holdings V, L.P.	29,154,519 Class A Units
Apollo Principal Holdings VI, L.P.	29,154,519 Class A Units
Apollo Principal Holdings VII, L.P.	29,154,519 Class A Units
Apollo Principal Holdings VIII, L.P.	29,154,519 Class A Units
Apollo Principal Holdings IX, L.P.	29,154,519 Class A Units
Apollo Principal Holdings X, L.P.	29,154,519 Class A Units
Apollo Principal Holdings XI, LLC	29,154,519 Ordinary Shares
Apollo Principal Holdings XII, L.P.	29,154,519 Class A Units
AMH Holdings (Cayman), L.P.	29,154,519 Class A Units

[Exhibit C—Issued AOG Units]

Exhibit D
Liquidity Agreement

[Exhibit D—Liquidity Agreement]

FINAL
LIQUIDITY AGREEMENT
LIQUIDITY AGREEMENT (the “Agreement”), dated as of [●], 20[●], among Apollo Global Management, Inc., a Delaware corporation (the “Purchaser”), and Athene Holding Ltd., a Bermuda exempted company (together with its Permitted Transferees, the “Holder”).
WHEREAS, the Holder is the Holder of certain AOG Units acquired from the Apollo Operating Group in exchange for certain common shares of the Holder;
WHEREAS, the Purchaser and the Holder wish to provide for the Purchaser to purchase certain AOG Units held by the Holder for cash upon the request of the Holder, on the terms and subject to the conditions set forth herein; and
WHEREAS, the Purchaser and the Holder wish to also provide for the Holder to sell certain AOG Units held by the Holder to any Person, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1    DEFINITIONS.
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
“Affiliate” means in the case of a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person; provided, that none of the Purchaser, the Apollo Operating Group and their respective subsidiaries will be deemed an Affiliate of Holder or any of Holder’s Affiliates for purposes of this Agreement.
“Agreement” has the meaning set forth in the preamble of this Agreement.
“AOG Unit” refers to units in the Apollo Operating Group, which represent one (1) limited partnership interest or limited liability company interest, as applicable in each of the limited partnerships or limited liability companies that comprise the Apollo Operating Group.
“AOG Transaction” means the sale by the Holder to one or more Persons of AOG Units in one or more transactions that are exempt from the registration requirements of the Securities Act, including (but not limited to) Regulation D of the Securities Act; provided that no such Person shall be a Prohibited Transferee.
“APO Corp.” means APO Corp., a corporation formed under the laws of the State of Delaware, and any successor thereto.

“APO FC” means APO (FC), LLC, an Anguilla limited liability company, and any successor thereto.
“APO FC II” means APO (FC II), LLC, an Anguilla limited liability company, and any successor thereto.

“APO FC III” means APO (FC III), LLC, a Cayman Islands limited liability company, and any successor thereto.
“APO LLC” means APO Asset Co., LLC, a limited liability company formed under the laws of the State of Delaware, and any successor thereto.
“APO UK” means APO UK (FC), Limited, a United Kingdom incorporated company, and any successor thereto.
“Apollo Operating Group” means any carry vehicles, management companies or other entities formed by Purchaser or its Affiliates to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are directly owned by Purchaser or its Subsidiaries and AP Professional Holdings, L.P. and which are not subsidiaries of another member of the Apollo Operating Group, excluding any Funds and any Portfolio Companies. As of the date hereof, the Apollo Operating Group consists of Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership.
“Apollo Principal Entities” has the meaning set forth in the Founders Exchange Agreement.
“Apollo Principal Operating Agreements” means, collectively, the operating agreement of each Apollo Principal Entity, as each may be amended, supplemented or restated from time to time.
“beneficial ownership” or “beneficially owned” has the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and any successor provision.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or Hamilton, Bermuda are authorized or required by law to close.
“Cash Amount” means (a) in the case of a Registered Sale, the cash proceeds that the Purchaser receives upon the consummation of a Sale Transaction after deducting any documented commissions, fees and expenses (including fees and expenses of counsel for the Purchaser); provided that the amounts of such commissions, fees and expenses shall be consistent with the customary and then-prevailing market practice for similar transactions (taking into account the size of the Sale Transaction and other relevant factors but assuming a seller other than Purchaser); provided further that in the case of a Piggyback Registration or a Demand Registration, any such commissions, fees and expenses (including fees and expenses of counsel for the Purchaser) shall be allocated to the holders participating in the related Sale Transaction on a pro rata basis based on the amount of Class A Shares sold in such registration by all such holders, (b) in the case of a Purchase Transaction, the cash proceeds to which the Purchaser and the Holder shall agree and (c) in the case of a Private Placement, the cash proceeds that the Purchaser receives upon the consummation of a Private Placement after deducting any documented commissions, fees and expenses (including fees and expenses of counsel for the Purchaser); provided that the amounts of such commissions, fees and expenses shall be consistent with customary and then-prevailing market practice for similar transactions (taking into account the size of the Private Placement and other relevant factors but assuming a seller other than Purchaser).

“Class A Shares” means the Class A common stock, $.00001 par value per share, of the Purchaser.
“Code” means the Internal Revenue Code of 1986, as amended.
“Delaware Arbitration Act” has the meaning set forth in Section 3.8(d).
“Demand” has the meaning set forth in Section 2.6(a).
“Demand Registration” has the meaning set forth in the Founders Shareholders Agreement.
“Founders Exchange Agreement” means that certain Sixth Amended and Restated Exchange Agreement, dated as of September 5, 2019, among the Purchaser, the Apollo Principal Entities and the Apollo Principal Holders (as defined therein), as may be amended, supplemented or restated from time to time.
“Founders Shareholders Agreement” means the Amended and Restated Shareholders Agreement, dated as of September 5, 2019, among the Purchaser, AP Professional and the other parties thereto, as may be amended, supplemented or restated from time to time; other than such amendments, supplements or restatements that modify the agreement in a manner that would (or would be reasonably likely to) disproportionately and adversely affect the Holder in any material respect.
“Funds” means any pooled investment vehicle or similar entity sponsored or managed, directly or indirectly, by Purchaser or any of its subsidiaries.
“Holder” has the meaning set forth in the preamble of this Agreement.
“Insider Trading Policy” means the Insider Trading Policy of the Purchaser applicable to the directors, executive officers and employees of the Purchaser or its manager or the Purchaser’s subsidiaries, as such Insider Trading Policy may be amended from time to time.
“Intent Notice Date” means, with respect to each Quarter, a single date that is not later than sixty (60) days immediately preceding the first Business Day that directors, executive officers and employees of the Purchaser or its manager or the Purchaser’s subsidiaries are permitted to trade under the Insider Trading Policy.
“Investors” has the meaning set forth in the Founders Shareholders Agreement.
“Minimum Sale Price” has the meaning set forth in Section 2.2(b).
“Notice of Sale” has the meaning set forth in Section 2.2(b).
“Other Demanding Sellers” has the meaning set forth in the Founders Shareholders Agreement.
“Permitted Transferee” means, with respect to any Person, any Affiliate of such Person, a Transfer to which such Affiliate would not reasonably be expected to result in materially adverse tax or regulatory consequences to any party hereto, as reasonably determined by the board of directors of Purchaser in good faith; provided that any Permitted Transferee shall execute a joinder (x) to this Agreement and (y) upon the request of Purchaser, to the applicable organizational documents of the Apollo Operating Group.
“Person” shall be construed broadly and includes any individual, corporation, partnership, firm, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“Piggyback Registration” has the meaning set forth in the Founders Shareholders Agreement.

“Piggyback Sellers” has the meaning set forth in the Founders Shareholders Agreement.
“Portfolio Companies” means any Person in which any Fund owns or has made, directly or indirectly, an investment.
“Price Floor” means a price per Class A Share equal to a 10% discount to the average VWAP of the Class A Shares in the 10 consecutive Business Days prior to the applicable measurement date.
“Private Placement” means a sale of Class A Shares by the Purchaser to any Person pursuant to an exemption from the registration requirements of the Securities Act, including (but not limited to) Regulation D of the Securities Act; provided that no such Person shall be a Prohibited Transferee.
“Prohibited Transferee” means (i) any Person who is a “Bad Actor” as defined in Regulation D of the Securities Act, (ii) any Person with which the Purchaser would be prohibited by any law or regulation from transacting, and (iii) any Person listed on Exhibit C hereto, which may be amended and supplemented from time to time with the Holder’s prior written consent, not to be unreasonably withheld, and any Affiliate of any thereof.
“Purchase Transaction” means the purchase by the Purchaser of AOG Units from the Holder pursuant to a Notice of Sale at a price agreed upon, in good faith, by the Holder and the Purchaser that does not involve a Registered Sale or a Private Placement.
“Purchaser” has the meaning set forth in the preamble of this Agreement.
“Purchaser Certificate of Incorporation” means the Certificate of Incorporation of the Purchaser, dated as of September 5, 2019, as may be amended, supplemented or restated from time to time.
“Quarter” means, unless the context requires otherwise, a fiscal quarter of the Purchaser.
“Quarterly Sale Date” means, for each Quarter, unless otherwise required by Section 409A of the Code:
(i)    with respect to any amount of Class A Shares to be issued and offered in a Registered Sale, the closing date of such offering (or if such Registered Sale does not occur, the next Business Day following the date when it has been determined such Registered Sale will not occur);
(ii)    with respect to any amount of Class A Shares to be issued and offered pursuant to the exercise of an underwriter’s over-allotment option granted in connection with a Registered Sale, the closing date of such sale of Class A Shares pursuant to the exercise of such over-allotment option (or if such over-allotment option is not exercised or is not exercised in full, the sale as to such portion shall occur on the Business Day immediately following the lapse of the over-allotment option period);
(iii)    with respect to any amount of Class A Shares to be issued and offered in a Private Placement, the closing date of such Private Placement; and
(iv)    with respect to any amount of AOG Units that shall be acquired by the Purchaser in a Purchase Transaction, the closing date of such Purchase Transaction.
“Ratio” means the ratio of Class A Shares to AOG Units specified in this Agreement. On the date of this Agreement, the initial Ratio shall be 100% and shall be subject to adjustments as provided in Section 2.3.
“Registered Sale” means a public offering of Class A Shares pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form; provided that the parties hereto agree that such Registered Sale may be conducted as a block trade and may be either underwritten or a registered direct transaction; provided, further, that the Purchaser shall in its sole discretion select the underwriters (if any) and its counsel for any Registered Sale.

“Requested Information” has the meaning set forth in the Founders Shareholders Agreement.
“Sale” has the meaning set forth in Section 2.1(a) of this Agreement.
“Sale Notice Date” means, with respect to each Quarter, the single date that is ten (10) days prior to the first Business Day of the Purchaser’s Trading Window.
“Sale Transaction” means (a) a Registered Sale of a number of Class A Shares equal to the product of (i) the AOG Units to be sold by the Holder pursuant to the applicable Notice of Sale and (ii) the Ratio, (b) a Purchase Transaction or (c) a Private Placement.
“Securities Act” means Securities Act of 1933, as amended.
“Shareholder” has the meaning set forth in the Founders Shareholders Agreement.
“Stock Exchange” means the principal securities exchange on which Class A Shares are then traded.
“Suspension Period” has the meaning set forth in Section 2.6(b)(iii) of this Agreement.
“Threshold Amount” means $50 million, which value shall be determined on the basis of the product of (i) such AOG Units listed on the applicable Notice of Sale, (ii) the Ratio on the date of such Notice of Sale and (iii) the Minimum Sale Price listed on the applicable Notice of Sale; provided that “Threshold Amount” means $0 if the Sale Transaction is a Demand Registration.
“Trading Window” means a period during which the directors, executive officers and/or employees of the Purchaser or its manager or the Purchaser’s subsidiaries are permitted to transact in the Purchaser’s securities pursuant to the Purchaser’s Insider Trading Policy.
“Transfer” means any direct or indirect sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, charge, encumbrance, hypothecation, mortgage, creation of a security interest in, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law (including the creation of any derivative or synthetic interest).
“Transfer Agent” means such bank, trust company or other Person as shall be appointed from time to time by the Purchaser pursuant to the Purchaser Certificate of Incorporation to act as registrar and transfer agent for the Class A Shares.
“Underwriters Cut-Backs” means the reduction in the number of securities sought to be sold in any offering as a result of the written advice by any managing underwriter (or a nationally recognized independent investment bank selected by the Purchaser and reasonably acceptable to the Holder) that, in its opinion, the inclusion of the entire amount of the securities sought to be included in such offering would adversely affect the marketability of the equity securities sought to be sold pursuant to such offering.
“VWAP” means with respect to any publicly traded equity security, the volume weighted average price of such equity security over a specified period of time as reported by Bloomberg (or its equivalent, nationally recognized successor if Bloomberg ceases to provide such reports).
ARTICLE II
SALE OF AOG UNITS

SECTION 2.1    SALE OF AOG UNITS.
(a)    Subject to adjustment and other provisions as provided in this Article II, once each Quarter, on the applicable Quarterly Sale Date, the Holder shall be entitled to sell to the Purchaser AOG Units held by the Holder representing at least the Threshold Amount. Holder shall, on the applicable Quarterly Sale Date, deliver and surrender AOG Units to the Purchaser in exchange for the payment by the Purchaser of the Cash Amount (such sale, a “Sale”).
(b)    On the Quarterly Sale Date, all rights and obligations of the Holder as holder of such AOG Units shall cease upon payment in full of the Cash Amount and surrender of the AOG Units subject to such sale.
(c)    To the extent consent of any Person shall be required pursuant to the provisions of the Apollo Principal Operating Agreements, the Purchaser, APO Corp., APO FC, APO FC II, APO FC III, APO LLC and/or APO UK, as applicable, shall use commercially reasonable efforts to cause such consent to be obtained (if not already obtained).
(d)    The parties hereto acknowledge and agree that the AOG Units held by Holder may not be Transferred to any Person, and the Holder shall not have any right to Transfer or otherwise dispose of any AOG Units, other than (x) subject to required regulatory approvals, to a Permitted Transferee or (y) through a Transfer in accordance with this Agreement.
(e)    Any attempt to Transfer any AOG Units other than to a Permitted Transferee or in accordance with this Agreement shall be null and void and no right, title or interest in or to such AOG Units shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder in connection with any such attempted Transfer. Neither the Purchaser nor the members of the Apollo Operating Group will give, or permit their respective transfer agents to give, any effect to any such attempted Transfer on their records.
(f)    Notwithstanding anything to the contrary in this Agreement, no limited partnership interest or limited liability company interest comprising an AOG Unit (an “Underlying AOG Interest”) may be Transferred to any Person unless an equal number of each of the other limited partnership interests and limited liability company interests comprising an AOG Unit is Transferred concurrently therewith to the same transferee such that the transferee receives securities comprising AOG Units as defined under this Agreement. Any Transfer of any Underlying AOG Interest which does not comply with the preceding sentence shall be null and void and no right, title or interest in or to such Underlying AOG Interest shall be Transferred to the purported transferee, buyer, donee, assignee or encumbrance holder in connection with any such attempted Transfer. For so long as any subsidiary of Holder that holds Underlying AOG Interests as of the date hereof holds any Underlying AOG Interests other than as undivided Operating Group Units, Holder shall cause such subsidiary to (i) not conduct any business or operations or other activities and to not have any assets or liabilities except for ownership of Underlying AOG Interests and (ii) be a wholly owned subsidiary of Holder.
SECTION 2.2    SALE PROCEDURES; NOTICES AND REVOCATIONS.
(a)    Notice of Intent.
(i)    If the Holder determines that it may exercise the right to sell AOG Units as set forth in Section 2.1(a), the Holder shall, to the extent it has determined to do so, on the Intent Notice Date, provide a revocable written notice of its intent to sell such AOG Units, substantially in the form of Exhibit A hereto, which notice of intent shall include an estimate of the number of AOG Units intended to be so sold to the Purchaser.
(ii)    A notice of intent shall permit, but not obligate, the Holder to sell any or all of the AOG Units included in such notice of intent up to the amount of AOG Units set forth in such notice of intent. The Holder shall not be entitled to sell AOG Units on a Quarterly Sale Date in excess of the number of AOG Units set forth in its notice of intent submitted with respect to such quarterly period.

(b)    Notice of Sale. In the event that the Holder has satisfied the notice procedures in Section 2.2(a)(i), the Holder may exercise the right to sell AOG Units set forth in Section 2.1(a) by providing on or before the Sale Notice Date an irrevocable written notice of sale to the Purchaser, which shall include the number of AOG Units to be so sold to the Purchaser (which, for the avoidance of doubt, shall equal or exceed the Threshold Amount), substantially in the form of Exhibit B hereto (each, a “Notice of Sale”); provided, that a Notice of Sale shall include a minimum sale price (stated on a per-Unit basis before deducting for any commissions, fees and expenses) for the AOG Units included in such Notice of Sale that is equal to at least the Price Floor (such price, the “Minimum Sale Price”).
(c)    Purchaser’s Options. If the Purchaser has received a Notice of Sale, the Purchaser in its sole discretion may elect either (i) to consummate a Sale Transaction or (ii) to permit the Holder to consummate an AOG Transaction.
(d)    Sale Transaction.
(i)    Purchase Transaction. If the Purchaser has received a Notice of Sale and has elected to consummate a Sale Transaction, the Purchaser and the Holder may agree to consummate the Sale Transaction through a Purchase Transaction.
(ii)    Registered Sale. If the Purchaser has received a Notice of Sale and has elected to consummate a Sale Transaction, and the Purchaser and the Holder have not agreed to consummate a Purchase Transaction pursuant to Section 2.2(d)(i), the Purchaser shall use its best efforts to consummate one Registered Sale within the Trading Window following receipt of such Notice of Sale; provided that the Purchaser shall not be required to consummate such Registered Sale, and the Notice of Sale for such Sale Transaction shall be void and have no further effect, if the gross sale price per Class A Share that the Purchaser would receive upon the consummation of such Registered Sale shall be less than the Minimum Sale Price; provided further that in a Registered Sale the Holder shall be permitted to adjust the Minimum Sale Price prior to the pricing of such offering so long as such adjusted Minimum Sale Price remains in excess of the Price Floor on the date of such adjustment.
(iii)    Private Placement. If the Purchaser notifies the Holder that it cannot consummate a Registered Sale pursuant to Section 2.2(d)(ii), the Holder may require the Purchaser to use its best efforts to consummate a Private Placement to one or more Persons; provided that the Purchaser shall not be required to consummate such Private Placement, and the Notice of Sale for such Sale Transaction shall be void and have no further effect, if the gross sale price per Class A Share that the Purchaser would receive upon the consummation of such Private Placement shall be less than the Minimum Sale Price on the applicable Quarterly Sale Date; provided further that the Purchaser shall not consummate a Private Placement to a Prohibited Transferee.
(iv)    Limits. In the case of a Sale Transaction pursuant to Section 2.2(d)(ii) or (iii), the Purchaser may, in each case, refuse to consummate a Sale Transaction to any Person if the difference between (x) the beneficial ownership of Class A Shares by such Person following such Sales Transaction minus (y) the beneficial ownership of Class A Shares by such Person prior to such Sales Transaction, in each case computed on a fully diluted basis, would be greater than 2.0%.
(v)    Settlement of Sale. Provided that the parties have not agreed to consummate a Purchase Transaction pursuant to Section 2.2(d)(i), the Purchaser’s obligation to acquire any AOG Units from the Holder (x) in a Registered Sale is conditioned upon its ability to complete a Registered Sale of Class A Shares and receive gross cash proceeds per share at or above the Minimum Sale Price and (y) in a Private Placement is conditioned upon its ability to complete a Private Placement of Class A Shares and receive gross cash proceeds per share at or above the Minimum Sale Price on the applicable Quarterly Sale Date. As promptly as practicable following the consummation of a Sale Transaction and the surrender for exchange of AOG Units as set forth in Section 2.1(b), the Purchaser shall deliver or cause to be delivered to the Holder the Cash Amount by wire transfer of immediately available funds to the account of the Holder set forth on the applicable Notice of Sale.

(e)    AOG Transaction. If the Purchaser has received a Notice of Sale and has elected not to consummate a Sale Transaction pursuant to Section 2.2(d), the Purchaser shall notify the Holder of such election and shall permit the Holder to consummate an AOG Transaction in accordance with Section 2.7.
(f)    Procedures. The Purchaser may adopt reasonable procedures for the implementation of the provisions set forth in this Article II, including, without limitation, procedures for the giving of notice of an election for sale, subject to consent of the Holder to the extent contrary to any procedures expressly set forth herein. The Purchaser may consummate any Sale Transaction through one or more designees, provided that the use of such designee does not adversely affect any rights of the Holder, or the underlying obligation of the Purchaser, pursuant to this Agreement.
(g)    Investment Bank. In connection with any Sale Transaction or Purchase Transaction, any investment bank will be selected by the Purchaser and any commissions and fees will be agreed by the investment bank and the Purchaser and, in each case, reasonably acceptable to the Holder.
SECTION 2.3    SPLITS, DISTRIBUTIONS AND RECLASSIFICATIONS.
If there is: (a) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the AOG Units it shall be accompanied by an identical subdivision or combination of the Class A Shares; or (b) any subdivision (by split, distribution, reclassification, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of the Class A Shares it shall be accompanied by an identical subdivision or combination of the AOG Units. In the event of a reclassification, recapitalization, merger, consolidation, reorganization or other similar transaction as a result of which the Class A Shares are converted into another security, then all references in this agreement to the Class A Shares shall be substituted by a reference to such other security. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon the sale of any AOG Unit.
SECTION 2.4    BLACKOUT PERIODS.
Notwithstanding anything to the contrary herein, the Purchaser shall have the right to refuse to consummate a Sale if, (a) at any time the Purchaser reasonably determines that there may be material non-public information that the Purchaser has a bona fide business purpose for preserving as confidential, provided, however, that this shall not restrict the Holder from selling AOG Units if it is anticipated that the material non-public information will become public prior to, or in conjunction with, the applicable Quarterly Sale Date; or (b) if such Sale would be prohibited under applicable law or regulation. The Purchaser shall be entitled to so refuse to consummate a Sale for a reasonable period of time not to exceed ninety (90) consecutive days or one-hundred eighty (180) days in the aggregate in any twelve (12) month period.
SECTION 2.5    CONSIDERATIONS PERTAINING TO REGISTERED SALES.
(a)    If a Registered Sale of any Class A Shares to be issued upon any Sale in respect of a Quarterly Sale Date is to occur and (A) such Registered Sale does not occur, the Purchaser is not obligated to consummate such Sale, (B) there are Underwriter Cut-Backs on such Registered Sale, the Purchaser may reduce the number of AOG Units to be purchased on the applicable Quarterly Sale Date according to the Ratio or (C) such Registered Sale includes an over-allotment option, which option shall lapse un-exercised in whole or in part, the Purchaser may reduce the number of AOG Units to be purchased on the applicable Quarterly Sale Date, as adjusted by the applicable Ratio, by the number of AOG Units attributable to such un-exercised portion of the over-allotment amount, as adjusted by the applicable Ratio.
(b)    If a Registered Sale of any Class A Shares to be issued upon any Sale in respect of a Quarterly Sale Date is to occur, the Holder agrees that it shall (x) provide promptly the Requested Information to the

Purchaser, (y) agree to customary indemnification provisions regarding the Requested Information in favor of the Purchaser and to any lock-up agreement requested by the underwriters (if any) of such Registered Sale and (z) provide to the Purchaser any additional materials or information reasonably requested by the Purchaser.
(c)    The parties agree that a Registered Sale shall constitute a Piggyback Registration pursuant to the Founders Shareholders Agreement, which entitles each Shareholder to include its own Class A Shares on such Piggyback Registration. If (i) any Shareholder requests to include its own Class A Shares on such Piggyback Registration and (ii) such offering is the subject of Underwriter Cut-Backs, then the Class A Shares the Purchaser intended to issue in such Registered Sale shall be included together with Class A Shares requested to be included in such Piggyback Registration by any Shareholders, pro rata among the Purchaser and such Shareholders based upon the number of shares of Class A Shares deemed to be owned by such Persons.
SECTION 2.6    CONSIDERATIONS PERTAINING TO PRIVATE PLACEMENTS.
(a)    If a Private Placement of any Class A Shares to be issued upon any Sale in respect of a Quarterly Sale Date is to occur and such Private Placement does not occur, the Purchaser will cancel all exchanges of the number of AOG Units attributable to the Class A Shares to be offered in such Private Placement in respect of such Quarterly Sale Date.
(b)    If a Private Placement of any Class A Shares to be issued upon any Sale in respect of a Quarterly Sale Date is to occur, (x) the Holder shall be entitled to designate a placement agent that is reasonably satisfactory to the Purchaser to consummate such Private Placement and (y) each Person purchasing Class A Shares in such Private Placement shall enter into a customary purchase agreement, which shall, among other things, include customary representations and warranties to and indemnification provisions in favor of the Purchaser.
SECTION 2.7    CONSIDERATIONS PERTAINING TO AOG TRANSACTIONS.
(a)    Subject to Section 2.7(b), the Holder agrees that any Person that acquires AOG Units from the Holder in an AOG Transaction shall be required to directly hold such AOG Units for at least 30 calendar days.
(b)    Notwithstanding anything to the contrary in Section 2.7(a), in connection with any AOG Transaction, the Person that acquires such AOG Units from the Holder and the Purchaser shall enter into a shareholders agreement that shall provide that (i) such Person shall have the right to exchange any AOG Units it acquired into Class A Shares, (ii) the Purchaser shall have the right to require that such Person exchange any AOG Units it acquired into Class A Shares, (iii) such Person shall not be permitted to sell or transfer such AOG Units, provided that such Person shall be permitted to exchange such AOG Units into Class A Shares and sell or transfer such Class A Shares subject to compliance with applicable laws.
(c)    The Holder shall not dispose of AOG Units in an AOG Transaction to any Person if the beneficial ownership of Class A Shares by such Person following such AOG Transaction would be greater than 3.5% of the number of total outstanding Class A Shares, in each case computed on a fully diluted basis.
(d)    The Purchaser shall provide all reasonable and customary assistance to the Holder in connection with the consummation of any AOG Transaction.
SECTION 2.8    CONSIDERATIONS PERTAINING TO THE FOUNDERS SHAREHOLDERS AGREEMENT.
(a)    The Purchaser agrees that it shall give written notice (the “Demand Notice”) to the Holder of any demand for registration under the Securities Act (a “Demand”) that the Purchaser receives pursuant to the Founders Shareholders Agreement within five (5) Business Days after receipt of such Demand.

(b)    If the Holder submits a Notice of Sale which ultimately results in a Registered Sale pursuant to Section 2.2(d)(ii) after the Purchaser has delivered to the Holder a Demand Notice, the Holder acknowledges that

Purchaser shall consummate such Registered Sale concurrently, and in the same registration statement, with the related Demand Registration.
(c)    Notwithstanding anything to the contrary in the Founders Shareholders Agreement, the Holder agrees that if (i) the Purchaser consummates a Registered Sale concurrently, and in the same registration statement, with the Demand Registration relating to the Demand Notice and (ii) such offering is the subject to Underwriter Cut-Backs, then the Class A Shares that the Purchaser intended to issue in such Registered Sale shall be included together with Class A Shares requested to be included in such Demand Registration and any applicable Piggyback Registration by any Other Demanding Sellers, any Piggyback Sellers and any Investors, pro rata among the Purchaser, Other Demanding Sellers, Piggyback Sellers and the Investors based upon the number of shares of Class A Shares deemed to be owned by such Persons.
SECTION 2.9    TAXES.
The delivery of the Cash Amount upon sale of AOG Units shall be made without charge to the Holder for any stamp or other similar tax in respect of such issuance.
SECTION 2.10    APOLLO OPERATING GROUP.
Upon the formation after the date hereof of a new Apollo Principal Entity that becomes a member of the Apollo Operating Group and in which AP Professional Holdings, L.P. holds an interest, the Purchaser covenants that it shall cause such new Apollo Principal Entity to issue to the Holder a number of AOG Units of such new Apollo Principal Entity equal to the product of (a) the total number of AOG Units of such new Apollo Principal Entity and (b) the percentage of each other Apollo Principal Entity then owned by the Holder.
ARTICLE III
GENERAL PROVISIONS
SECTION 3.1    AMENDMENT.
(a)    The provisions of this Agreement may be amended only by the written consent of each of the Purchaser and the Holder.
(b)    Notwithstanding anything to the contrary in Section 3.1(a) above, upon any amendment (the “Exchange Amendment”) to a provision of the Founders Exchange Agreement for which there is an analogous provision in this Agreement that improves the terms of the Founders Exchange Agreement for any Apollo Principal Holder (as defined in the Founders Exchange Agreement), the Purchaser shall notify the Holder and, upon the request of the Holder, the Purchaser shall agree to amend this Agreement to implement mutatis mutandis any such Exchange Amendment.
(c)    If the Purchaser determines in good faith after the date of this Agreement that there is a material risk that one or more members of the Apollo Operating Group will be (or is reasonably likely to be) treated as an association taxable as a corporation for U.S. federal income tax purposes (including as a result of having more than 100 partners for U.S. federal income tax purposes), then the Purchaser and the Holder shall cooperate in good faith to amend the terms of this Agreement in order to reduce the risk of such treatment and provide for the sale of AOG Units in a mutually tax-efficient manner.

SECTION 3.2    ADDRESSES AND NOTICES.
All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail (delivery receipt requested) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be as specified in a notice given in accordance with this Section 3.2):
(a)    If to the Purchaser, to:
Apollo Global Management, Inc.
9 West 57th Street, 43rd Floor
New York, New York 10019

Attention:	John J. Suydam, Esq.
with a copy to:

Electronic Mail:	jsuydam@apollo.com
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064

Attention:	John M. Scott, Esq., Brian P. Finnegan, Esq. and Ross A. Fieldston, Esq.
(b)    If to the Holder:

Electronic mail:	jscott@paulweiss.com, bfinnegan@paulweiss.com and rfieldston@paulweiss.com
Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda

Attention:	Natasha Scotland Courcy
with a copy (which shall not constitute notice) to:

E-mail:	NCourcy@athene.bm
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
United States of America

Attention:	Perry J. Shwachman; Samir A. Gandhi; Jeremy Watson
SECTION 3.3    FURTHER ACTION.

E-mail:	pshwachman@sidley.com; sgandhi@sidley.com; jcwatson@sidley.com
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.
SECTION 3.4    BINDING EFFECT.
(a)    This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

(b)    The Holder shall not transfer AOG Units to any Person, who is not a party to this Agreement without first obtaining an agreement from such Person to be a party to this Agreement; provided that the foregoing condition shall not apply to a Purchase Transaction, transfers of AOG Units to the Purchaser or any of its subsidiaries or to any Apollo Principal Entities or an AOG Transaction.

SECTION 3.5    SEVERABILITY.
If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
SECTION 3.6    INTERACTION.
This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.
SECTION 3.7    WAIVER.
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.
SECTION 3.8    SUBMISSION TO JURISDICTION: WAIVER OF JURY TRIAL.
(a)    Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.
(b)    Notwithstanding the provisions of paragraph (a), the Purchaser may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), the Holder (i) expressly consents to the application of paragraph (c) of this Section 3.8 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Purchaser as the Holder’s agents for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise the Holder of any such service of process, shall be deemed in every respect effective service of process upon the Holder in any such action or proceeding.
(c)    (i) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF THIS SECTION 3.8, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) has a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in the preceding paragraph of this Section 3.8 and such parties agree not to plead or claim the same.
(d)    Notwithstanding any provision of this Agreement to the contrary, this Section 3.8 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 3.8, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 3.8. In that case, this Section 3.8 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 3.8 shall be construed to omit such invalid or unenforceable provision.
SECTION 3.9    COUNTERPARTS.
This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 3.9.
SECTION 3.10    TAX TREATMENT.
To the extent this Agreement imposes obligations upon a particular Apollo Principal Entity, this Agreement shall be treated as part of the relevant Apollo Principal Entity Agreement as described in Section 761(c) of the Code and Sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations. The parties shall report any Sale Transaction consummated hereunder as a taxable sale to the Purchaser of AOG Units by the Holder. No party shall take a contrary position on any income tax return, amendment thereof or communication with a taxing authority unless otherwise required by applicable law.
SECTION 3.11    APPLICABLE LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF).
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By:
[●]
[●]

ATHENE HOLDING, LTD.

By:
[ ]
[ ]

EXHIBIT A
FORM OF
NOTICE OF INTENT
Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019

Attention:	John J. Suydam
Reference is hereby made to the Liquidity Agreement, dated as of [    ], 20[    ] (the “Liquidity Agreement”), among Apollo Global Management, Inc. and Athene Holding Ltd., as amended or amended and restated from time to time, in accordance with its terms. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Liquidity Agreement.

Fax:	(212) 515-3251

Electronic Mail:	jsuydam@apollo.com
The undersigned Holder intends to sell AOG Units to the Purchaser pursuant to the terms of the Liquidity Agreement, as set forth below.

Legal Name of Holder:	[ ]

Address:	[ ]

Date of this Notice:	[ ]

Estimate of the Number of AOG Units Intended to be Sold	[ ]
The undersigned acknowledges that the sale of AOG Units shall be subject to the terms and conditions of the Liquidity Agreement.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Intent to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

[Signature Page to Notice of Intent]

EXHIBIT B
FORM OF
NOTICE OF SALE
Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019

Attention:	John J. Suydam
Reference is hereby made to the Liquidity Agreement, dated as of [    ], 20[    ] (the “Liquidity Agreement”), among Apollo Global Management, Inc. and Athene Holding Ltd., as amended or amended and restated from time to time, in accordance with its terms. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Liquidity Agreement.

Fax:	(212) 515-3251

Electronic Mail:	jsuydam@apollo.com
Reference is hereby also made to the Notice of Intent, dated as of [    ], previously delivered by the Holder to the Purchaser pursuant to the terms of the Liquidity Agreement.
The undersigned Holder desires to sell the number of AOG Units set forth below to be issued in its name as set forth below:

Legal Name of Holder:	[ ]

Address:	[ ]

Wire Information:	[ ]

Number of AOG Units to be sold:	[ ]

Minimum Sale Price for AOG Units to be sold:	[ ]
The undersigned acknowledges that the number of AOG Units to be sold pursuant to this notice shall be equal to the lesser of (x) the number of AOG Units set forth above, and (y) the number of AOG Units that the undersigned is permitted to sell taking into account any subsequent revocation permitted by Section 2.2(b) of the Liquidity Agreement and any limitations imposed pursuant to Article II of the Liquidity Agreement.
The undersigned (1) hereby represents that the AOG Units set forth above are beneficially owned by the undersigned, (2) hereby agrees to sell such AOG Units at the Minimum Sale Price as set forth in the Liquidity Agreement, and (3) hereby irrevocably constitutes and appoints any officer of the Apollo Principal Entities, APO LLC, APO FC, APO FC II, APO FC III, APO UK, APO Corp., or the Purchaser as its attorney, with full power of substitution, to sell on behalf of such Holder such AOG Units on the books and records of the Apollo Principal Entities at the Minimum Sale Price.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Notice of Sale to be executed and delivered by the undersigned or by its duly authorized attorney.

Name:

Dated:

EXHIBIT C
PROHIBITED TRANSFEREES

1.	Highland Capital Management, L.P.

2.	Icahn & Co. Inc / High River LP

3.	Aurelius Capital Management

4.	Elliott Management

5.	Cyrus Capital Partners, LP

6.	Appaloosa Management L.P.

7.	Oaktree Capital Management, L.P.

8.
Any actually known or reasonably identifiable affiliate (reasonably identifiable by their name) of, and, if applicable, any actually known or reasonably identifiable fund or other entity managed by (in the case of such fund or such other entity, reasonably identifiable by their name), any of the entities listed above.

Exhibit E
Registration Rights Agreement

[Exhibit E—Registration Rights Agreement]

FINAL

REGISTRATION RIGHTS AGREEMENT
dated as of [●]
between
ATHENE HOLDING LTD.
AND
APOLLO GLOBAL MANAGEMENT, INC.

Section 4.5	Further Assurances	20
Section 4.6	Governing Law; Equitable Remedies	20
Section 4.7	Consent To Jurisdiction	20
Section 4.8	Amendments; Waivers	21
Section 4.9	Assignment	21
Section 4.10	Effectiveness	21
Section 4.11	Term	21

REGISTRATION RIGHTS AGREEMENT (the “Agreement”), dated as of [●], among Apollo Global Management, Inc. (“Holder”) and Athene Holding Ltd. (the “Company”).
WHEREAS, the Company has issued to certain affiliates of Holder new common shares of the Company (“Shares”) having an aggregate market value based on market price of approximately $[        ] (the “Share Issuance”), the consideration for which is (i) units of the Apollo Operating Group having an aggregate market value on the date hereof of approximately $[        ] and (ii) $[        ] million in cash; and
WHEREAS the Company has also granted to Holder the right to purchase additional Shares from the Company under certain circumstances; and
WHEREAS, in connection with, and effective upon, the date of completion of the Share Issuance (the “Closing Date”), the Company and Holder wish to set forth certain understandings between such parties.
NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, the following terms have the following meanings:
“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.
“Agreement” has the meaning set forth in the recitals to this Agreement.
“Apollo Operating Group” means any carry vehicles, management companies or other entities formed by Holder or its Affiliates to engage in the asset management business (including alternative asset management) and receiving management fees, incentive fees, fees paid by Portfolio Companies, carry or other remuneration which are directly owned by Holder or its Subsidiaries and AP Professional Holdings, L.P. and which are not Subsidiaries of another member of the Apollo Operating Group, excluding any Funds and any Portfolio Companies. As of the date hereof, the Apollo Operating Group consists of Apollo Principal Holdings I, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings II, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings III, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IV, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings V, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VI, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings VIII, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings IX, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings X, L.P., a Cayman Islands exempted limited partnership, Apollo Principal Holdings XI, LLC, an Anguilla limited liability company, Apollo Principal Holdings XII, L.P., a Cayman Islands exempted limited partnership and AMH Holdings (Cayman), L.P., a Cayman Islands exempted limited partnership.
“Beneficial Owner” means, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (A) voting power, which includes the power to vote, or to direct the voting of, such security and/or (B) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” have correlative meanings.

“Board” means the board of directors of the Company or any duly authorized committee thereof.
“Bye-laws” means the Bye-laws of the Company, as they may be amended, supplemented, restated or otherwise modified from time to time.
“Company” shall have the meaning set forth in the recitals to this Agreement.
“Demand” has the meaning set forth in Section 2.1(a).
“Demand Registration” has the meaning set forth in Section 2.1(a).
“Disclosure Package” means, with respect to any offering of securities, (i) the preliminary prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Form S-3” has the meaning set forth in Section 2.3.
“Free Writing Prospectus” has the meaning set forth in Section 2.6(a)(iii).
“Governmental Entity” means any Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body).
“Inspectors” has the meaning set forth in Section 2.6(a)(viii).
“Long-Form Registration” has the meaning set forth in Section 2.1(c).
“Losses” has the meaning set forth in Section 2.8(a).
“Marketed Underwritten Offering” has the meaning set forth in Section 2.1(e).
“Non-Marketed Underwritten Offering” has the meaning set forth in Section 2.1(f).

“Non-Underwritten Shelf Takedown” has the meaning set forth in Section 2.1(f).
“Other Demanding Sellers” has the meaning set forth in Section 2.2(b).
“Person” shall be construed broadly and includes any individual, corporation, firm, partnership, limited liability company, joint venture, estate, business, association, trust, Governmental Entity or other entity.
“Piggyback Notice” has the meaning set forth in Section 2.2(a).
“Piggyback Registration” has the meaning set forth in Section 2.2(a).
“Piggyback Seller” has the meaning set forth in Section 2.2(a).
“Proceeding” has the meaning set forth in Section 4.7.
“Records” has the meaning set forth in Section 2.6(a)(viii).

“Registrable Amount” means a number of Registrable Securities representing at least the lesser of (i) 1.0% of the total Shares then outstanding (taking into account for this purpose all vested and unvested Shares, if any) and (ii) $40 million (such value shall be determined based on the value of such Registrable Securities, in each case on the date immediately preceding the date upon which the Demand or Shelf Notice, as applicable, has been received by the Company).
“Registrable Securities” means any Shares currently owned or hereafter acquired by any Shareholder (whether acquired upon conversion, exchange or exercise of any securities, through open market purchases, or otherwise). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities have been sold or otherwise transferred by the holder thereof pursuant to an effective registration statement or (ii) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act, in each case to a person other than a Shareholder or an eligible assignee of a Shareholder under Section 4.9.
“Registration Expenses” has the meaning set forth in Section 2.7.
“Requesting Shareholder” means one or more Shareholders (and its affiliates) who collectively beneficially own, outstanding shares of Common Stock.
“SEC” means the United States Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.
“Selected Court” has the meaning set forth in Section 4.7.
“Selling Shareholder Expenses Cap” has the meaning set forth in Section 2.7.
“Selling Shareholders” means the Persons named as selling shareholders in any registration statement under Article II hereof and who is the Beneficial Owner of Registrable Securities being offered thereunder.
“Shareholder” and “Shareholders” shall mean Holder together with its successors, permitted transferees and permitted assigns.
“Shares” means the shares of Common Stock of the Company, $0.001 par value per share, and any equity securities issued or issuable in exchange for or with respect to such shares of Common Stock (i) by way of a dividend, split or combination of shares or (ii) in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.
“Shelf Notice” has the meaning set forth in Section 2.3.
“Shelf Registration Statement” has the meaning set forth in Section 2.3.
“Short-Form Registration” has the meaning set forth in Section 2.1(c).
“Suspension Period” has the meaning set forth in Section 2.3(d).
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.
“Underwritten Offering Notice” has the meaning set forth in Section 2.1(f).

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.
Section 1.2    Interpretation. In this Agreement, unless the context otherwise requires:
(a)    words importing the singular include the plural and vice versa;
(b)    pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms;
(c)    a reference to a clause, party, annex, exhibit or schedule is a reference to a clause of, and a party, annex, exhibit and schedule to this Agreement, and a reference to this Agreement includes any annex, exhibit and schedule hereto;
(d)    a reference to a statute, regulation, proclamation, ordinance or by-law includes all statues, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another Governmental Entity with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under the statute;
(e)    a reference to a document includes all amendments or supplements to, or replacements or novations of that document;
(f)    a reference to a party to a document includes that party’s successors, permitted transferees and permitted assigns;
(g)    the use of the term “including” means “including, without limitation”;
(h)    the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes, schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement;
(i)    the title of and the section and paragraph headings used in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions in this Agreement;

(j)    where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates;
(k)    the language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party; and
(l)    unless expressly provided otherwise, the measure of a period of one (1) month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date (for example, one (1) month following February 18 is March 18, and one (1) month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1)).

ARTICLE II
REGISTRATION RIGHTS
Section 2.1    Demand Registration.
(a)    One or more Requesting Shareholders shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, in the aggregate taking into account all of the Requesting Shareholders, equals or is greater than the Registrable Amount (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:
(i)    the offer and sale of the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;
(ii)    all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b); and
(iii)    all equity securities of the Company which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1;
all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Shares, if any, to be so registered.
(b)    Each Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, if then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Within five (5) business days after receipt of a Demand, the Company shall give written notice of such Demand to all other Shareholders, if any. Subject to Section 2.1(h), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten (10) days after the Company’s notice required by this paragraph has been mailed. Such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b).
(c)    Demand Registrations shall be on (i) if option (ii) and (iii) below are not available, Form S-1 or any similar long-form registration (“Long-Form Registration”), (ii) if option (iii) below is not available, Form S-3 or any similar short form registration, if such short form registration is then available to the Company, or (iii) Form S-3ASR if the Company is, at the time a Demand is made, a Well-Known Seasoned Issuer (a Demand Registration under each of clauses (ii) and (iii), a “Short-Form Registration”), in each case, in compliance with the Securities Act and in the form of registration statements that the Company has customarily prepared and filed with the SEC for issuances of its Shares. The Company shall not be required to effect more than two Long-Form Registrations per fiscal year.
(d)    Effective Demand Registration. A Demand Registration shall not be deemed to have been effected:
(i)    unless a registration statement with respect thereto has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act and the laws of any U.S. state or other jurisdiction applicable to the disposition of Registrable Securities covered by such registration statement until such time as all of such Registrable Securities shall have been disposed of in accordance with such registration statement or there shall cease to be any Registrable Securities;

(ii)    if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other Governmental Entities or court for any reason other than a violation of applicable law solely by any Selling Shareholder and has not thereafter become effective;
(iii)    if, in the case of an Underwritten Offering, the conditions to closing specified in an underwriting agreement applicable to the Company are not satisfied or waived other than by reason of any breach or failure by any Selling Shareholder; or
(iv)    if the Company effects a postponement, declares a Suspension Period or similarly delays the exercise of rights under this Agreement pursuant to the terms in the paragraph below or the terms of this Agreement generally.
Notwithstanding the foregoing, the Company shall not be obligated to (i) maintain the effectiveness of a Long-Form Registration, filed pursuant to a Demand Registration, for a period longer than 75 days or (ii) effect any Demand Registration (A) within six (6) months of the effective date of a registration statement with respect to a “firm commitment” Underwritten Offering in which all Piggyback Sellers were given “piggyback” rights pursuant to Section 2.2 (and at least 50% of the number of Registrable Securities requested by such Piggyback Sellers to be included in such Demand Registration were included), (B) within three (3) months of the effective date of a registration statement with respect to any other Demand Registration, (C) within 90 days from the date on which a Marketed Underwritten Offering was priced or (D) if, in the reasonable judgment of the Board, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements or financial information, provided that the Company shall use commercially reasonable efforts to obtain such financial statements or financial information as promptly as practicable. In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of twelve (12) consecutive months and in no event for more than an aggregate of one-hundred twenty (120) days in any three-hundred sixty-five (365) consecutive day period) if the Board determines in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential, provided, however, that such postponement shall terminate at such time that such information is no longer material, non-public information or the Company no longer has a bona fide business purpose for preserving such information as confidential.
(e)    Offering Requests.
(i)    Requests for Marketed Underwritten Offerings. A Requesting Shareholder may from time to time request to sell Registrable Securities in an underwritten offering that is registered pursuant to the Shelf Registration Statement or under a Demand Registration that includes roadshow presentations or investor calls by management of the Company or other marketing efforts by the Company (a “Marketed Underwritten Offering”); provided that in the case of each such Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an expected aggregate offering price of at least $40 million; and provided, further, that the Company shall not be required to effect (A) a Marketed Underwritten Offering if another Marketed Underwritten Offering has been effected and priced within 90 days or (B) more than four Marketed Underwritten Offerings within any 12-month period. Notwithstanding anything contrary in this Section 2.1, unless otherwise agreed to by the Requesting Shareholders, no other Shareholder shall have the right to participate in a Marketed Underwritten Offering.
(ii)    Requests for Non-Marketed Underwritten Offerings. Requesting Shareholders may from time to time request to sell Registrable Securities in an underwritten offering that is registered under the Shelf Registration Statement or under a Demand Registration that does not include any marketing efforts by the Company or its management, including a “block trade” (a “Non-Marketed Underwritten Offering”); provided that in the case of each such Non-Marketed Underwritten Offering the Registrable Securities proposed to be sold shall have an aggregate offering price of at least $5 million. Notwithstanding anything contrary in this Section 2.1, unless otherwise agreed to by the Requesting Shareholders, no other Shareholder shall have the right to participate in a Non-Marketed Underwritten Offering.
(iii)    Requests for Non-Underwritten Offerings. At any time that a Shelf Registration Statement or any shelf registration statement filed in connection with a Demand Registration shall be effective with respect to Registrable Securities of a Requesting Shareholder and such Requesting Shareholder desires to initiate an offering or sale of all or part of such Requesting Shareholder’s Registrable Securities that does not constitute an Underwritten Offering (a “Non-Underwritten Shelf Takedown”), such Requesting Shareholder shall so indicate in a written request delivered to the Company no later than three Business Days prior to the expected date of such Non-Underwritten Shelf Takedown, which request shall include (i) the type and total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Takedown and (ii) the expected plan of distribution of such Non-Underwritten Shelf Takedown. Notwithstanding anything contrary in this Section 2.1, unless otherwise agreed to by the Requesting Shareholder, no other Shareholder shall have the right to participate in a Non-Underwritten Shelf Takedown.
(iv)    Underwritten Offering Notices. All requests for Underwritten Offerings shall be made by giving written notice to the Company (an “Underwritten Offering Notice”). Each Underwritten Offering Notice shall specify (i) the approximate number of Registrable Securities to be sold in the Underwritten Offering, (ii) whether such offering will be a Marketed Underwritten Offering or a Non-Marketed Underwritten Offering, and (iii) the intended marketing efforts, if any. Within five Business Days after receipt of any Offering Notice, if agreed to by the Requesting Shareholders in accordance with the provisions set forth above, the Company shall (A) send written notice of such requested Offering to all other Shareholders, if any, and shall include in such Offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after mailing such notice or (B) follow such other procedure agreed to by the Requesting Shareholders with respect to allowing other Shareholders to participate in the Underwritten Offering.
(f)    Any time that a Demand Registration involves an Underwritten Offering, (i) the Shareholders holding a majority of the Registrable Securities requested to be included in the Demand Registration shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, subject to the consent of the Company, such consent not to be unreasonably withheld, and (ii) the Company and the Selling Shareholders shall enter into an underwriting agreement that is reasonably acceptable to the Shareholders holding a majority of the Registrable Securities requested to be included in the Demand Registration with respect to the provisions affecting such Shareholders and which agreement shall contain representations, warranties, indemnities and agreements of the Company customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.
(g)    The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Requesting Shareholders participating in such Demand Registration holding a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, the lead bookrunning underwriters (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Company and reasonably acceptable to Shareholders holding a majority of the Registrable Securities included in such Demand

Registration, and whose fees and expenses (other than any underwriting discounts relating to such Registrable Securities sold in such Demand Registration) shall be borne solely by the Company) advise the Company, in writing, that, in their reasonable opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is reasonably advised by such underwriters or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Shares requested to be included in such Demand Registration by any Shareholders, which, in the opinion of the underwriter or investment bank can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders based upon the number of Shares deemed to be owned by such Persons; (ii) second, securities the Company proposes to sell for its own account; and (iii) third, all other equity securities of the Company duly requested to be included in such registration statement by any other shareholders holding pari passu registration rights, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.
Section 2.2    Piggyback Registration.
(a)    Subject to the terms and conditions hereof, whenever the Company proposes to register the offer and sale of any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give each Shareholder prompt written notice thereof (but not less than ten (10) business days prior to the public filing by the Company with the SEC of any registration statement with respect thereto, provided that the Company shall not be required to deliver such notice prior to the a confidential submission or non-public filing of any registration statement with the SEC). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a reasonable estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback Notice is a Shareholder (a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller, and may condition the sale of such Registrable Securities on a price range) given within ten (10) days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration (whether for the account of the Company or for the account of others).
(b)    If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Company and reasonably acceptable to the Shareholders holding a majority of the Registrable Securities included in such Piggyback Registration, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who acquire Shares after the date hereof and whom the Company gives registration rights and have sought to have all or part of such Shares registered in such Piggyback Registration pursuant to such registration rights, (iii) others with the written consent of Shareholders participating in such Demand Registration holding a majority of the Registrable Securities included in such Demand Registration (such Persons referenced in clauses (ii) and (iii) of this Section 2.2(b) being “Other Demanding Sellers”), and (iv) the Piggyback Sellers, as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company for its own account, and (B) second, Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers and any Piggyback Sellers, pro rata among such Other Demanding Sellers and Piggyback Sellers based upon the number of Shares deemed to be beneficially owned by such Persons; or

(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, Shares requested to be included in such Piggyback Registration by any Other Demanding Sellers and any Piggyback Sellers, pro rata among such Other Demanding Sellers and Piggyback Sellers based upon the number of Shares deemed to be owned by such Persons, and (B) second, the other equity securities of the Company proposed to be sold by the Company as determined by the Company.
(c)    In connection with any Underwritten Offering under this Section 2.2, the Company shall not be required to include the Registrable Securities of a Shareholder in the Underwritten Offering unless such Shareholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters, or, if applicable, the underwriters selected by the Shareholders holding a majority of the Registrable Securities requested to be included in the Demand Registration in accordance with the terms of hereof.
(d)    If, at any time after giving written notice of its intention to register the offer and sale of any of its equity securities as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine, at its election, for any reason not to register the offer and sale of such equity securities, the Company shall give written notice of such determination to each Shareholder within five (5) days thereof and thereupon shall be relieved of its obligation to register the offer and sale of any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.
Section 2.3    Shelf Registration.
(a)    Subject to Section 2.3(d), and further subject to the availability of a registration statement on Form S-3 or on any other form which permits incorporation of information by reference to other documents filed by the issuer with the SEC (“Form S-3”) to the Company, any of the Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than sixty (60) days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the SEC as promptly as practicable and within ninety (90) days after such filing date, a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of a number of Registrable Securities that is equal to or greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such notice is delivered) owned by such Shareholders and any other Shareholders who elect to participate therein as provided in Section 2.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).
(b)    Within five (5) business days after receipt of a Shelf Notice pursuant to Section 2.3, the Company will deliver written notice thereof to each Shareholder. Each Piggyback Seller may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten (10) days after the Shelf Notice is received by any such Piggyback Seller.
(c)    Subject to Section 2.3(d), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective (including through updates, amendments, replacements or otherwise) until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise. If the Company becomes ineligible to use Form S-3 for secondary sales, the Company shall use commercially reasonable efforts to file a Form S-1 shelf as promptly as practicable to replace the Shelf Registration Statement that is a Form S-3 shelf (but in no event more than 20 Business Days after the date of such ineligibility) and have the Form S-1 shelf declared effective as promptly as practicable (but in no event more than 90 days after the date of such filing) (at which time the Shelf Registration Statement shall refer to such Form S-1, and, in the event the Company again becomes eligible to use Form S-3 for secondary sales, the Company shall use commercially reasonable efforts to convert the Form S-1 shelf into a Form S-3 shelf).
(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled to suspend the use of the prospectus included in the Shelf Registration Statement, filed in accordance with Section 2.3, for a reasonable period of time not to exceed ninety (90) days in succession or one-hundred eighty (180) days in the aggregate in any twelve (12) month period (a “Suspension Period”, provided, however, that any Suspension Period shall terminate at such time as the conditions which gave rise to the Suspension Period have ceased) if the Board shall determine in its reasonable judgment that (A) it is not feasible for the Shareholder to use the prospectus for the sale of Registrable Securities because of the unavailability of audited or other required financial statements or financial information, provided that the Company shall use its reasonable efforts to obtain such financial statements as promptly as practicable, or (B) the filing or effectiveness of the prospectus relating to the Shelf Registration Statement would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)    The Shareholders shall be entitled to demand such number of shelf registrations as shall be necessary to sell all of its Registrable Securities pursuant to this Section 2.3.
Section 2.4    Withdrawal Rights.
Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Shareholder seeking to register Registrable Securities notice to such effect and, within ten (10) days following the mailing of such notice, such Shareholders still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such 10-day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. If a Shareholder more than once in any year withdraws its notification or direction to the Company to include Registrable Securities in a registration statement in accordance with this Section 2.4 with respect to a sufficient number of shares so as to reduce the number of Registrable Securities requested to be included in such registration statement below the Registrable Amount (and Shareholders do not elect to register additional Registrable Securities to satisfy the Registrable Amount), such Shareholder shall be required to promptly reimburse the Company for all expenses incurred by the Company in connection with preparing for the registration of such Registrable Securities.
Section 2.5    Holdback Agreements.

(a)    In the case of any Underwritten Offering in connection with a Demand or Shelf Registration pursuant to this Agreement, each Requesting Shareholder, and in the case of any Piggyback Registration pursuant to this Agreement, each participating Shareholder, agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the managing underwriter(s) of such Underwritten Offering (which shall not exceed seventy-five (75) days) with respect to any Demand, Shelf or Piggyback Registration (in each case, except as part of such registration subject to customary exceptions to be agreed). Each Shareholder subject to the restrictions of the first sentence of Section 2.5 shall receive the benefit of any shorter “lock-up” period or permitted exceptions agreed to by the managing underwriter(s) for any Underwritten Offering pursuant to this Agreement irrespective of whether such Shareholder participated in the Underwritten Offering and the terms of such lock-up agreements shall govern such Shareholders in lieu of the first sentence of Section 2.5.
(b)    In the case of any Underwritten Offering pursuant to this Agreement, the Company shall use commercially reasonable efforts to cause other Shareholders (other than the Shareholders) and its directors and officers to execute any lock-up agreements in form and substance as agreed by the Shareholders and as reasonably requested by the managing underwriters; provided, that the Holder agrees to cause the directors of the Company then employed by the Holder to execute any such lock-up agreements.
(c)    In the case of any Underwritten Offering, the Company agrees not to effect any Public Offering or distribution of any equity securities of the Company, or securities convertible into or exchangeable or exercisable for equity securities of the Company for a period (a) commencing upon the earlier of (x) the commencement of the roadshow in respect of such offering and(y) seven days prior to the pricing of such offering and (b) ending 90 days after the pricing of such offering, except, in each case, as part of such Underwritten Offering.
Section 2.6    Registration Procedures.
(a)    If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, Section 2.2, and Section 2.3 the Company shall as expeditiously as reasonably possible:
(i)    prepare and file with the SEC (subject to the provisions of Section 2.3 with respect to Shelf Registrations, promptly and, in any event on or before the date that is (i) 90 days, in the case of any Long-Form Registration, after the receipt by the Company a Demand from a Requesting Shareholder or (ii) 45 days, in the case of any Short-Form Registration, after the receipt by the Company of a Demand from a Requesting Shareholder) the requisite registration statement to effect any such registration and thereafter use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC and remain effective pursuant to the terms of this Agreement and cause such registration statement to contain a “Plan of Distribution” that permits the distribution of securities pursuant to all legal means; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement, prospectus or any amendments thereto, the Company will furnish to the counsel selected by the Shareholders which are including Registrable Securities in such registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;
(ii)    prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 2.1, the expiration of ninety (90) days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 2.2, the expiration of ninety (90) days after such registration statement becomes effective;

(iii)    furnish to each Selling Shareholder and each underwriter, if any, of the securities being sold by such Selling Shareholder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholder;
(iv)    use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Shareholder and any underwriter of the securities being sold by such Selling Shareholder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Shareholder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholder, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(v)    use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange or the NASDAQ Stock Market;
(vi)    use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other Governmental Entities as may be necessary to enable each Selling Shareholder thereof to consummate the disposition of such Registrable Securities;
(vii)    in connection with an Underwritten Offering, obtain for each Selling Shareholder and underwriter:
(A)    an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Shareholder and underwriters, and
(B)    a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement;
(viii)    promptly make available for inspection by a representative of the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by the Selling Shareholders (collectively and not individually) or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or

(B) the Company reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such Selling Shareholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;
(ix)    promptly notify in writing each Selling Shareholder and the underwriters, if any, of the following events:
(A)    the filing (or confidential submission, as applicable) of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;
(B)    any request by the SEC or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information;
(C)    the issuance by the SEC or any other Governmental Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and
(D)    the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;
(x)    notify each Selling Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(xi)    use commercially reasonable efforts to prevent the issuance of and, if issued, obtain the withdrawal of any order suspending the effectiveness of such registration statement or any suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction;
(xii)    otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to each Selling Shareholder, as soon as reasonably practicable, an earning statement of the Company covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(xiii)    cooperate with the Selling Shareholders and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates, or, if requested by a Selling Shareholder or an underwriter, to facilitate the delivery of such securities in book-entry form;

(xiv)    have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities;
(xv)    with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold “by means of” (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of the Shareholders holding the Registrable Securities covered by such registration statement, which Free Writing Prospectuses or other materials shall be subject to the prior reasonable review of the Selling Shareholders and their counsel;
(xvi)    (A) as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filings of all prospectuses and Free Writing Prospectuses with the SEC and (B) within the deadlines specified by the Exchange Act, make all filings of periodic and current reports and other materials required by the Exchange Act;
(xvii)    as expeditiously as possible and within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any registration statement or prospectus used under this Agreement (and any offering covered thereby);
(xviii)    as expeditiously as practicable, keep the Selling Shareholders and their counsel advised as to the initiation and progress of any registration hereunder;
(xix)    cooperate with each Selling Shareholder and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;
(xx)    furnish the Selling Shareholders, their counsel and the underwriters, as expeditiously as possible, copies of all correspondence with or from the SEC, the FINRA, any stock exchange or other self-regulatory organization relating to the registration statement or the transactions contemplated thereby and, a reasonable time prior to furnishing or filing any such correspondence to the SEC, the FINRA, stock exchange or self-regulatory organization, furnish drafts of such correspondence to the Selling Shareholders, their counsel, and the underwriters for review and comment, such review and comment to be conducted with reasonable promptness; and
(xxi)    to take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby.
(b)    The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.
(c)    Without limiting the terms of Section 2.1(a), in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company, if requested by the underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers.
(d)    Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 2.6(a)(ix)(C), 2.6(a)(ix)(D), or 2.6(a)(x), such Selling Shareholder shall forthwith discontinue (in the case of Section 2.6(a)(ix)(D), only in the relevant jurisdiction set forth in such notice) such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(x) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Shareholder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 2.6(a)(ix), Section 2.6(a)(ix)(D) or Section 2.6(a)(x) to the date when all such Selling Shareholders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.
Section 2.7    Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under Article II of this Agreement in respect of a particular offering, including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the FINRA (including, if applicable, reasonable and customary fees and expenses of any “qualified independent underwriter” as such term is defined by the FINRA), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and reasonable and customary fees and expenses of one firm of counsel to the Selling Shareholders (which firm shall be selected by the Selling Shareholders holding a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Selling Shareholders that are selling Registrable Securities in connection with such offering, regardless of whether a registration is effected; provided, that such expenses shall be consistent with the customary and then-prevailing market practice for similar offerings (taking into account the size of such offerings and other relevant factors but assuming a seller of registrable securities other than the Company) (the “Selling Shareholder Expenses Cap”). The Company will pay any amounts above the Selling Shareholder Expenses Cap in respect of any offering and will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration.
Section 2.8    Registration Indemnification.
(a)    By the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and each of their respective Affiliates and their respective officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other
Person indemnified under this Section 2.8(a) from and against all losses, claims, damages, liabilities and expenses, whether joint or several (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), to which they are or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law (including any applicable “blue sky” laws), rule or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, are caused by or relate to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus, offering circular, offering memorandum or Disclosure Package (including the Free Writing Prospectus) or any amendment or supplement thereto or any filing or document incidental to such registration or qualification of the securities as required by this Agreement, or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein not misleading, except that no Person indemnified shall be indemnified hereunder insofar as the same are made in conformity with and in reliance on information furnished in writing to the Company by such Person concerning such Person expressly for use therein. Such indemnification obligation shall be in addition to any liability that the Company may otherwise have to any such indemnified person. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other Person indemnified under this Section 2.8(a) to the same extent as provided above with respect to the indemnification (and exceptions thereto) of Selling Shareholders. Reimbursements payable pursuant to the indemnification contemplated by this Section 2.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.
(b)    By the Selling Shareholders. In connection with any registration statement in which a Shareholder is participating, each such Selling Shareholder will furnish to the Company in writing information regarding such Person’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its Affiliates and their respective directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other Person indemnified under this Section 2.8(b) against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is furnished in writing by such Person concerning such Person expressly for use therein; provided, however, that each Selling Shareholder’s obligation to indemnify the Company hereunder shall, to the extent more than one Person is subject to the same indemnification obligation, be apportioned between each Person based upon the net amount received by each Person from the sale of Registrable Securities, as compared to the total net amount received by all of the indemnifying Persons pursuant to such registration statement. Notwithstanding the foregoing, no Person shall be liable to the Company and the underwriters for aggregate amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.
(c)    Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.
(d)    Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, (ii) counsel to the indemnifying party has informed the indemnifying party that the joint representation of the indemnifying party and one or more indemnified parties could be inappropriate under applicable standards of professional conduct, or (iii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in any such event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (such consent not to be unreasonably withheld). The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party).
(e)    Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.
(f)    Contribution. If recovery is not available or is insufficient under the foregoing indemnification provisions for any reason or reasons other than as specified therein, in each case as determined by a court of competent jurisdiction, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 2.8(f). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.
Section 2.9    Request for Information; Certain Rights.
(a)    Request for Information. Not less than five (5) business days before the expected filing (or confidential submission, if applicable) date of each registration statement pursuant to this Agreement, the Company shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to include for registration Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, form of lock-up letter and form of underwriting agreement (the “Requested Information”). Such Shareholder shall promptly return the Requested Information to the Company. If the Company has not received the Requested Information (or a written assurance from such Shareholder that the Requested Information that cannot practicably be provided prior to filing of the registration statement will be provided in a timely fashion) from such Shareholder within a reasonable period of time (as determined by the Company) prior to the filing (or confidential submission, if applicable) of the applicable registration statement, the Company may file such registration statement without including Registrable Securities of such Shareholder, provided that the Company shall include such Registrable Securities upon receipt of such Requested Information. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.
(b)    No Grant of Future Registration Rights. The Company shall not grant any shelf, demand, piggyback or incidental registration rights that are senior to or otherwise conflict with the rights granted to the Shareholders hereunder to any other Person without the prior written consent of Shareholders holding a majority of the Registrable Securities held by all Shareholders.
(c)    Alternative Markets. In the event that a trading market for the Company’s Shares develops that does not require that the Shares be registered under Section 12 of the Exchange Act (e.g. outside the United States or through a Rule 144A trading market), the Company agrees to provide alternative liquidity provisions to the Shareholders that would be the functional equivalent of this Article II, including the provision of offering documents, the entering into of placement and/or listing agreements and the functional equivalent of the other terms of this Article II and with the functional equivalent of the division of liabilities and expenses as provided in this Article II.
(d)    Adjustments Affecting Registrable Shares. Without the written consent of each Shareholder, the Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Shares that would materially adversely affect the ability of the Shareholders to include such Registrable Shares in any registration of securities under the Securities Act contemplated by this Agreement or the marketability of such Registrable Shares under any such registration or other offering.
(e)    Rule 144. The Company shall take all actions reasonably necessary to enable Shareholders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such rule may be amended from time to time or (b) any similar rules or regulations adopted by the Commission, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the written request of any Shareholder, the Company shall deliver to such Shareholder a written statement as to whether it has complied with such requirements.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Section 3.1    Representations and Warranties of Holder. Holder represents and warrants to the Company that (a) this Agreement has been duly authorized, executed and delivered by such Shareholder, and is a valid and binding agreement of Holder, enforceable against it in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (b) the execution, delivery and performance by Holder, of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Shareholder, is a party or, the organizational documents of Holder.
Section 3.2    Representations and Warranties of the Company. The Company represents and warrants to Holder that (a) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally and to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (b) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a violation by the Company under its Bye-laws, any existing applicable law, rule, regulation, judgment, order, or decree of any Governmental Entity exercising any statutory or regulatory authority of any of the foregoing, domestic or foreign, having jurisdiction over the Company or any of its respective properties or assets, or any agreement or instrument to which the Company is a party or by which the Company or any of its respective properties or assets may be bound.
ARTICLE IV
MISCELLANEOUS
Section 4.1    Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile (provided a copy is thereafter promptly delivered as provided in this Section 4.1) or nationally recognized overnight courier, addressed to such party at the address or facsimile number set forth below or such other address or facsimile number as may hereafter be designated in writing by such party to the other parties:

(a)    if to the Company, to:
(ii)    If to AHL, to:
Athene Holding Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda
Attention:    Natasha Scotland Courcy
E-mail:        NCourcy@athene.bm
with a copy (which shall not constitute notice) to:
Sidley Austin LLP
One South Dearborn Street
Chicago, IL 60603
United States of America
Attention:    Perry J. Shwachman
            Samir A. Gandhi
            Jeremy Watson
E-mail:        pshwachman@sidley.com
            sgandhi@sidley.com
            jcwatson@sidley.com
Latham & Watkins LLP
885 Third Avenue
New York, NY 10022
Attention:    A. Peter Harwich
            Daniel E. Rees
Email:         peter.harwich@lw.com
            daniel.rees@lw.com

(b)    if to Holder, to:
c/o Apollo Global Management
9 West 57th Street, 43rd Floor
New York, NY 10019
Attention: John J. Suydam and General Counsel
with a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Tracey A. Zaccone, Esq.
Fax: (212) 492-0085
Section 4.2    Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 4.3    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart. Facsimile counterpart signatures to this Agreement shall be binding and enforceable.
Section 4.4    Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any Person, other than the parties hereto, any rights or remedies hereunder.
Section 4.5    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.
Section 4.6    Governing Law; Equitable Remedies. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF BERMUDA (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Selected Court (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.
Section 4.7    Consent To Jurisdiction. With respect to any suit, action or proceeding (“Proceeding”) arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (a) submits to the exclusive jurisdiction of the Supreme Court of Bermuda (the “Selected Court”) and waives any objection to venue being laid in the Selected Court whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Court; provided, however, that a party may commence any Proceeding in a court other than the Selected Court solely for the purpose of enforcing an order or judgment issued by the Selected Court; (b) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the applicable party hereto at their respective addresses referred to in Section 4.1; provided, however, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (c) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER AMONG THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 4.8    Amendments; Waivers.
(a)    No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Shareholders holding a majority of the Registrable Securities, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, that such amendment or waiver which adversely affects any party to this Agreement and is prejudicial to such party relative to all other parties (other than the Company) cannot be effected without the consent of such party.
(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 4.9    Assignment. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided that any Shareholder may assign its rights hereunder in connection with a transfer of its Shares if such transferee (i) (A) is an Affiliate of such Shareholder or (B) shall own at least 5% of the Company’s outstanding Common Stock (on an as-converted basis, if applicable and after giving effect to all vested and unvested Shares, if applicable) after giving effect to such transfer and (ii) shall execute a joinder to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Section 4.10    Effectiveness. This Agreement shall become effective upon the Closing Date.
Section 4.11    Term. This Agreement shall automatically terminate with respect to any Shareholder upon the date on which the such Shareholder no longer Beneficially Own Shares representing at least 1% of the Shares then outstanding (after giving effect to all vested and unvested Shares, if applicable).
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

APOLLO GLOBAL MANAGEMENT, INC.

By:
Name:
Title:

ATHENE HOLDING LTD.

By:
Name:
Title:

[AHL—Registration Rights Agreement]

Exhibit F
Amended and Restated Bye-Laws

FINAL

THIRTEENTH AMENDED AND RESTATED
BYE-LAWS
OF
ATHENE HOLDING LTD.
Adopted on [●]

INTERPRETATION

1.	Definitions	C-1

SHARES

2.	Power to Issue Shares	C-7
3.	Power of the Company to Purchase its Shares	C-8
4.	Rights Attaching to Shares	C-8
5.	Tax Restrictions	C-11
6.	Calls on Shares	C-13
7.	[Reserved]	C-13
8.	Share Certificates	C-13
9.	Fractional Shares	C-13

REGISTRATION OF SHARES

10.	Register of Shareholders	C-14
11.	Registered Holder Absolute Owner	C-14
12.	Transfer of Registered Shares	C-14
13.	Transfer Agent; Registrar; Rules Respecting Certificates	C-15
14.	Transmission of Registered Shares	C-15

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital	C-16
16.	Variation of Rights Attaching to Shares	C-16

DIVIDENDS AND CAPITALISATION

17.	Dividends	C-17
18.	Power to Set Aside Profits	C-17
19.	Method of Payment	C-17
20.	Capitalisation	C-18

MEETINGS OF SHAREHOLDERS

21.	Annual General Meetings	C-18
22.	Special General Meetings; Requisitioned General Meetings	C-18
23.	Purposes of Annual General Meetings; Proposals of Other Business by Shareholders	C-18
24.	Notice	C-21
25.	Giving Notice and Access	C-21
26.	Postponement of General Meeting	C-22
27.	Electronic Participation in Meetings	C-22
28.	Quorum at General Meetings	C-22
29.	Chairman to Preside at General Meetings	C-23
30.	Voting on Resolutions	C-23
31.	[Reserved]	C-23
32.	Power to Demand a Vote on a Poll	C-23
33.	Voting by Joint Holders of Shares	C-24
34.	Instrument of Proxy	C-24

35.	Representation of Corporate Shareholder	C-25
36.	Adjournment of General Meeting	C-25
37.	Written Resolutions of Shareholders	C-25
38.	Directors Attendance at General Meetings	C-27

DIRECTORS AND OFFICERS

39.	Election of Directors	C-27
40.	Nomination of Directors for Election	C-28
41.	[Reserved]	C-31
42.	Number of Directors	C-31
43.	Term of Office of Directors	C-31
44.	Removal of Directors	C-32
45.	Vacancy in the Office of Director	C-32
46.	Remuneration of Directors	C-32
47.	Defect in Appointment	C-32
48.	Directors to Manage Business	C-33
49.	Powers of the Board of Directors	C-33
50.	Register of Directors and Officers	C-34
51.	Appointment of Officers	C-34

52.	Appointment of Secretary	C-34
53.	Duties of Officers	C-34
54.	Remuneration of Officers	C-34
55.	Conflicts of Interest	C-34
56.	Indemnification and Exculpation	C-35

BUSINESS OPPORTUNITIES

57.	Business Opportunities	C-38

MEETINGS OF THE BOARD OF DIRECTORS

58.	Board Meetings	C-40
59.	Notice of Board Meetings	C-40
60.	Electronic Participation in Meetings	C-40
61.	Quorum at Board Meetings	C-40
62.	Board to Continue in the Event of Vacancy	C-40
63.	Chairman to Preside	C-40
64.	Written Consent	C-40
65.	Validity of Prior Acts of the Board	C-41

CONFLICTS

66.	Resolution of Conflicts	C-41
67.	Conflicts Committee	C-41

CORPORATE RECORDS

68.	Minutes	C-42
69.	Place Where Corporate Records Kept	C-42
70.	Form and Use of Seal	C-42

ACCOUNTS

71.	Books of Account	C-42
72.	Financial Year End	C-43

AUDITS

73.	Annual Audit	C-43
74.	Appointment of Auditor	C-43
75.	Remuneration of Auditor	C-43
76.	Duties of Auditor	C-43
77.	Access to Records	C-43

78.	Financial Statements	C-43
79.	Distribution of Auditor’s Report	C-43
80.	Vacancy in the Office of Auditor	C-44

VOLUNTARY WINDING-UP AND DISSOLUTION

81.	Winding-Up	C-44

CHANGES TO CONSTITUTION; EXCLUSIVE JURISDICTION

82.	Changes to Bye-laws	C-44
83.	Changes to the Memorandum of Association	C-44
84.	Exclusive Jurisdiction	C-44
85.	Discontinuance	C-44

CERTAIN MATTERS RELATING TO SUBSIDIARIES

86.	Voting of Subsidiary Shares	C-44
87.	Bye-laws or Articles of Association of Certain Subsidiaries	C-45
88.	Termination of IMAs	C-45

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

9.9% Shareholder	means a Person whose Controlled Shares constitute more than nine and nine-tenths percent (9.9%) of the Total Voting Power;

Act	means the Companies Act 1981 of Bermuda as amended from time to time;

Affiliate
means, as to any Person, any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise;

Apollo Group
means, (i) Apollo Global Management, Inc., (ii) AAA Guarantor – Athene, L.P., (iii) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by Apollo Global Management, Inc. or by one or more of Apollo Global Management, Inc.’s Subsidiaries, (iv) BRH Holdings GP, Ltd. and its shareholders, (v) any executive officer or employee of Apollo Global Management, Inc. or its Subsidiaries, (vi) any Shareholder that has granted to Apollo Global Management, Inc. or any of its Affiliates a valid proxy with respect to all of such Shareholder’s Class A Common Shares pursuant to Bye-law 34 and (vii) any Affiliate of a Person described in clauses (i), (ii), (iii), (iv), (v) or (vi) above; provided, none of the Company or its Subsidiaries shall be deemed to be a member of the Apollo Group;

Applicable Law
means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any Governmental Authority applicable to such Person;

Auditor	means the individual or entity for the time being performing the duties of auditor of the Company (if any);

Bermuda	means the Islands of Bermuda;

Board
means the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Business Day	means any day that is not a Saturday, Sunday or other day on which commercial banks in Bermuda are authorised or required by law to close;

Bye-laws	means these thirteenth Amended and Restated Bye-laws adopted by the Company on [●], in their present form or as from time to time amended;

Code
means the United States Internal Revenue Code of 1986, as amended from time to time, or any U.S. Federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a Treasury regulation promulgated thereunder means such provision or regulation as amended from time to time or any provision of a U.S. Federal law or any U.S. Treasury regulation, from time to time in effect that has replaced such provision or regulation;

Company	means Athene Holding Ltd.;

Comparable Asset Manager
means an asset manager with personnel of experience, education and qualification, and whose services are of a scale and scope, comparable to those of ISG (after giving effect to any assistance provided to ISG by its Affiliates;

Controlled Shares
means, in reference to any Person, all Class A Common Shares owned by such Person or any of its Affiliates beneficially within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder;

Director	means a director of the Company;

Equity Securities
means all shares of capital stock of the Company, all securities exercisable or convertible into or exchangeable for shares of capital stock of the Company, and all options, warrants, and other rights to purchase or otherwise acquire from the Company shares of such capital stock, including any share appreciation or similar rights, contractual or otherwise;

Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended;

Expenses
means all fees, costs and expenses incurred in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers, fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services and other disbursements and expenses;

Governmental Authority
means any Bermudan, U.S. Federal, state, county, city, local or foreign governmental, administrative or regulatory authority, commission, committee, agency or body (including any court, tribunal or arbitral body and any self-regulating authority such as FINRA);

Group	shall have the meaning ascribed to it in Rule 13d-5 promulgated under the Exchange Act;

IMA	means the investment management agreement, dated as of July 22, 2009, as amended from time to time;

Independent Director
means any Director that meets the independence requirements under the then-prevailing rules of the New York Stock Exchange or any stock exchange or quotation system on which the Company’s common equity securities are then listed or quoted, as determined by the Board;

Insolvency Event
means: (i) the Company or any Subsidiary thereof shall commence a voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar Applicable Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other Proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorise any of the foregoing; (ii) an involuntary case or other Proceeding shall be commenced against the Company or any Subsidiary thereof seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other Proceeding shall remain undismissed and unstayed for a period of sixty days; or (iii) an order for relief shall be entered against the Company or any Subsidiary thereof under the bankruptcy laws in effect at such time;

ISG	means Apollo Insurance Solutions Group, LLC, a Delaware limited liability company (or any successor entity thereto);

Liabilities	means losses, claims, damages, liabilities, joint or several, judgments, fines, penalties, interest, settlements or other amounts;

Liquidation
means: (i) any Insolvency Event; (ii) any Sale of the Company or (iii) any dissolution or winding up of the Company, other than any dissolution, liquidation or winding up in connection with any reincorporation of the Company in another jurisdiction;

Minimum Shareholder
means a Shareholder of record of the Company meeting the minimum requirements set forth for eligible shareholders to submit shareholder proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder, as may be amended or promulgated thereunder from time to time;

notice	means written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	means any person appointed by the Board to hold an office in the Company;

Permitted 9.9% Shareholder	means a Person that has received consent of at least 70% of the Board (or, after March 31, 2021, 75% of the Board) to be a 9.9% Shareholder;

Proceeding
means claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals, at law or in equity, by or before any Governmental Authority;

Register of Directors and Officers	;

Register of Shareholders	;

Registered Office	means the registered office of the Company, which shall be at such place in Bermuda as the Board shall from time to time appoint;

Related Insured Entity
means any Person who is (directly or indirectly) insured or reinsured by any of the Company’s Subsidiaries as specified in Schedule 1 hereto or by any ceding company as specified in Schedule 1 hereto to which the Company’s Subsidiaries provide reinsurance; provided, after the date hereof, such Schedule may be amended by the Board and shall be published in each case thereafter on the Company’s website. This definition is intended to comply with the intent of Section 953(c) of the Code and will be interpreted accordingly;

Resident Representative	means any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Resolution
means a resolution of the Shareholders approved by Shareholders entitled to vote for the election of directors to the Board or, where required, of a separate class or separate classes of Shareholders, adopted in a general meeting, in each case in accordance with the provisions of these Bye-laws;

Restricted Common Share
means a Class A Common Share that is treated (for purposes of Section 954(d)(3) of the Code, as applicable for purposes of Section 953(c) of the Code) as owned (in whole or in part) by any Person (other than a member of the Apollo Group (without regard to clause (v) of the definition of “Apollo Group”)) who is treated (for purposes of Section 954(d)(3) of the Code, as applicable for purposes of Section 953(c) of the Code) as owning any stock of Apollo Global Management, Inc.;

Restriction Termination Date	means any date identified as the “Restriction Termination Date” for purposes of these Bye-laws by at least 70% of the Board (or, after March 31, 2021, 75% of the Board).

RPII Control Group
means any RPII Shareholder, or any person or persons who control (within the meaning of Section 954(d)(3) of the Code, as applicable for purposes of Section 953(c) of the Code) a RPII Shareholder, who would be treated (for purposes of Section 954(d)(3) of the Code, as applicable for purposes of Section 953(c) of the Code) as owning more than 49.9% of the total voting power of all classes of stock entitled to vote, of the Company or any Subsidiary of the Company but not more than 50% of the total value of the stock of the Company or such Subsidiary, respectively, but for the application of Bye-law 4.3(a)(iii);

RPII Shareholder	means a U.S. Person who owns (within the meaning of Section 958(a) of the Code) any stock of the Company;

Sale of the Company
means (i) the sale or transfer of all or substantially all of the Company’s assets to a Third Party; (ii) the sale or transfer of outstanding Equity Securities to a Third Party; or (iii) a business combination involving the Company and one or more additional Persons by means of merger, consolidation, scheme of arrangement, amalgamation, share exchange or similar transaction, in each case in clauses (ii) and (iii) above under circumstances in which the Third Party, immediately following such transaction, holds 51% or more of the aggregate economic value of the outstanding Equity Securities. A sale (or multiple sales) of one or more Subsidiaries of the Company (whether by way of merger, consolidation, reorganization or sale of all or substantially all of the assets or securities or otherwise) which constitutes all or substantially all of the consolidated assets or revenues of the Company shall be deemed a Sale of the Company;

SEC	means the U.S. Securities and Exchange Commission;

Securities Act	means the U.S. Securities Act of 1933, as amended;

Secretary
means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Shareholder
means the person registered in the Register of Shareholders as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Shareholders as one of such joint holders or all of such persons, as the context so requires;

Shareholders Agreement	means that certain Shareholders Agreement of the Company, by and between the Company and certain Shareholders, dated as of [●], as amended, supplemented or modified from time to time;

Subsidiary
means, with respect to any Person, any other Person the majority of whose equity securities or voting securities able to elect the board of directors or comparable governing body are directly or indirectly owned or controlled by such Person;

Tentative 9.9% Shareholder	means a Person that, but for adjustments to the voting rights of Class A Common Shares pursuant to Bye-law 4.3, would be a 9.9%
Shareholder; provided, that in no event shall a Permitted 9.9% Shareholder be a Tentative 9.9% Shareholder;

Third Party
means any Person, or any Group of Persons, who, immediately prior to a proposed Sale of the Company, held less than 10% of the aggregate economic value of the outstanding Equity Securities; provided, that the Company and its Subsidiaries shall not be a Third Party or a member of a Group of Persons constituting a Third Party;

Total Voting Power	means the total votes attributable to all shares of the Company issued and outstanding;

Treasury Share
means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled; and

U.S. Person	means a “United States person”, as such term is defined in Section 957(c) of the Code.

1.2	In these Bye-laws, the following terms have the meanings set forth in the sections indicated:

Term	Bye-law
AHL Cause	88.4
cause	44.1
Chairman	49	(c)
Class A Common Shares	4.1
Company Merger Vote	4.3	(b)
Company Opportunity	57.1
Conflicts Committee	67.1
Covered Arrangement	23.4	(b)
Covered Person	56.1
Fee Agreement	88.2
IMA Termination Effective Date	88.1
IMA Termination Election Date	88.1
IMA Termination Notice	88.1
Indemnified Persons	56.12
Insurance Subsidiaries	57.1
New IMA	88.1
Other Holders	40.11
public announcement	23.6
Record Date Request Record Date Requesting Shareholder(s) Shareholder Affiliates	37.3 37.3 56.12
Specified Parties	57.1
Valid IMA Termination Notice	88.1
Vice Chairman	49	(c)
Voting Commitment	40.7

1.3	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;
(c)
words importing “person” or “Person” shall be construed in the broadest sense and means and includes a natural person, a partnership, a corporation, an association, a joint share company, a limited liability company, a trust, a joint venture, an unincorporated organization and any other entity and any federal, state, municipal, foreign or other government, governmental department, commission, board, bureau, agency or instrumentality, or any private or public court or tribunal;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.4
In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.5	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

1.6
The rights and obligations set forth in these Bye-laws may be modified or restricted by any shareholders agreement entered into by two or more Shareholders or by the Company and one or more Shareholders, provided, that any such modification or restriction shall apply only to the parties to such shareholders agreement.

SHARES

2.	Power to Issue Shares

2.1
Subject to these Bye-laws and to any Resolution to the contrary and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power and authority to the fullest extent permitted under the Act, but subject to all contractual restrictions to which the Company is bound, to issue any unissued shares on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Board may by resolution prescribe, and to fix or alter the number of shares comprising any such class or series.

2.2
The authority of the Board with respect to each such class or series shall include, without any limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of shares:

(a)	the distinctive designation of such class or series and the number of shares to constitute such class or series;

(b)
the rate at which any dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

(c)	the right or obligation, if any, of the Company to redeem shares of the particular class or series and, if redeemable, the price, terms and manner of such redemption;
(d)
the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Company;

(e)
the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(f)
the obligation, if any, of the Company to retire, redeem or purchase shares of such series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

(g)	voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any such class or series; and

(h)	limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series.

2.3
Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1
Subject to any Resolution to the contrary (and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares), the common share capital of the Company shall consist of a single class of common shares designated as Class A Common Shares (the “Class A Common Shares”). In accordance with Bye-law 2.2, the Board may authorize the creation and issuance of one or more series of preference shares.

4.2	The Class A Common Shares shall collectively represent 100% of the Total Voting Power, and subject to the provisions of Bye-law 4.3, each Class A Common Share shall be entitled to one vote.

4.3

(a)
The voting rights of the Class A Common Shares shall, until the Restriction Termination Date, be subject to the provisions of this Bye-law 4.3(a); provided, that this Bye-law 4.3(a) shall not apply at any time that the number and relationships of the Company’s Shareholders would make it impossible to fully reallocate (pursuant to Bye-law 4.3(a)(iii)) all the vote that would be reduced pursuant to Bye-law 4.3(a)(ii); provided, further, that after the Restriction Termination Date, the provisions of this Bye-law 4.3(a) shall be inoperative and of no further force or effect:

(i)
The voting power to which the Controlled Shares of each Tentative 9.9% Shareholder would otherwise be entitled is hereby adjusted (and shall be automatically adjusted in the future) to the extent provided in Bye-law 4.3(a)(ii). The Board shall from time to time, including prior to any time at which a vote of Shareholders is taken, take all reasonable steps necessary to ascertain through communications with Shareholders or otherwise (including by reviewing publicly filed ownership reports of Shareholders filed pursuant to Section 16 of the Exchange Act) whether there exists, or will exist at the time any vote of Shareholders is taken, a Tentative 9.9% Shareholder.

(ii)
In the event that any Tentative 9.9% Shareholder exists, then (A) the votes of the Controlled Shares of each such Tentative 9.9% Shareholder shall be reduced pro rata to the extent necessary such that the aggregate votes of such Controlled Shares constitute no more than 9.9% of the Total Voting Power; (B) the votes of all Restricted Common Shares shall be reduced to zero, except to the extent provided in Bye-law 4.3(b); and (C) the provisions of Bye-law 86 shall apply.

(iii)
The votes of all Class A Common Shares whose votes were not reduced pursuant to Bye-law 4.3(a)(ii) shall be increased pro rata based on their then current voting power, in an aggregate amount equal to the aggregate reduction in votes of Class A Common Shares pursuant to Bye-law 4.3(a)(ii); provided, that such increase shall be limited as to any Class A Common Share to the extent necessary to avoid (A) causing any Person other than a Permitted 9.9% Shareholder to be a 9.9% Shareholder or (B) creating a RPII Control Group.

(b)
In connection with any vote of Shareholders to approve a merger or amalgamation with respect to the Company (a “Company Merger Vote”), each outstanding Restricted Common Share and each outstanding preferred share shall have the power to vote in connection with any such Company Merger Vote. Solely in connection with any such Company Merger Vote, any outstanding Restricted Common Shares (if they would otherwise have no votes pursuant to Bye-law 4.3(a)(ii)) and preferred shares shall collectively represent 0.1% of the Total Voting Power (such voting power allocated equally among such Restricted Common Shares and preferred shares) with the Total Voting Power attributable to each of the Class A Common Shares (other than such Restricted Common Shares) being reduced by such percentage on a pro-rated basis.

(c)
The Board may deviate from any of the principles described in this Bye-law 4.3 and determine that Class A Common Shares held by a Shareholder shall carry different voting rights (or no voting rights) as it determines appropriate (1) to avoid the existence of any 9.9% Shareholder other than any Permitted 9.9% Shareholder or (2) upon the request of a Shareholder, to avoid adverse tax, legal or regulatory consequences for such Shareholder or any of its Affiliates or direct or indirect owners.

(d)

(i)
The Board shall have the authority to request from any Person holding, directly or indirectly, Class A Common Shares, and such Person shall provide, as promptly as reasonably practicable, such information as the Board may require for the purpose of determining whether any Person’s voting rights are to be adjusted pursuant to these Bye-laws. If such Person fails to reasonably respond to such a request, or submits incomplete or inaccurate information in response to such a request, the Company may, in its sole and absolute discretion, determine that such Person’s Class A Common Shares shall carry no voting rights or reduced voting rights, in which case such Class A Common Shares shall not carry any voting rights or shall carry only such reduced voting rights until otherwise determined by the Company in its sole and absolute discretion.

(ii)
Any Person shall give notice to the Company within ten days following the date that such Person acquires actual knowledge that it is a Tentative 9.9% Shareholder or that its Class A Common Shares are Controlled Shares of a Tentative 9.9% Shareholder.

(iii)
Notwithstanding the foregoing, no Person shall be liable to any other Person or the Company for any losses or damages resulting from a Person’s failure to respond to, or submission of incomplete or inaccurate information in response to, a request under paragraph (i) above or from such Person’s failure to give notice under paragraph (ii) above. The Board may rely on the information provided by a Person under this Bye-law 4.3(d) in the satisfaction of its obligations under this Bye-law 4.3. The Company may, but shall have no obligation to, provide notice to any Person of any adjustment to its voting power that may result from the application of this Bye-law 4.3.

(iv)
Bye-law 4.3(a) and the definitions of “Permitted 9.9% Shareholder”, “Tentative 9.9% Shareholder” and “Restriction Termination Date” may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by at least 70% of the Board (or, after March 31, 2021, 75% of the Board) and at least 50% of the Total Voting Power (which, for the avoidance of doubt will take into account the application of Bye-law 4.3).

(v)
For the avoidance of doubt, the Board may, in its discretion, grant its consent for certain Persons to be Permitted 9.9% Shareholders and need not grant its consent for other Persons. No consent obtained from the Board allowing a Person to be a Permitted 9.9% Shareholder may be revoked, rescinded or otherwise limited following the granting of such consent without the consent of such Person.

4.4

(a)	The Class A Common Shares shall be entitled to such dividends, in proportion to the number of Class A Common Shares held by such holder, as the Board may from time to time declare.

(b)
In addition to the foregoing, upon a Liquidation, after payment or provision for payment of the debts and other liabilities of the Company and payment or provision for payment for the aggregate liquidation preference for all outstanding preferred shares have each been made, distributions out of the remaining assets of the Company available for distribution to its Shareholders shall be made to the holders of the Class A Common Shares (on a pro-rata basis based upon the number of Class A Common Shares held by each such holder in proportion to the total number of Class A Common Shares then outstanding).

(c)
In the event of a Liquidation resulting from circumstances set forth in either clause (ii) or clause (iii) of the definition of Sale of the Company, the “remaining assets of the Company available for distribution” (as referred to in clause (b) above) shall be deemed to be the aggregate consideration to be paid to all holders of Class A Common Shares participating in such Liquidation. In connection with such a Liquidation, the holders of the Class A Common Shares shall allocate the aggregate consideration to be paid to all such Shareholders participating in such Liquidation among such Shareholders, such that each such Shareholder shall receive the same portion of the aggregate consideration from such Liquidation that such Shareholder would have received if such aggregate consideration had been distributed by the Company in a Liquidation caused by circumstances other than those set forth in clause (ii) or clause (iii) of the definition of Sale of the Company.

(d)
If any or all of the proceeds payable to the Shareholders in connection with a Liquidation are in a form other than cash or marketable securities, the fair market value of such consideration shall be determined in good faith by the Board.

4.5
All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

4.6
All determinations to be made in connection with the application of the provisions set forth in this Bye-law 4 shall be made by the Company in its sole discretion, and any such determination shall be binding on all Shareholders and holders of securities of the Company.

5.	Tax Restrictions
The following restrictions apply to each Shareholder or holder of Equity Securities, other than the Apollo Group:

5.1
No Shareholder or holder of Equity Securities (or, to its actual knowledge, any direct or indirect beneficial owner thereof) who is a “United States shareholder” of the Company (within the meaning of Section 953(c) of the Code), nor any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities (or such owner), shall at any time knowingly permit itself to be a Related Insured Entity. No Shareholder or holder of Equity Securities who is a U.S. Person, shall knowingly permit itself (or, to its actual knowledge, any direct or indirect beneficial owner thereof) to own (directly, indirectly or constructively pursuant to Section 958 of the Code) outstanding capital stock of the Company or Equity Securities possessing 50% or more of (i) the total voting power of the Class A Common Shares or Equity Securities, or (ii) the total value of the Class A Common Shares or Equity Securities. No Shareholder or holder of Equity Securities (or, to its actual knowledge, any direct or indirect beneficial owner thereof) nor any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities (or such owner) (in all cases, excluding any member of the Apollo Group) shall (i) acquire any interests (for this purpose, including any instrument or arrangement that is treated as an equity interest for U.S. federal income tax purposes) in Apollo Global Management, Inc. or (ii) make any investment, or enter into a transaction, that, to the actual knowledge of such Shareholder at the time such Shareholder, holder of Equity Securities, owner or related person becomes bound to make the investment or enter into the transaction, would cause such Shareholder, holder of Equity Securities, owner or related person, or any other U.S. Person, to own (directly, indirectly or constructively pursuant to Section 958 of the Code) outstanding capital stock of the Company or Equity Securities possessing 50% or more of (a) the total voting power of the Class A Common Shares or Equity Securities entitled to vote or (b) the total value of the Class A Common Shares or Equity Securities.

5.2
All determinations to be made in connection with the application of the provisions set forth in Bye-law 5.1 shall be made by the Board in its sole discretion, and any such determination shall be binding on all Shareholders, it being understood that a Shareholder will in no instance be liable for monetary damages with respect to a breach of this Bye-law 5. The Board may, at any time, and from time to time, request evidence and/or require representations that the restrictions set forth in this Bye-law 5 have not, or will not, be breached. Each Shareholder agrees to furnish such evidence to the Board promptly upon request therefor. The Board may waive any provision in this Bye-law 5 with respect to any Shareholder without granting similar waivers to any other Shareholder. The Board and any particular Shareholder may agree in writing to amend the application of the provisions of this Bye-law 5 with respect to such Shareholder, and the Board shall not be required to enter into similar agreements with other Shareholders.

5.3
In the event any Shareholder or holder of Equity Securities becomes aware that there is a material risk that it, any of its direct or indirect beneficial owners and/or any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities (or such owner) has violated any provision contained in this Bye-law 5 (without regard to any knowledge qualifier therein), such Shareholder or holder of Equity Securities will be obligated to notify the Board as promptly as possible. In the event any Shareholder or holder of Equity Securities violates Bye-law 5.1 (without regard to any knowledge qualifier therein), at the discretion of the Board, such Shareholder or holder of Equity Securities shall, and shall cause any direct or indirect beneficial owner of such Shareholder or holder of Equity Securities and any “related person” (within the meaning of Section 953(c) of the Code) to such Shareholder or holder of Equity Securities to (x) sell some or all of its Class A Common Shares or Equity Securities at fair market value (as mutually agreed by the Company and such Shareholder in good faith) as directed by the Board and/or (y) allow the Company to repurchase some or all of its Class A Common Shares or Equity Securities at fair market value (as determined by the Company and such Shareholder in good faith); provided, that if the Company and such Shareholder cannot mutually agree on the fair market value of the Class A Common Shares or Equity Securities to be sold or repurchased in accordance with this Bye-law 5.3, then fair market value shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and such Shareholder or holder of Equity Securities. The determination of fair market value by such investment banking firm shall be final and binding upon the parties. If the Company and such Shareholder or holder of Equity Securities are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and such Shareholder or holder of Equity Securities, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by such Shareholder or holder of Equity Securities. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The selection by the arbitrator of such investment banking firm shall be final and binding upon the parties. The Company and such Shareholder or holder of Equity Securities shall each pay one-half of the fees and expenses of the investment banking firms and arbitrator (if any) used to determine the fair market value. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates. The parties shall provide to the investment banking firm, on a confidential basis, such information it reasonably requests to perform its duties.

5.4
Notwithstanding anything to the contrary herein, upon a breach of this Bye-law 5 (without regard to any knowledge qualifier therein), the breaching Shareholder or holder of Equity Securities shall be required to take any reasonable action the Board deems appropriate.

6.	Calls on Shares

6.1
The Board may make such calls as it thinks fit upon the Shareholders in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Shareholders and, if a call is not paid on or before the day appointed for payment thereof, the Shareholders may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

6.2	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

6.3	The Company may accept from any Shareholder the whole or a part of the amount remaining unpaid on any shares held by such Shareholder, although no part of that amount has been called up.

7.	[Reserved]

8.	Share Certificates

8.1
Every Shareholder shall be entitled to a certificate under the common seal (or a facsimile thereof) of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Shareholder and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3
The holder of any shares of the Company, promptly upon discovery, shall notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to such holder a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or its legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

9.	Fractional Shares
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Shareholders

10.1	The Board shall cause to be kept in one or more books a Register of Shareholders and shall enter therein the particulars required by the Act.

10.2
The Register of Shareholders shall be open to inspection without charge at the Registered Office of the Company on every Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Business Day be allowed for inspection. The Register of Shareholders may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1
The following transfer restrictions are in addition to any transfer restrictions that may apply pursuant to the terms of any contract or other agreement between the Shareholders as among themselves or with any third parties or that the Company may enter into with any of its Shareholders.

12.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:
Transfer of a Share or Shares
Athene Holding Ltd. (the “Company”)
FOR VALUE RECEIVED…………………….[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.3
Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided, that in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Shareholders.

12.4
The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.5
The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Shareholder may transfer any such share to the executors or administrators of such deceased Shareholder.

12.6
The Board may in its absolute discretion refuse to register the transfer of a share if, and only if, all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have not been obtained. If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.	Transfer Agent; Registrar; Rules Respecting Certificates

13.1
The Company may maintain one or more transfer offices or agencies where shares of the Company shall be transferable. The Company may also maintain one or more registry offices where such shares shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of share certificates in accordance with Applicable Laws and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted.

14.	Transmission of Registered Shares

14.1
Subject to the terms of any contracts or other agreements by and between the Shareholders or by and between the Company and any of its Shareholders, in the case of the death of a Shareholder, the survivor or survivors where the deceased Shareholder was a joint holder, and the legal personal representatives of the deceased Shareholder where the deceased Shareholder was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Shareholder’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Shareholder with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Shareholder or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Shareholder.

14.2
Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder may be registered as a Shareholder upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Shareholder
Athene Holding Ltd. (the “Company”)
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Shareholder] to [number] share(s) standing in the Register of Shareholders of the Company in the name of the said [name of deceased/bankrupt Shareholder] instead of being registered myself/ourselves, elect to have [name of transferee]

(the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 20[ ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

14.3
On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Shareholder. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Shareholder before such Shareholder’s death or bankruptcy, as the case may be.

14.4
Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

15.	Power to Alter Capital

15.1
The Company may if authorised by Resolution increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

15.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

16.	Variation of Rights Attaching to Shares
Subject to any contract or agreement by and between the Shareholders or by and between the Company and any of its Shareholders, which contains provisions affecting the rights attaching to shares of the Company, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class, as the case may be) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of a majority of the issued shares of that class (as the case may be) or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class, as the case may be. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

17.	Dividends

17.1
The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to all holders of Class A Common Shares, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

17.2	In the event of a distribution in specie, the value of any distributed assets shall be the fair market value of such assets at the time of distribution as reasonably determined by the Board.

17.3
The Board may declare and pay dividends on one or more class of shares of the Company to the extent one or more classes of shares of the Company ranks senior to or has priority or a preference over another class of shares of the Company.

17.4
The Board may fix, in advance, a date as the record date for the purpose of determining the Shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares, or in order to make a determination of the Shareholders for the purpose of any other lawful action, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed by the Board, the record date for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

17.5	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

17.6
The Board may declare and make such other distributions (in cash or in specie) to the Shareholders as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

18.	Power to Set Aside Profits
The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

19.	Method of Payment

19.1
Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Shareholder at such Shareholder’s address in the Register of Shareholders, or to such person and to such address as the holder may in writing direct.

19.2
In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Shareholders, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

19.3	The Board may deduct from the dividends or distributions payable to any Shareholder all moneys due from such Shareholder to the Company on account of calls or otherwise.

20.	Capitalisation

20.1
The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Shareholders.

20.2
The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Shareholders who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF SHAREHOLDERS

21.	Annual General Meetings
Subject to any provisions of the Act and the rules of any stock exchange or quotation system on which the Company’s common equity securities may be then listed or quoted, an annual general meeting shall be held by December 31 of each year at such place, date and time as shall be determined by the Board.

22.	Special General Meetings; Requisitioned General Meetings

22.1
A special general meeting may be called by the Secretary for any purpose at any time in accordance with these Bye-laws upon the request of any of (i) the Chairman, (ii) the Vice Chairman, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Board.

22.2
The Board shall, on the requisition of Shareholders holding shares at the date of the deposit of the requisition not less than ten percent (10%) of the Total Voting Power, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply. Subject to Applicable Law, Shareholders requisitioning such special general meeting shall be responsible for all costs incurred to convene such meeting.

23.	Purposes of Annual General Meetings; Proposals of Other Business by Shareholders

23.1
At each annual general meeting the Shareholders shall elect the members of the Board then subject to election in accordance with the procedures set forth in these Bye-laws and subject to Applicable Law and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted. At any such annual general meeting any other business properly brought before the meeting may be transacted.

23.2
To be properly brought before an annual general meeting, business (other than nominations of directors, which must be made in compliance with, and shall be exclusively governed by, Bye-law 40) must be (a) specified in the notice of the meeting (or any supplement thereto) given to Shareholders by or at the direction of the Board in accordance with Bye-laws 24 and 25 below, (b) otherwise properly brought before the meeting by or at the direction of the Board or (c) otherwise properly brought before the meeting by a Shareholder who (1) is a Minimum Shareholder at the time of giving of the notice provided for in this Bye-law 23 and at the time of the annual general meeting, (2) is entitled to vote at such meeting and (3) complies with the notice procedures set forth in this Bye-law 23.

23.3
For any such business to be properly brought before any annual general meeting pursuant to clause (c) of Bye-law 23.2, the Shareholder must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Secretary at the Registered Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder’s notice must be received by the Secretary at the Registered Office not later than the later of (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Shareholder’s notice as described herein.

23.4	Any such notice of other business shall set forth as to each matter the Shareholder proposes to bring before the annual general meeting:

(a)
a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend these Bye-laws, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)
as to the Shareholder giving notice and any beneficial owner on whose behalf the proposal is made, (1) the name and address of such Shareholder (as it appears in the Register of Shareholders) and such beneficial owner on whose behalf the proposal is made, (2) the class and number of Equity Securities which are, directly or indirectly, owned beneficially or of record by any such Shareholder and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice, (3) a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Shareholder or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as of the date of such notice (x) with respect to any Equity Securities or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Shareholder or beneficial owner or any of their Affiliates with respect to Equity Securities or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Equity Securities (any agreement, arrangement or understanding of a type described in this clause (3), a “Covered Arrangement”) and (4) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business;

(c)
a description of any direct or indirect material interest by security holdings or otherwise of the Shareholder and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise), and all agreements, arrangements and understandings between such Shareholder or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Shareholder;

(d)
a representation whether the Shareholder or the beneficial owner intends or is part of a Group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s Class A Common Shares (or other Equity Securities) required to approve or adopt the proposal and/or (ii) otherwise to solicit proxies from Shareholders in support of such proposal;

(e)
an undertaking by the Shareholder and any beneficial owner on whose behalf the proposal is made to (i) notify the Company in writing of the information set forth in clauses (b)(2), (b)(3) and (c) above as of the record date (set in accordance with Bye-law 24 below) for the meeting promptly (and, in any event, within five (5) Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) Business Days of any change in such information and, in any event, as of close of business on the day preceding the meeting date; and

(f)
any other information relating to such Shareholder, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to Section 14 of the Exchange Act, to the same extent as if the shares of the Company were registered under the Exchange Act.

23.5
Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Bye-law 23, other than nominations for directors which must be made in compliance with, and shall be exclusively governed by, Bye-law 40, shall be deemed satisfied by a Shareholder if such Shareholder has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Shareholder’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Shareholder shall have provided the information required by Bye-law 23.4; provided, further, that the information required by Bye-law 23.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

23.6
Notwithstanding anything in these Bye-laws to the contrary: (a) no other business brought by a Shareholder (other than the nominations of directors, which must be made in compliance with, and shall be exclusively governed by and subject to, Bye-law 40) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Bye-law 23; and (b) unless otherwise required by Applicable Law and the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted, if a Shareholder intending to bring business before an annual general meeting in accordance with this Bye-law 23 does not (x) timely provide the notifications contemplated by clause (e) of Bye-law 23.4 above, or (y) timely appear in person or by proxy at the meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

Except as otherwise provided by Applicable Law or these Bye-laws, the presiding officer of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Shareholder solicited or did not so solicit, as the case may be, proxies in support of such Shareholder’s proposal in compliance with such Shareholder’s representation as required by clause (d) of Bye-law 23.4) and if any business is not proposed in compliance with Bye-law 23, to declare that such defective proposal shall be disregarded. The requirements of this Bye-law 23 shall apply to any business to be brought before an annual general meeting by a Shareholder other than nominations of directors (which must be made in compliance with, and shall be exclusively governed by, Bye-law 40) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of these Bye-laws, “public announcement” shall mean disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the SEC pursuant to Section 13, 14 or 15(b) of the Exchange Act.

23.7
Nothing in this Bye-law 23 shall be deemed to affect any rights of (a) Shareholders to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act or (b) the holders of any series of preferred shares, or any other series or class of shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

Notwithstanding the foregoing provisions of this Bye-law 23, a Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bye-law, if applicable.

24.	Notice

24.1
Not less than 21 days’ nor more than 60 days’ notice of an annual general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors up for election at that meeting will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

24.2
Not less than 21 days’ nor more than 60 days’ notice of a special general meeting shall be given to each Shareholder entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

24.3	The Board may fix any date as the record date for determining the Shareholders entitled to receive notice of and to vote at any general meeting.

24.4
A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Shareholders having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

24.5
The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

25.	Giving Notice and Access

25.1	A notice of a general meeting may be given by the Company to a Shareholder:

(a)	by delivering it to such Shareholder in person; or

(b)	by sending it by letter mail or courier to such Shareholder’s address in the Register of Shareholders; or

(c)
by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given and expressly consented to by such Shareholder to the Company for such purpose; or

	(d)	in accordance with Bye-law 25.4.
25.2
Any notice required to be given to a Shareholder in connection with a general meeting shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Shareholders and notice so given shall be sufficient notice to all the holders of such shares.

25.3
Any notice in connection with a general meeting (save for one delivered in accordance with Bye-law 25.4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier, or transmitted by electronic means.

25.4
Where a Shareholder indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Company may deliver such information or documents by notifying the Shareholder of the availability of such and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

25.5
In the case of information or documents delivered in accordance with Bye-law 25.4, service shall be deemed to have occurred when (i) the Shareholder is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

26.	Postponement of General Meeting
The Secretary, at the request of the Board, may postpone any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to the Shareholders before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Shareholder in accordance with these Bye-laws.

27.	Electronic Participation in Meetings
Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

28.	Quorum at General Meetings

28.1
Unless otherwise expressly required by Applicable Law, at any general meeting, the presence in person or by proxy of Shareholders entitled to cast a majority of the Total Voting Power shall constitute a quorum for the entire meeting, notwithstanding the withdrawal of Shareholders entitled to cast a sufficient number of votes in person or by proxy to reduce the number of votes represented at the meeting below a quorum; provided, that shares of the Company belonging to the Company or any of its Subsidiaries shall neither be counted for the purpose of determining the presence of a quorum nor entitled to vote at any general meeting.

28.2
At any general meeting at which a quorum shall be present, a majority of those present in person or by proxy may adjourn the meeting from time to time without notice other than an announcement of such at the meeting. In the absence of a quorum, the officer presiding thereat pursuant to Bye-law 29 shall have power to adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting other than an announcement of such at the meeting shall not be required to be given, except as provided in Bye-law 28.4 below and except where expressly required by Applicable Law.

28.3
At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called, but only those Shareholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board.

28.4
If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in the manner specified in these Bye-laws to each Shareholder of record entitled to vote at the meeting.

29.	Chairman to Preside at General Meetings
The Chairman of the Board shall preside at all general meetings for which the Chairman is present. If the Chairman is absent, the Vice Chairman shall preside. For any meeting where both the Chairman and Vice Chairman are absent, a presiding officer shall be appointed or elected by those present at the meeting and entitled to vote.

30.	Voting on Resolutions

30.1
Other than as set forth in these Bye-laws, any question proposed for the consideration of the Shareholders at any general meeting shall be decided by the affirmative votes of a majority of the Total Voting Power cast in accordance with these Bye-laws (which, for the avoidance of doubt will take into account the application of Bye-law 4.3) and in the case of an equality of votes the Resolution shall fail.

30.2
At any general meeting a Resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Shareholder present in person and every person holding a valid proxy at such meeting shall be entitled to such number of votes attaching to the Class A Common Shares held by such Shareholder (which, for the avoidance of doubt will take into account the application of Bye-law 4.3) and shall cast such vote by raising his hand.

30.3
In the event that a Shareholder participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Shareholder may cast his vote on a show of hands.

30.4
At any general meeting, if an amendment is proposed to any Resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

30.5
At any general meeting, a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

31.	[Reserved]

32.	Power to Demand a Vote on a Poll

32.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or
(b)	any Shareholder or Shareholders or Group present in person or represented by proxy and holding between them not less than 10% of the Total Voting Power; or

(c)
any Shareholder or Shareholders present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than 10% of the total amount paid up on all such shares conferring such right.

32.2
Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares (which, for the avoidance of doubt will take into account the application of Bye-law 4.3), every person present at such meeting shall have the number of votes corresponding to each Class A Common Share of which such person is the holder or for which such person holds a proxy, and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Shareholders are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

32.3
A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

32.4
Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two Shareholders or proxy holders appointed by the chairman of the meeting for the purpose and the result of the poll shall be declared by the chairman of the meeting.

33.	Voting by Joint Holders of Shares
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

34.	Instrument of Proxy

34.1	Any Shareholder entitled to vote at any general meeting may vote either in person or by his or her attorney-in-fact or proxy.

34.2	An instrument appointing a proxy shall be in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept:
Proxy
Athene Holding Ltd. (the “Company”)
I/We, [insert names here], being a Shareholder of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Shareholders to be held on the [    ] day of [    ], 20[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)
Signed this [    ] day of [    ], 20[    ]

Shareholder(s)

34.3
The instrument appointing a proxy must be received by the Company at the Registered Office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the instrument appointing a proxy proposes to vote, and an instrument appointing a proxy which is not received in the manner so prescribed shall be invalid.

34.4	A Shareholder who is the holder of two or more shares may appoint more than one proxy to represent such Shareholder and vote on such Shareholder’s behalf in respect of different shares.

34.5	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

35.	Representation of Corporate Shareholder
A corporation which is a Shareholder may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Shareholder, and that Shareholder shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

36.	Adjournment of General Meeting
The chairman of a general meeting may, with the consent of the Shareholders at any general meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Shareholder entitled to attend and vote thereat in accordance with these Bye-laws.

37.	Written Resolutions of Shareholders

37.1
Subject to these Bye-laws, anything which may be done by resolution of the Company in a general meeting or by resolution of a meeting of any class of the Shareholders may, without a meeting, be done by written resolution in accordance with this Bye-law.

37.2
Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Shareholders who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Shareholder does not invalidate the passing of a resolution.

37.3
Any Shareholder seeking to have the Shareholders authorize or take action by written consent shall, by written notice to the Secretary of the Company signed by Shareholders holding not less than (25%) of the Total Voting Power (which, for the avoidance of doubt will take into account the application of Bye-law 4.3), who shall not revoke such request, and complying with the procedures set forth in this Bye-law 37.3 (such Shareholder(s), together with any beneficial owner(s) on whose behalf such requisition is made and the Affiliates of each of the foregoing, the “Record Date Requesting Shareholder(s)”), request the Board to fix a record date for such consent (each such notice, a “Record Date Request”) in proper form. Without qualification, to be in proper form, such Record Date Request shall include the information and be subject to the requirements set forth in, Bye-law 23.4 as to each Record Date Requesting Shareholder, and shall describe in reasonable detail each item of business proposed to be considered pursuant to such action by written resolution, as if such business were to be considered at an annual general meeting. Notwithstanding anything to the contrary in these Bye-laws, upon receipt of a Record Date Request, the Board may require the Shareholder(s) submitting such request to furnish such other information as may be requested by the Board to determine the validity of the Record Date Request and to determine whether such request relates to an action that may be effected by written resolution of Shareholders in lieu of a meeting under this Bye-law 37 and Applicable Law.

37.4
The Board shall, within twenty (20) days after the date on which a Record Date Request is received, or five (5) days after the delivery of any information requested by the Company to determine the validity of any such request or whether the action to which such Record Date Request relates is an action that may be taken by written resolution of Shareholders in lieu of a meeting, determine the validity of the Record Date Request and whether the Request relates to an action that may be authorized or taken by consent pursuant to Bye-law 37. If the Board determines that such request is valid, the Board shall adopt a resolution fixing the record date for such purpose. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board.

37.5
Every written resolution shall bear the date of the signature of each Shareholder who signs the written resolution and no written resolution shall be effective to take the action referred to therein unless, within sixty (60) days after the earliest date such written resolution is received, a valid written resolution or valid written resolutions signed by a sufficient number of Shareholders to take such action are delivered to the Company in the manner prescribed by this Bye-law and Applicable Law and not revoked. Any Shareholder giving a written resolution, or the Shareholder’s proxy holder, may revoke the consent in any manner permitted by Applicable Law. Delivery must be made by hand or by mail, return receipt requested. In addition, the Company shall be entitled to engage independent inspectors of elections to perform a ministerial review of the validity of the written resolutions. No action by written resolution shall be effective until such inspectors have completed their review and certified to the Company that the consents delivered to the Company in accordance with this Bye-law 37 represent at least the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with this Bye-law 37.

37.6
No action may be authorized or taken by the Shareholders by written resolution except in accordance with this Bye-law 37. The Secretary shall not accept, and shall consider ineffective, any Record Date Request (and any consent delivered to the Company in connection therewith) that (i) does not comply with this Bye-law 37, (ii) includes an action proposed to be taken by written resolution of Shareholders in lieu of a meeting that did not appear on the Record Date Request, (iii) relates to an action proposed to be taken by written resolution of Shareholders in lieu of a meeting that is not a proper subject for Shareholder action under Applicable Law or (iv) otherwise does not comply with Applicable Law. If the Board shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by consent pursuant to, Bye-law 37, or any Shareholders seeking to authorize or take such action do not otherwise comply with this Bye-law 37, then the Board shall not be required to fix a record date and any such purported action by consent shall be null and void to the fullest extent permitted by Applicable Law. Nothing contained in this Bye-law 37 shall be construed to imply that the Board or any Shareholder shall not be entitled to contest the validity of any consent or related revocations, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). Notwithstanding anything to the contrary set forth in this Bye-law 37, (x) none of the foregoing provisions of this Bye-law 37 shall apply to any solicitation of action by written resolution by or at the direction of the Board and (y) the Board shall be entitled to solicit action by consent in accordance with Applicable Law.

37.7
A written resolution is passed when it is signed by, or in the case of a Shareholder that is a corporation, on behalf of, the Shareholders who at the date that the notice is given represent more than 55% of the Total Voting Power.

37.8	A resolution in writing may be signed in any number of counterparts.

37.9
A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Shareholders, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Shareholders voting in favour of a resolution shall be construed accordingly.

37.10	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

37.11	This Bye-law shall not apply to:

(a)	a resolution passed to remove an Auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

37.12
Subject to Bye-law 37.3, for the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by, or in the case of a Shareholder that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Shareholder whose signature results in the necessary Total Voting Power being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

38.	Directors Attendance at General Meetings
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.
DIRECTORS AND OFFICERS

39.	Election of Directors

39.1
Each Director shall be elected or appointed in the first place at the statutory meeting of the Company and, except in the case of a casual vacancy or removal, shall hold office until the annual general meeting at which such Director’s term is due to expire.

39.2
Any vote of Shareholders taken in respect of Director elections shall be in compliance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, to the same extent as if the shares of the Company were registered under the Exchange Act.

39.3	For the avoidance of doubt, any Shareholder participating in the election of Directors shall be subject to the limitations on voting rights described in Bye-law 4.3.

40.	Nomination of Directors for Election

40.1
Nominations of persons for election as Directors may be made at an annual general meeting only by (a) the Board or (b) by any Shareholder of the Company who (1) is a Minimum Shareholder at the time of giving of the notice provided for in this Bye-law 40 and at the time of the annual general meeting, (2) is entitled to vote for the election of Directors at such annual general meeting and (3) complies with the notice procedures set forth in this Bye-law 40. Except where special representation is required by the default provisions of a class or classes of preferred shares or as contemplated by the Shareholders Agreement, clause (b) of this Bye-law 40.1 shall be the exclusive means for a Shareholder to make nominations of persons for election to the Board at an annual general meeting.

40.2
Any Shareholder entitled to vote for the election of Directors may nominate a person or persons for election as Directors only if written notice of such Shareholder’s intent to make such nomination is given in accordance with the procedures set forth in this Bye-law 40, either by personal delivery or express or registered mail (postage prepaid), to the Secretary at the Registered Office not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder’s notice must be received by the Secretary at the Registered Office not later than the later of (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Shareholder’s notice as described herein. Shareholders may nominate a person or persons (as the case may be) for election to the Board only as provided in this Bye-law and only for such class(es) or slate(s) as are specified in the Company’s notice of meeting as being up for election at such annual general meeting.

40.3	Each such notice of a Shareholder’s intent to make a nomination of a Director shall set forth:

(a)
as to the Shareholder giving notice and any beneficial owner on whose behalf the nomination is made, (1) the name and address of such Shareholder (as it appears in the Register of Shareholders) and any such beneficial owner on whose behalf the nomination is made, (2) the class and number of Equity Securities which are, directly or indirectly, owned beneficially and of record by such Shareholder and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as of the date of such notice, (3) a description of any Covered Arrangement to which such Shareholder or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as of the date of such notice, (4) any other information relating to such Shareholder and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder and (5) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Shareholder’s notice;

(b)
a description of all arrangements or understandings between the Shareholder or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder;

(c)
a representation whether the Shareholder or the beneficial owner is or intends to be part of a Group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Class A Common Shares (or other Equity Securities) required to elect the Director or Directors nominated and/or (ii) otherwise to solicit proxies from Shareholders in support of such nomination or nominations;

(d)
as to each person whom the Shareholder proposes to nominate for election or reelection as a Director, (1) all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (2) a description of any Covered Arrangement to which such nominee or any of his or her Affiliates is a party as of the date of such notice, (3) the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected and (4) whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Board; and

(e)
an undertaking by the Shareholder of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in clauses (a)(2), (a)(3), (b) and (d) above as of the record date for the meeting promptly (and, in any event, within five (5) Business Days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) Business Days of any change in such information and, in any event, as of close of business on the day preceding the meeting date.

40.4
Except where as otherwise required by the default provisions of a class or classes of preferred shares or as contemplated by the Shareholders Agreement, no person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in these Bye-laws. Except as otherwise provided by Applicable Law or these Bye-laws, the presiding officer of any meeting of Shareholders to elect Directors or the Board may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Shareholder solicits proxies in support of such Shareholder’s nominee(s) without such Shareholder having made the representation required by clause (c) of Bye-law 40.3; and if the presiding officer or the Board should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these Bye-laws to the contrary, unless otherwise required by Applicable Law or the rules of any stock exchange or quotation system on which shares of the Company may be then listed or quoted, if a Shareholder intending to make a nomination at a general meeting in accordance with this Bye-law 40 does not (i) timely provide the notifications contemplated by clause (e) of Bye-law 40.3, or (ii) timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

40.5
Notwithstanding the foregoing provisions of this Bye-law 40, any Shareholder intending to make a nomination at an annual general meeting in accordance with this Bye-law 40, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the shares of the Company were registered under the Exchange Act with respect to the matters set forth in these Bye-laws; provided, however, that any references in these Bye-laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (b) of Bye-law 40.1.

40.6
Nothing in this Bye-law 40 shall be deemed to affect (i) any rights of the holders of any series of preferred shares, or any other series or class of shares authorised to be issued by the Company, to elect directors pursuant to the terms thereof or (ii) any rights of the members of the Apollo Group that are party to the Shareholders Agreement to nominate Directors to the Board pursuant to the Shareholders Agreement.

40.7
To be eligible to be a nominee for election or reelection as a Director pursuant to Bye-law 40.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Secretary at the Registered Office a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, corporate opportunity, confidentiality and stock ownership and trading policies and guidelines of the Company that are applicable to Directors generally and (iv) if elected as a Director, will act in the best interests of the Company and its Shareholders and not in the interest of any individual constituency. The Nominating and Governance Committee shall review all such information submitted by the Shareholder with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the Nominating and Governance Committee may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an Independent Director or that could be material to a reasonable Shareholder’s understanding of the independence, or lack thereof, of such nominee.

40.8
At each annual general meeting of the Shareholders for the election of Directors at which a quorum is present, each Director or slate of Directors shall be elected by the vote of the majority of the votes cast with respect to the Director or slate, excluding abstentions. For purposes of this Bye-law 40.8, a majority of the votes cast shall mean that the number of shares voted “for” a Director or slate of Directors must exceed the number of votes “against” that Director or slate of Directors.

40.9
At the request of the Board, any person nominated for election as a director of the Company shall furnish to the Secretary the information that is required to be set forth in a Shareholders’ notice of nomination pursuant to Bye-law 40.

40.10
Other than with respect to nominations made in accordance with the default provisions of a class or classes of preferred shares or under the Shareholders Agreement, any Shareholder proposing to nominate a person or persons for election shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Shareholder and distributing materials to such Shareholders prior to the annual general meeting in accordance with these Bye-laws and applicable SEC rules. A Shareholder shall include any person or persons such Shareholder intends to nominate for election in its own proxy statement and proxy card.

40.11
Unless prohibited by Applicable Law, the Company shall promptly (but in any event within five (5) Business Days of receipt of written request from any Shareholder proposing to nominate a person or persons for election) provide to such proposing Shareholder the names and addresses of all persons and entities who are record holders of the Company’s shares (the “Other Holders”), provided, that if any Other Holder has requested that its identity or address be kept confidential, then the Company shall (at the expense of such Shareholder) promptly (but in any event within five (5) Business Days of receipt of a written request) forward to such Other Holder any materials provided by such Shareholder in relation to the person or persons such Shareholder intends to nominate for election and a notice requesting that such Other Holder contact such Shareholder.

41.	[Reserved]

42.	Number of Directors
The number of Directors which shall constitute the entire Board shall be such as from time to time shall be determined by Resolution adopted by a majority of the entire Board, but the number shall not be less than two or more than seventeen; provided, that the tenure of a Director shall not be affected by a decrease in the number of Directors so made by the Board.

43.	Term of Office of Directors
The Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the number of Directors constituting the Board, Class I to hold office initially for a term expiring at the annual general meeting to be held in 2016, Class II to hold office initially for a term expiring at the annual general meeting to be held in 2017, and Class III to hold office initially for a term expiring at the annual general meeting to be held in 2018. At each succeeding annual general meeting beginning in 2016, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three (3) year term with each Director to hold office in such class until his or her successor shall have been duly elected and qualified, or until such Director’s earlier death, resignation or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, and any additional Director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a Director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no event will a decrease in the authorised number of Directors shorten the term of any incumbent Director.

44.	Removal of Directors

44.1
Subject to any provision to the contrary in these Bye-laws, a Director may only be removed for cause and not otherwise. The removal of a Director for cause shall be effected either (i) by the Board by affirmative vote of a majority of the Directors at any duly called meeting of the Board or (ii) by the Shareholders holding a majority of the Total Voting Power at any general meeting called and held in accordance with these Bye-laws. For purposes of this Bye-law 44.1, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute or which results in a material financial detriment to the Company.

44.2
If a Director is removed from the Board under this Bye-law 44, the Board may fill the vacancy. Persons appointed by the Board to fill a vacancy shall be approved by an affirmative vote of a majority of the Board and shall be subject to election at the immediately succeeding annual general meeting.

45.	Vacancy in the Office of Director

45.1	The office of Director shall be vacated immediately if the Director:

(a)	is prohibited from being a Director by law;

(b)	is or becomes bankrupt or insolvent;

(c)	is or becomes of unsound mind or a patient for any purpose of any statute or Applicable Law relating to mental health and the Board resolves that his office is vacated, or dies;

(d)	by virtue of holding the office of Director causes the Company to be taxed in an adverse manner; or

(e)	resigns his office by notice to the Secretary.

45.2
If there is a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director, or on account of an increase in the number of members of the Board or a failure to elect a Director at an annual general meeting, subject to the rights of the members of the Apollo Group that are parties to the Shareholders Agreement to nominate Directors to the Board, the Board may appoint any person as a Director on an interim basis until the next annual general meeting, provided, that such person has been approved to serve as a Director by the Nominating and Governance Committee. The Board vacancy shall be submitted to a vote at the next succeeding annual general meeting irrespective of class.

46.	Remuneration of Directors
The remuneration (if any) of the Directors shall be determined by the Board or an appropriate committee thereof delegated by the Board. The Directors shall also be paid all reasonable travel, hotel and related expenses incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings, or in connection with the business of the Company or their duties as Directors generally. The Company shall also bear reasonable travel, hotel and related expenses incurred by any advisors to the Board related to such matters.

47.	Defect in Appointment
All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a

Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

48.	Directors to Manage Business
The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

49.	Powers of the Board of Directors
The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)
exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	designate a Chairman of the Board (the “Chairman”) and a Vice Chairman of the Board (the “Vice Chairman”);

(d)
appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(e)
appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(f)
by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(g)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(h)
delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board which may consist partly or entirely of non-Directors, provided, that every such committee shall conform to such directions as the Board shall impose on them; and provided, further, that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(i)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(j)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(k)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(l)
authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

50.	Register of Directors and Officers
The Board shall cause to be kept in one or more books at the Registered Office of the Company a Register of the Directors and Officers of the Company and shall enter therein the particulars required by the Act.

51.	Appointment of Officers
The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

52.	Appointment of Secretary
The Secretary shall be appointed by the Board from time to time.

53.	Duties of Officers
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.	Remuneration of Officers
The Officers shall receive such remuneration as the Board may determine.

55.	Conflicts of Interest

55.1
Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

55.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

55.3
Following a declaration being made pursuant to this Bye-law, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting and, to the fullest extent permitted by Applicable Law, the interested Director shall not be liable to account to the Company for any profit realized thereby. To the fullest extent permitted by Applicable Law, in the event that one or more interested Directors are disqualified or elect to be recused from voting on a matter, or one or more Directors are later found to have an interest or conflict that should have been declared, the matter shall be approved or stand approved if it is or was approved by a majority of the votes cast by the Directors that do not have any interest or conflict in the matter, even if less than a quorum.

55.4
Subject to the Act and any further disclosure required thereby, a general notice to the Directors by a Director or officer declaring that he is a director or officer or has an interest in any business entity and is to be regarded as interested in any transaction or arrangement made with that business entity shall be sufficient declaration of interest in relation to any transaction or arrangement so made.

55.5	This Bye-law 55 shall be subject to any U.S. securities laws and the rules of any exchange or quotation system on which the Company’s shares are then listed.

56.	Indemnification and Exculpation

56.1
To the fullest extent permitted by Applicable Law, but subject to the limitations expressly provided in this Bye-law 56, (i) the past, present and future (x) Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board), (y) any consultants participating in any Company equity incentive plan, and (z) liquidators or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any Subsidiary thereof, (ii) any Person who is or was an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries and who, while an employee or agent of the Company or a director, officer, employee or agent of any of the Company’s Subsidiaries, is or was also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries) and (iii) any other Person who, while a Director or Officer, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise, nonprofit entity or other entity, including service with respect to employee benefit plans (each, a “Covered Person”) shall be indemnified and secured harmless by the Company from and against all Liabilities and Expenses arising from any and all threatened, pending or completed Proceedings, in which any Covered Person may be involved, or is threatened to be involved, as a party or otherwise, by reason of (A) in the case of any Covered Person described in the preceding clauses (i) and (iii), its status as a Covered Person or (B) in the case of any Covered Person described in the preceding clause (ii), the fact that such Covered Person is or was an employee or agent of the Company, or is or was a director, officer, employee or agent of any of the Company’s Subsidiaries, acting in relation to the affairs of the Company or any such Subsidiary, whether arising from acts or omissions to act occurring before or after the date of the adoption of these Bye-laws; provided, however, that a Covered Person shall not be indemnified and held harmless if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which the Covered Person is seeking indemnification pursuant to this Bye-law 56, the Covered Person acted fraudulently and/or dishonestly in relation to the Company; provided further, subject in all respects to Bye-law 56.12, no Covered Person shall be entitled to indemnification from the Company (nor any amounts provided for under Bye-law 56.2) for any acts or omissions of such Covered Person in such Covered Person’s role as a director, officer, consultant, representative or agent of ISG. Notwithstanding the preceding sentence, except as otherwise described in Bye-law 56.10, the Company shall be required to indemnify a Person described in such sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such Person was authorised by the Board. To the fullest extent permitted by Applicable Law, each Shareholder agrees to waive any claim or right of action such Shareholder might have, whether individually or by or in right of the Company, against any Covered Person on account of any action taken by such Covered Person, or the failure of such Covered Person to take any action in the performance of such Covered Person’s duties with or for the Company or any subsidiary thereof; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company or its Subsidiaries which may attach to such Covered Person.

56.2
To the fullest extent permitted by Applicable Law, Expenses incurred by a Covered Person in appearing at, participating in or defending any indemnifiable Proceeding pursuant to this Bye-law 56 shall, from time to time, be advanced by the Company prior to a final and non-appealable disposition of the Proceeding in which it is determined that the Covered Person is not entitled to be indemnified upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it ultimately shall be determined that the Covered Person is not entitled to be indemnified pursuant to this Bye-law 56. Notwithstanding the immediately preceding sentence, except as otherwise provided in Bye-law 56.10, the Company shall be required to indemnify a Covered Person pursuant to the immediately preceding sentence in connection with any Proceeding (or part thereof) commenced by such Person only if the commencement of such Proceeding (or part thereof) by such Person was authorised by the Board.

56.3
The indemnification and advancement of Expenses provided by this Bye-law 56 shall be in addition to any other rights to which a Covered Person may be entitled under these Bye-laws or any agreement between the Company and such Covered Person, pursuant to a vote of a majority of disinterested Directors with respect to such matter, as a matter of law, in equity or otherwise, both as to actions in the Covered Person’s capacity as a Covered Person and as to actions in any other capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity.

56.4
The Company may purchase and maintain insurance on behalf of a Covered Person, and such other Persons as the Board shall determine, against any Liability that may be asserted against, or Expense that may be incurred by, such Person in connection with the Company’s activities or any such Person’s activities on behalf of the Company, regardless of whether the Company would have the power to indemnify such Person against such Liability or Expense under the provisions of these Bye-laws or Applicable Law.

56.5
For purposes of this Bye-law 56 (i) the Company shall be deemed to have requested a Covered Person to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Company also imposes duties on, or otherwise involves services by, such Covered Person to the plan or participants or beneficiaries of the plan and (ii) excise taxes assessed on a Covered Person with respect to an employee benefit plan pursuant to Applicable Law shall constitute “fines” within the meaning of “Liabilities”.

56.6
A Covered Person shall not be denied indemnification in whole or in part under this Bye-law 56 because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by these Bye-laws.

56.7
Except with respect to any Shareholder Affiliate, which shall be a third party beneficiary of the rights set forth in Bye-law 56.12, the provisions of this Bye-law 56 are for the benefit of the Covered Persons and their heirs, successors, assigns, executors and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

56.8
Each Covered Person shall, in the performance of his, her or its duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the Officers, Directors or employees of the Company, or any of the officers, directors or employees of the Company’s Subsidiaries, or committees of the Board, or by any other Person (including legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by or on behalf of it) as to matters such Covered Person reasonably believes are within such other Person’s professional or expert competence.

56.9
No amendment, modification or repeal of this Bye-law 56 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any past, present or future Covered Person to be indemnified or to have such Covered Person’s Expenses advanced by the Company, nor the obligations of the Company to indemnify or advance Expenses to any such Covered Person under and in accordance with the provisions of this Bye-law 56 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or-in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

56.10
If a claim for indemnification (following the final disposition of the Proceeding for which indemnification is being sought) or advancement of Expenses under this Bye-law 56 is not paid in full within thirty (30) days after a written claim therefor by any Covered Person has been received by the Company, such Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the Expenses of prosecuting such claim, including reasonable attorneys’ fees.

56.11
This Bye-law 56 shall not limit the right of the Company, to the extent and in the manner permitted by Applicable Law, to indemnify and to advance Expenses to, and purchase and maintain insurance on behalf of Persons other than Covered Persons.

56.12
The Company hereby acknowledges that the indemnitees under this Bye-law 56 (the “Indemnified Persons”) may have certain rights to indemnification, advancement of Expenses and/or insurance provided by shareholders, members of the Apollo Group, or other Affiliates of the Company or Affiliates of members of the Apollo Group (“Shareholder Affiliates”) separate from the indemnification and advancement of Expenses provided by the Company under these Bye-laws. The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Indemnified Persons under these Bye-laws are primary and any obligation of any Shareholder Affiliate to advance Expenses or to provide indemnification for the same Expenses or Liabilities incurred by the Indemnified Persons are secondary), (ii) that the Company shall be required to advance the full amount of Expenses incurred by the Indemnified Persons and shall be liable for the full amount of all Expenses and Liabilities paid in settlement to the extent legally permitted and as required by Bye-law 56, without regard to any rights the Indemnified Persons may have against any Shareholder Affiliate, and (iii) that the Company irrevocably waives, relinquishes and releases the Shareholder Affiliates from any and all claims against the Shareholder Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by any Shareholder Affiliate on behalf of an Indemnified Person with respect to any claim for which such Indemnified Person has sought indemnification from the Company pursuant to Bye-law 56 shall affect the foregoing and the Shareholder Affiliates shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnified Person against the Company. For the avoidance of doubt, no Person providing directors’ or officers’ or similar insurance obtained or maintained by or on behalf of the Company, and of its Affiliates or any of the foregoing’s respective Subsidiaries, including any Person providing such insurance obtained or maintained pursuant to Bye-law 56.4, shall be, or be deemed to be, a Shareholder Affiliate.

56.13
No Covered Person shall be personally liable either to the Company or to any of its Shareholders for monetary damages for breach of fiduciary duty as a Covered Person, except to the extent such exemption from liability or limitation thereof is not permitted under Applicable Law as the same exists or may hereafter be amended. Any amendment, modification or repeal of this Bye-law inconsistent with the foregoing sentence shall not adversely affect any right or protection of a Covered Person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

56.14	Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 56.

56.15
This Bye-law 56 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by the Board and at least 50% of the Total Voting Power (which, for the avoidance of doubt will take into account the application of Bye-law 4.3).

BUSINESS OPPORTUNITIES

57.	Business Opportunities

57.1
To the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Subsidiaries that are insurance companies which are regulated by a governmental entity (“Insurance Subsidiaries”), waives and renounces any right, interest or expectancy of the Company and/or its Subsidiaries, other than its Insurance Subsidiaries, in, or in being offered an opportunity to participate in, business opportunities of any kind, nature or description that are from time to time presented to (x) any member of the Apollo Group or an Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), (y) any of the Directors or any of their respective Affiliates (other than the Company and its Subsidiaries), or (z) any Officer, employee or agent of the Company, or any director, officer, employee or agent of any of the Company’s Subsidiaries, who is also, and is presented such business opportunity in his or her capacity as, an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries), in the case of each of clauses (x), (y) and (z), excluding the Chief Executive Officer of the Company and the other executive officers and employees of the Company and its Subsidiaries (the Persons described in clauses (x), (y) and (z), “Specified Parties” and each, a “Specified Party”), or of which any Specified Parties have or gain knowledge, whether or not the opportunity is competitive with the business of the Company or its Subsidiaries or in the same or similar lines of business as the Company or its Subsidiaries or one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by Applicable Law, shall not be liable to the Company or any of its Subsidiaries, other than its Insurance Subsidiaries, for breach of any statutory, fiduciary, contractual or other duty, as a Director, Officer, employee or agent of the Company, or a director, officer, employee or agent of any of the Company’s Subsidiaries, as the case may be, or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries. Notwithstanding the foregoing, the Company and its Subsidiaries do not renounce any right, interest or expectancy in any business opportunity offered to a Specified Party who is a Director or Officer if such business opportunity is expressly offered for the Company or its Subsidiaries to such person solely in his or her capacity as a Director or Officer (a “Company Opportunity”); provided, however, that all of the protections of this Bye-law 57 shall otherwise apply to the Specified Parties with respect to such Company Opportunity, including the ability of the Specified Parties to pursue or acquire such Company Opportunity, directly or indirectly, or to direct such Company Opportunity to another person, if and to the extent that the Company or the applicable Subsidiary of the Company, as applicable, determines not to pursue such Company Opportunity or if it is subsequently determined by the Board or any committee thereof (or board of directors or other governing body of such Subsidiary or any committee thereof), or by any court of competent jurisdiction, that the business opportunity was not in the line of business of the Company or such Subsidiary, as applicable, was not of material or practical advantage to the Company or such Subsidiary, as applicable, or was one that the Company or such Subsidiary, as applicable, was not financially capable of undertaking. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein or otherwise, to the fullest extent permitted by Applicable Law, the Company, on behalf of itself and its Subsidiaries, other than its Insurance Subsidiaries, hereby waives and renounces any right, interest or expectancy of the Company or its Subsidiaries to participate in or be offered an opportunity to participate in any business or business opportunity of any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), except to the extent such right, interest or expectancy is expressly granted to the Company or any of its Subsidiaries under a binding agreement between or among the Company and/or its Subsidiaries, on the one hand, and any member of the Apollo Group or its Affiliates (other than the Company and its Subsidiaries), on the other hand.

57.2
No amendment, modification or repeal of this Bye-law 57 or any provision hereof or, to the fullest extent permitted by Applicable Law, any modification of Applicable Law, shall in any manner terminate, reduce or impair the right of any Person under and in accordance with the provisions of this Bye-law 57 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

57.3
This Bye-law 57 shall not limit any protections or defenses available to, or indemnification or advancement rights of, any Specified Party under any agreement, these Bye-laws, vote of the Board, Applicable Law or otherwise.

57.4	Any Person purchasing or otherwise acquiring any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 57.

57.5
Notwithstanding anything to the contrary herein, under no circumstances shall the provisions of this Bye-law 57 (other than this Bye-law 57.5) apply to (or result in or be deemed to result in a limitation or elimination of) any duty (contractual, fiduciary or otherwise, whether at law or in equity) owed by any Specified Party who is also an Officer, employee or agent of the Company, or any director, officer, employee or agent of any of its Subsidiaries (other than any such Specified Party who is also an officer, director, employee, managing director, general or limited partner, manager, member, shareholder, agent or other Affiliate of any member of the Apollo Group or of any Affiliate of any member of the Apollo Group (other than the Company and its Subsidiaries)), and any business opportunity waived or renounced by any Person pursuant to such other provisions of this Bye-law 57 shall be expressly reserved and maintained (and shall not be waived or renounced) by such Person as to any such Specified Party.

57.6
This Bye-law 57 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by the Board and at least 50% of the Total Voting Power (which, for the avoidance of doubt will take into account the application of Bye-law 4.3).

MEETINGS OF THE BOARD OF DIRECTORS

58.	Board Meetings
The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes cast the resolution shall fail.

59.	Notice of Board Meetings
Upon the requisition of (i) the Chairman or Vice Chairman of the Board, (ii) a majority of the Directors, (iii) the Chief Executive Officer of the Company or (iv) a majority of the Independent Directors, the Secretary shall summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

60.	Electronic Participation in Meetings
Subject to Applicable Law, Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

61.	Quorum at Board Meetings
The quorum necessary for the transaction of business at a meeting of the Board shall be two (2) Directors; provided, that at any meeting where only two (2) Directors are in attendance any Board action taken at such meeting must be approved unanimously.

62.	Board to Continue in the Event of Vacancy
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

63.	Chairman to Preside
Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.

64.	Written Consent
A written consent signed by all the Directors, which may be in counterparts, shall be as valid as if a resolution in respect thereof had been passed at a meeting of the Board duly called and constituted, such written consent to be effective on the date on which the last Director signs such written consent.

65.	Validity of Prior Acts of the Board
No regulation or alteration to these Bye-laws made by the Company in a general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
CONFLICTS

66.	Resolution of Conflicts

For so long as the Controlled Shares of the Apollo Group (excluding, for the purpose of this definition, any Persons identified in clauses (v) of the definition of “Apollo Group”) constitute at least seven and one-half percent (7.5%) of the Total Voting Power, none of the Company or any of its Subsidiaries shall enter into or amend any contract or agreement with a member of the Apollo Group, unless such contract or agreement or amendment is:

(a)
fair and reasonable to the Company and its Subsidiaries, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable or advantageous to the Company and its Subsidiaries); or

(b)	entered into on an arm’s-length basis; or

(c)	approved by a majority of the disinterested Directors; or

(d)	approved by the holders of a majority of the issued and outstanding Class A Common Shares that are not held by members of the Apollo Group; or

(e)	approved by the Conflicts Committee in accordance with its charter and guidelines as they may be amended from time to time.
Notwithstanding the above, all Apollo Conflicts, as defined in the charter of the Conflicts Committee, shall be approved by the Conflicts Committee unless such conflict is specifically exempted from approval in accordance with the Conflicts Committee charter and guidelines as they may be amended from time to time.

67.	Conflicts Committee

67.1	The Board shall constitute a committee comprised solely of Directors who are not general partners, directors, managers, officers or employees of the Apollo Group (the “Conflicts Committee”).

67.2
The Conflicts Committee shall consist of up to five (5) individuals designated by the Board. The Conflicts Committee shall have a chairman, who shall be designated by the Board or, if the Board so delegates, by the Conflicts Committee. The vote necessary to approve any action at a meeting of the Conflicts Committee shall be a majority of the entire Conflicts Committee.

67.3
The Conflicts Committee may meet in person, by telephone or video conference call or in any other manner in which the Board is permitted to meet under Applicable Law and may also take action by written consent of the number and identity of Conflicts Committee members who have not less than the minimum number of votes that would be necessary to take such action at a meeting at which all Conflicts Committee members entitled to vote were present and voted.

67.4	The Conflicts Committee, upon the affirmative vote of a majority of the entire Committee, shall have the authority to engage consultants to assist in the evaluation of conflicts matters.

It shall have the sole authority to retain and terminate any such consultants, including sole authority to approve the consultants’ fees and other retention terms; provided, that fees and expenses incurred in connection with the engagement of any such consultant are reasonable.

CORPORATE RECORDS

68.	Minutes
The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Shareholders, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

69.	Place Where Corporate Records Kept
Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Registered Office of the Company.

70.	Form and Use of Seal

70.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

70.2
A seal may, but need not, be affixed to any deed, instrument, share certificate or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

70.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
ACCOUNTS

71.	Books of Account

71.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

71.2
Such records of account shall be kept at the principal place of business of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

72.	Financial Year End
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.
AUDITS

73.	Annual Audit
Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

74.	Appointment of Auditor

74.1
Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Shareholders shall be appointed by them as Auditor of the accounts of the Company.

74.2	The Auditor may be a Shareholder but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

75.	Remuneration of Auditor
Save in the case of an Auditor appointed pursuant to Bye-law 80, the remuneration of the Auditor shall be fixed by the Company in a general meeting or in such manner as the Shareholders may determine. In the case of an Auditor appointed pursuant to Bye-law 80, the remuneration of the Auditor shall be fixed by the Board.

76.	Duties of Auditor

76.1
The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

76.2
The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

77.	Access to Records
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

78.	Financial Statements
Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Shareholders in a general meeting.

79.	Distribution of Auditor’s Report
The report of the Auditor shall be submitted to the Shareholders in a general meeting.

80.	Vacancy in the Office of Auditor
The Board may fill any casual vacancy in the office of the Auditor.
VOLUNTARY WINDING-UP AND DISSOLUTION

81.	Winding-Up
Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.6 to the contrary, if the Company shall be wound up the liquidator may, with the sanction of a Resolution, divide amongst the Shareholders in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. Subject to Bye-law 4 and any agreement contemplated by Bye-law 1.6 to the contrary, the liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION; EXCLUSIVE JURISDICTION

82.	Changes to Bye-laws
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a Resolution; provided, that any such action that would materially, adversely and disproportionately affect the rights, obligations, powers or preferences of any class of shares without similarly affecting the rights, obligations, powers or preferences of all classes of shares shall require a vote of the majority of the issued and outstanding shares constituting such class so affected.

83.	Changes to the Memorandum of Association
No alteration or amendment to the Memorandum of Association may be made save in accordance with the Act and until same has been approved by a resolution of the Board and by a Resolution.

84.	Exclusive Jurisdiction
In the event that any dispute arises concerning the Act or out of or in connection with these Bye-laws, including any question regarding the existence and scope of any Bye-law and/or whether there has been any breach of the Act or these Bye-laws by an Officer or Director (whether or not such a claim is brought in the name of a Shareholder or in the name of the Company), any such dispute shall be subject to the exclusive jurisdiction of the Supreme Court of Bermuda.

85.	Discontinuance
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.
CERTAIN MATTERS RELATING TO SUBSIDIARIES

86.	Voting of Subsidiary Shares

86.1
Notwithstanding any other provision of these Bye-laws to the contrary (but subject to Bye-law 86.2 and Bye-law 86.3), if the Company, in its capacity as a shareholder of any Subsidiary of the Company, has the right to vote at a general meeting or special meeting of such Subsidiary (whether in person or by its attorney-in-fact or proxy) (or by written resolution in lieu of a general meeting or special meeting), and the subject matter of the vote is (a) the appointment, removal or remuneration of directors of a non-U.S. Subsidiary of the Company or (b) any other subject matter with respect to a non-U.S. Subsidiary that legally requires the approval of the shareholders of such non-U.S. Subsidiary, the Board shall refer the subject matter of the vote to the Shareholders and seek authority from the Shareholders entitled to vote for the Board for the Company’s corporate representative or proxy to vote with respect to the resolution proposed by such Subsidiary. The Board shall cause the Company’s corporate representative or proxy to vote the Company’s shares in such Subsidiary pro rata to the votes received at the general meeting of the Company, with votes for or against the directing resolution being taken, respectively, as an instruction for the Company’s corporate representative or proxy to vote the appropriate proportion of its share for and the appropriate proportion of its shares against the resolution proposed by such Subsidiary. For the avoidance of doubt, for purposes of this Bye-law 86 and Bye-law 87, the term “non-U.S. Subsidiary” shall mean a Subsidiary that is treated as a non-U.S. person for U.S. federal income tax purposes. The Board shall have authority to resolve any ambiguity in this Bye-law 86 or Bye-law 87. All votes referred to the Company’s Shareholders pursuant to this Bye-law 86.1 shall give effect to and otherwise be subject to the voting power restrictions of Bye-law 4.3.

86.2
If the Board in its discretion, determines that the application of Bye-law 86.1(b) with respect to a particular vote is not necessary to achieve the purposes of this Bye-law 86, it may waive the application of Bye-law 86.1(b) with respect to such vote.

86.3
Notwithstanding any provision in these Bye-laws to the contrary, this Bye-law 86 shall only apply if and when applicable pursuant to Bye-law 4.3(a)(ii). Further, from and after the Restriction Termination Date, the provisions of this Bye-law 86 shall be inoperative and of no further force or effect.

87.	Bye-laws or Articles of Association of Certain Subsidiaries

87.1
The Board shall require that the Bye-laws or Articles of Association or similar organizational documents of each non-U.S. Subsidiary of the Company shall contain provisions substantially similar to Bye-law 86.1, Bye-law 86.3 and Bye-law 87. The Company shall enter into agreements, as and when determined by the Board, with each such non-U.S. Subsidiary, only if and to the extent reasonably necessary and permitted under Applicable Law, to effectuate or implement this Bye-law.

87.2	From and after the Restriction Termination Date, the provisions of this Bye-law 87 shall be inoperative and of no further force or effect.

88.	Termination of IMAs

88.1
Except as set forth in Bye-law 88.2, the Company shall not, and shall cause each Subsidiary of the Company not to, elect to terminate the IMA or any other investment advisory or investment management agreement by and between the Company or any of its Subsidiaries and a member of the Apollo Group (a “New IMA”) (a) on any date other than June 4, 2023 or any two (2)-year anniversary of such date (each, an “IMA Termination Election Date”) and (b) unless it has provided written notice to ISG or the member of the Apollo Group that is a party to such New IMA, as applicable, of such termination at least thirty (30) days, but not more than ninety (90) days, prior to the applicable IMA Termination Election Date (an “IMA Termination Notice”); provided, that (i) the IMA or any New IMA may only be terminated by the Company or a Subsidiary of the Company with the approval of at least two-thirds (2/3) of the Independent Directors in accordance with the immediately following sentence (an IMA Termination Notice delivered with such approval and in accordance with Bye-law

88.1(a) and (b), a “Valid IMA Termination Notice”) and (ii) notwithstanding any such election to terminate or delivery of a Valid IMA Termination Notice, no such termination shall be effective on any date earlier than the second annual anniversary of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Notwithstanding anything to the contrary contained in this Bye-law 88.1, the Board shall not approve any election to terminate the IMA or any New IMA on any IMA Termination Election Date pursuant to this Bye-law 88.1 unless at least two-thirds (2/3) of the Independent Directors agree that an event described in clause (iii) or (iv) of the definition of AHL Cause occurred with respect to the IMA or such New IMA, as applicable. If the Company and/or applicable Subsidiary of the Company does not provide a Valid IMA Termination Notice with respect to an IMA Termination Election Date, then the Company or such Subsidiary may only elect to terminate such IMA or New IMA under this Bye-law 88.1 on the next IMA Termination Election Date, and neither the Company nor any Subsidiary of the Company shall terminate any such IMA or New IMA in accordance with this Bye-law 88.1 without providing a Valid IMA Termination Notice. Furthermore, beginning on June 4, 2019, the IMA and any New IMA shall be subject to an initial term of four (4) years from such date; provided that, on each IMA Termination Election Date after June 4, 2019, beginning with the IMA Termination Election Date on June 4, 2023, to the extent no Valid IMA Termination Notice has been delivered in accordance with this Bye-law 88.1 with respect to the IMA or any New IMA, the term of the IMA and each such New IMA shall be extended automatically without any further action or obligation by any persons (including, without limitation, the parties thereto or hereto) for a period of two (2) additional years; provided, further that, if a Valid IMA Termination Notice has been previously delivered in accordance with this Bye-law 88.1 and has not been rescinded prior to the applicable IMA Termination Effective Date, this sentence shall no longer be of any force or effect with respect to the IMA or such New IMA that is the subject of such delivered Valid IMA Termination Notice and the term of the IMA or such New IMA subject to such Valid IMA Termination Notice shall continue through the end of the IMA Remediation Period. Notwithstanding anything to the contrary, the term of any IMA or New IMA shall be extended for the IMA Remediation Period.

88.2
Notwithstanding anything to the contrary in Bye-law 88.1, the Company and/or the applicable Subsidiary of the Company may terminate the IMA or any New IMA upon the occurrence of an event described in clause (i) or (ii) of the definition of AHL Cause with respect to the IMA or such New IMA, as applicable; provided, that any termination of the IMA or any New IMA by the Company or Subsidiary of the Company, as applicable, for such AHL Cause shall require the approval of at least two-thirds (2/3) of the Independent Directors and the delivery of written notice to ISG or such member of the Apollo Group that is a party to such New IMA, as applicable, of such termination for such AHL Cause at least thirty (30) days prior to the effective date of such termination; provided, further, that in each case ISG or the member of the Apollo Group that is a party to the applicable IMA or New IMA, as applicable, shall have the right to dispute such determination of the Independent Directors within thirty (30) days after receiving notice from the Company of such determination, in which case the parties to such IMA or New IMA, as applicable, shall submit the question as to whether the conditions of AHL Cause have been met to binding arbitration in accordance with Section 12 of the seventh amended and restated fee agreement dated June 10, 2019 between the Company and ISG, as amended from time to time (the “Fee Agreement”), and such IMA or New IMA, as applicable, shall continue to remain in effect during the period of the arbitration.

88.3
For the avoidance of doubt, subject in all respects to the other provisions of this Bye-law 88 and the definition of AHL Cause, any termination of the IMA or any New IMA by the Company and/or any Subsidiary of the Company shall require the approval of at least two-thirds (2/3) of the Independent Directors. Notwithstanding anything to the contrary herein, for purposes of this Bye-law 88 and the definition of AHL Cause, (x) no officer or employee of the Company or any of its Subsidiaries shall constitute an Independent Director and (y) no officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of Apollo Group or (2) Apollo Global Management, Inc. or any of its Subsidiaries (excluding any Subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by Apollo Global Management, Inc. or by one or more of its Subsidiaries or (B) a managed account agreement (or similar arrangement) whereby Apollo Global Management, Inc. or one or more of its Subsidiaries serves as general partner, managing member or in a similar governing position) shall constitute an Independent Director.

88.4
This Bye-law 88 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by at least two-thirds (2/3) of the Independent Directors and at least 50% of the Total Voting Power (which, for the avoidance of doubt will take into account the application of Bye-law 4.3).

AHL Cause means, (i) with respect to the IMA, a material violation of Applicable Law relating to ISG’s advisory business, and with respect to a New IMA, a material violation of Applicable Law relating to the advisory business of the member of the Apollo Group that is a party to such New IMA, in each case that is materially detrimental to the Company, (ii) the gross negligence, willful misconduct or reckless disregard of any of the obligations of ISG under the IMA or the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, that is materially detrimental to the Company, (iii) the unsatisfactory long term performance of ISG under the IMA, or the member of the Apollo Group that is a party to the applicable New IMA under such a New IMA, as applicable, that is materially detrimental to the Company, as determined in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith or (iv) a determination in the sole discretion of at least two-

thirds (2/3) of the Independent Directors, acting in good faith, that the fees charged by ISG under the IMA, or by the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, in each case, taking into account, without duplication, the Fee Agreement, are unfair and excessive compared to a Comparable Asset Manager, provided, however, in the case of clauses (iii) and (iv), the Independent Directors shall deliver written notice of such finding to ISG or such other member of the Apollo Group, as applicable, and ISG or such other member of the Apollo Group, as applicable, shall have until the applicable IMA Termination Effective Date to address the Independent Directors’ concerns and; provided further, that in the case of clause (iv), ISG or such other member of the Apollo Group, as applicable, shall have a right to lower its fees to match a Comparable Asset Manager. If ISG or such member of the Apollo Group has addressed the Independent Directors’ concerns (with the assessment of whether the Independent Directors’ concerns have been addressed being rendered thereby in good faith with the approval of at least two-thirds (2/3) of the Independent Directors) or, if applicable, lowered its fees to match a Comparable Asset Manager, then the applicable IMA Termination Notice shall be deemed rescinded and of no further force or effect. For the avoidance of doubt, the occurrence of an event constituting AHL Cause under the IMA shall not constitute an event of AHL Cause under any New IMA and vice versa, unless such event of AHL Cause shall be separately established thereunder.
IMA Remediation Period means, with respect to any Valid IMA Termination Notice, the period between the applicable IMA Termination Election Date and the applicable IMA Termination Effective Date.

Schedule 1
Related Party Insurance
Athene Holding Ltd. Insurance Subsidiaries:

1.	Athene Life Re Ltd.

2.	Athene Annuity & Life Assurance Company

3.	Athene Life Insurance Company of New York

4.	Athene Annuity & Life Assurance Company of New York

5.	Structured Annuity Reinsurance Company

6.	Athene Annuity and Life Company

7.	Athene Re USA IV, Inc.

8.	Athene Annuity Re Ltd.

9.	Athene Life Re International Ltd.

10.	Athene Co-Invest Reinsurance Affiliate 1A

11.	Athene Co-Invest Reinsurance Affiliate 1B
Current Ceding Companies:

1.	Western United Life Assurance Company

2.	American Equity Investment Life Insurance Company

3.	American Pioneer Life Insurance Company

4.	American Progressive Life and Health Insurance Company of New York

5.	Nassau Life Insurance Company of Texas (formerly known as Constitution Life Insurance Company)

6.	Union Bankers Life Insurance Company

7.	Pennsylvania Life Insurance Company (merged into Nassau Life Insurance Company of Texas)

8.	The Pyramid Life Insurance Company

9.	Jefferson National Life Insurance Company

10.	Athene Annuity & Life Assurance Company

11.	Continental Assurance Company

12.	Reassure America Life Insurance Company

13.	Eagle Life Insurance Company

14.	Liberty Bankers Life Insurance Company

15.	Athene Annuity & Life Assurance Company of New York

16.	Athene Annuity and Life Company

17.	Structured Annuity Reinsurance Company

18.	Transamerica Life Insurance Company

19.	Midland National Life Insurance Company

20.	North American Company for Life and Health Insurance

21.	Athene Re USA IV, Inc.

22.	Sentinel Security Life Insurance Company

23.	Athene Life Insurance Company of New York

24.	Royal Neighbors of America

25.	Fidelity Security Life Insurance Company

26.	The Lincoln National Life Insurance Company

27.	Massachusetts Mutual Life Insurance Company

28.	Brighthouse Life Insurance Company

29.	Brighthouse Life Insurance Company of NY

30.	Life Insurance Company of the Southwest

31.	Voya Insurance and Annuity Company

32.	Reliastar Life Insurance Company

33.	Athora Lebensvericherung AG

Exhibit G
Specified Entities

1.	Athora Holding Ltd. and its Subsidiaries

2.	VA Capital Company LLC and its Subsidiaries.